As filed with the Securities and Exchange Commission on April 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	3690	85-1873463
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

12915 Old Virginia Road

Reno, Nevada 89521

(775) 622-3448

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Denis Phares

Chief Executive Officer

Dragonfly Energy Holdings Corp.

12915 Old Virginia Road

Reno, Nevada 89521

(775) 622-3488

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Steven M. Skolnick

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholder may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated April 4, 2025

36,901,132 Shares of Common Stock

This prospectus relates to the resale or other disposition by the selling stockholder identified herein (the “Selling Stockholder”) of up to 36,901,132 shares of common stock, par value $0.0001 per share, of Dragonfly Energy Holdings Corp. (the “Company,” “we,” “our” or “us”) issuable upon the conversion of our Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), including (i) up to 4,811,321 shares of common stock issuable upon the conversion of our Series A Preferred Stock issued to the Selling Stockholder on February 27, 2025 in the first closing of our private placement (the “Private Placement”), based on the floor price of $0.424, (ii) up to 27,000,000 shares of common stock issuable upon the conversion of our Series A Preferred Stock to be issued to the Selling Stockholder in the second closing of the Private Placement that will occur automatically upon receipt of Stockholder Approval (as hereinafter defined) and the effectiveness of the registration statement of which this prospectus forms a part, based on an assumed floor price of $0.20 and (iii) up to 5,089,811 shares of common stock potentially issuable upon conversion of additional shares of Series A Preferred Stock to be issued as payment-in-kind dividends (the “PIK Dividends”) on the Series A Preferred Stock issued or to be issued in Private Placement, based on the floor prices above, assuming that such dividends are not paid in cash per the terms of the Series A Preferred Stock. For additional information about the Private Placement, see “Private Placement” beginning on page 32 of this prospectus.

The Selling Stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in its shares of common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any proceeds from the resale or other disposition of the shares of common stock by the Selling Stockholder. See “Use of Proceeds” beginning on page 34 and “Plan of Distribution” beginning on page 101 of this prospectus for more information.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “DFLI” and our public warrants (the “Public Warrants”) are currently listed on the Nasdaq Capital Market under the symbol “DFLIW.” As of April 3, 2025, the closing price of our common stock was $0.77 and the closing price of our Public Warrants was $0.03.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

You should read this prospectus carefully, together with additional information described under the heading “Where You Can Find More Information,” before you invest in any of our securities.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025

ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement, together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus contains certain market data and industry statistics and forecasts that are based on studies sponsored by us, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” and any related terms refer to Dragonfly Energy Holdings Corp. and its consolidated subsidiaries.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, liquidity, future revenue, projected expenses, results of operations, expectations concerning the timing and our ability to commence and subsequently report data from planned non-clinical studies and clinical trials, prospects, plans and objectives of management are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in this prospectus. These factors include, but are not limited to:

●	our ability to service our outstanding indebtedness and comply with the financial covenants in our loan agreement, the failure of which could allow our lenders to accelerate payment under our loan agreement, which would have a material adverse effect on our ability to operate and could require us, among other things, to reduce operations, sell off our assets, seek the protection of bankruptcy courts or shut down our operations and dissolve;
●	our ability to raise additional capital to fund our operations;
●	our ability to successfully increase market penetration into target markets;
●	our ability to cure any listing deficiencies and maintain the listing of our common stock and Public Warrants on the Nasdaq Capital Market;
●	the addressable markets that we intend to target do not grow as expected;
●	the potential for events or circumstances that result in our failure to timely achieve the anticipated benefits of our customer arrangements with THOR Industries and its affiliate brands (including Keystone RV Company (“Keystone”)), including Keystone’s decision in July 2023, that, due to weaker demand for its products and its subsequent focus on reducing costs, it would no longer install our storage solutions as standard equipment, but rather return to offering those solutions as an option to dealers and consumers;
●	our ability to generate revenue from future product sales in our existing markets or new markets that we enter, including the trucking and industrials markets, and our ability to achieve and maintain profitability;
●	the potential impact of the conversion and the terms of our outstanding Series A Preferred Stock on the market price of our common stock;
●	the loss of any members of our senior management team or other key personnel;
●	the loss of any relationships with key suppliers, including suppliers in China;
●	the loss of any relationships with key customers;
●	our ability to protect our patents and other intellectual property;
●	our ability to engage target customers and successfully retain these customers for future orders;
●	the failure to successfully optimize solid-state cells or to produce commercially viable solid-state cells in a timely manner or at all, or to scale to mass production;
●	the failure to produce lithium battery cells in the United States in a timely manner or at all, or to scale to mass production;
●	the failure to timely achieve the anticipated benefits of our recent licensing arrangement with Stryten Energy LLC;
●	changes in applicable laws or regulations, including changes in the rates of tariffs or any adjustments to the amounts payable by us to customs as a result of improperly identifying the applicable tariff rate payable on our products;
●	the possibility that we may be adversely affected by other economic, business and/or competitive factors (including an economic slowdown or inflationary pressures);
●	our ability to sell the desired amounts of shares of common stock at desired prices under our committed equity facility;
●	the accuracy of our projections and estimates regarding our expenses, capital requirements, cash utilization, and need for additional financing;
●	developments relating to our competitors and our industry;
●	the reliance on two suppliers for our lithium iron phosphate cells and a single supplier for the manufacture of our battery management system;
●	our current dependence on one manufacturing facility; and
●	the potential impact of global and macroeconomic conditions, including economic, political and social instability, including the Russia-Ukraine conflict and Hamas’ attack on Israel, and their effects on our operations.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should also read carefully the factors described in the “Risk Factors” section of this prospectus, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” sections in this prospectus.

The Company

We are a manufacturer of non-toxic deep cycle lithium-ion batteries that are designed to displace lead acid batteries in a number of different storage applications and end markets including recreational vehicle (“RV”), marine vessel, and solar, oil and gas and off-grid industries, with disruptive solid-state cell technology currently under development. We believe that the innovative design of our lithium-ion batteries is ideally suited for the demands of modern customers who rely on consumer electronics, connected devices and smart appliances that require continuous, reliable electricity, regardless of location.

We currently offer several lines of batteries across our “Battle Born” and “Dragonfly” brands, each differentiated by size, power and capacity, consisting of seven different models, four of which come with a heated option. We primarily sell “Battle Born” branded batteries directly to consumers (“DTC”) and “Dragonfly” branded batteries to original equipment manufacturers (“OEMs”). Our RV OEM customers currently include Keystone, THOR Industries, Airstream, and REV, and we are in ongoing discussions with a number of additional RV OEMs to further increase adoption of our products.

To supplement our battery offerings, we are also a reseller of accessories for battery systems. These include chargers, inverters, monitors, controllers and other system accessories from brands such as Victron Energy, Progressive Dynamics, Magnum Energy and Sterling Power. In April 2022, we also acquired the assets, including the Wakespeed Offshore brand (“Wakespeed”) of Thomason Jones, allowing us to include our own alternator regulator in systems that we sell.

In addition, we have successfully developed innovative manufacturing processes for dry-electrode manufacturing of lithium-ion cells, and continue development efforts relating to next-generation solid-state technology. Since our inception, we have built a comprehensive patent portfolio around our proprietary dry electrode battery manufacturing process, which eliminates the use of harmful solvents and energy-intensive drying ovens compared to traditional methods. This translates to significant environmental and cost benefits, including reduced energy consumption, smaller space requirements, and a lower carbon footprint.

Moreover, our solid-state technology in development removes the need for a liquid electrolyte, thereby addressing safety concerns related to flammability. Our unique competitive edge lies in the combination of solid-state technology with its scalable dry-electrode manufacturing process. This enables the rapid production of cells having an intercalation anode (like graphite or silicon), unlike many competitors reliant on less stable lithium metal anodes. We believe this design offers superior cyclability and safety, serving as a key differentiator in the energy storage market. Furthermore, internal production of both conventional and solid-state cells streamlines our supply chain and enables vertical integration, ultimately driving down production costs. In October 2023, we announced the successful dry deposition of anode and cathode electrodes at scale using our patented battery manufacturing process. We are currently producing sample cells for prospective customers across a variety of chemistries and end-markets and expect to begin scaling production during 2025. In addition, we are currently exploring opportunities within North America as part of our efforts to build a cell manufacturing facility.

The mailing address of our principal executive office is 12915 Old Virginia Road, Reno, Nevada 89521, and our telephone number is (775) 622-3448.

For more information about us, see the sections entitled “Our Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) ending December 31, 2026, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

2

Risk Factors Summary

You should consider all the information contained in this prospectus before making a decision to invest in our common stock or warrants. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 6. Such risks include, but are not limited to, the following risks:

Risks Related to Our Existing Lithium-Ion Battery Operations

●	Our business and future growth depends on the needs and success of our customers.
●	We operate in a competitive industry. We expect that the level of competition will increase and the nature of our competitors will change as we develop new lithium iron phosphate (“LFP”) battery products for, and enter into, new markets, and as the competitive landscape evolves.
●	We may not succeed in our medium- and long-term strategy of entering into new end markets for LFP batteries and our success depends, in part, on our ability to successfully develop and manufacture new products for, and acquire customers in, these new markets and successfully grow our operations and production capabilities (including, in time, our ability to manufacture solid-state cells in-house).
●	We currently rely on two suppliers to provide our LFP cells and a single supplier for the manufacture of our battery management system. Any disruption in the operations of these key suppliers could adversely affect our business and results of operations.
●	We are currently, and likely will continue to be, dependent on a single manufacturing facility until the construction of our new facility is completed, if at all. If our facility becomes inoperable for any reason, or our automation and expansion plans do not yield the desired effects, our ability to produce our products could be negatively impacted.

Risks Related to Our Solid-State Technology Development

●	We face significant engineering challenges in our attempts to develop and manufacture solid-state battery cells and these efforts may be delayed or fail which could negatively impact our business.
●	We expect to make significant investments in our continued research and development of solid-state battery technology development, and we may be unable to adequately control the costs associated with manufacturing our solid-state battery cells.
●	If our solid-state batteries fail to perform as expected, our ability to further develop, market and sell our solid-state batteries could be harmed.

Risks Related to Supply chain and Third-Party Vendors

●	We rely on components and other inputs that are sourced from a variety of domestic and international vendors.
●	We rely on long-term relationships with our suppliers but have not significant long-term contracts with such suppliers.
●	Our future success will depend in large measure upon our ability to maintain our existing supplier relationships and/or develop new ones.
●	This reliance exposes us to the risk of inadequate and untimely supplies of various products due to political, economic, social, health, or environmental conditions, transportation delays, or changes in laws and regulations affecting distribution.
●	Our vendors may be forced to reduce their production, shut down their operations or file for bankruptcy protection, which could make it difficult for us to serve the market needs and could have a material adverse effect on our business.

Risks Related to Intellectual Property

●	We rely heavily upon our intellectual property portfolio. If we are unable to protect our intellectual property rights, our business and competitive position would be harmed.
●	We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial costs.

3

General Risk Factors

●	The uncertainty in global and macroeconomic conditions, including economic, political and socials instability, could reduce consumer spending and disrupt our supply chain which could negatively affect our results of operations.
●	The loss of one or more members of our senior management team, other key personnel or our failure to attract additional qualified personnel may adversely affect our business and our ability to achieve our anticipated level of growth.
●	If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of customer service, or adequately address competitive challenges.
●	Changes in applicable laws or regulations could impact our operations, including changes in the rates of tariffs or any adjustments to the amounts payable by us to customs as a result of improperly identifying the applicable tariff rate payable on our products.

Risks Related to Being a Public Company

●	We will continue to incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and operating results.
●	Our management team has limited experience managing a public company.

Risks Related to Our Financial Position and Capital Requirements related our ability to continue as a going concern

●	We, as well as our independent registered public accounting firm, have expressed substantial doubt about our ability to continue as a going concern.
●	Our business is capital intensive, and we may not be able to raise additional capital on attractive terms, if at all. Any further indebtedness we incur may limit our operational flexibility in the future.
●	Our ability to service our outstanding indebtedness and comply with the financial covenants in our loan agreement, the failure of which could allow our lenders to accelerate payment under our loan agreement, which would have a material adverse effect on our ability to operate and could require us, among other things, to reduce operations, sell off our assets, seek the protection of bankruptcy courts or shut down our operations and dissolve.
●	Restrictions imposed by our outstanding indebtedness and any future indebtedness may limit our ability to operate our business and to finance our future operations or capital needs or to engage in acquisitions or other business activities necessary to achieve growth.

Risks Related to Ownership of Our Common Stock

●	If we are unable to correct any deficiencies or meet the Nasdaq Stock Market continued listing standards, including the market value of listed securities, our common stock and Public Warrants may be delisted from the Nasdaq Stock Market;
●	We have Series A Preferred Stock outstanding which securities have certain rights and provisions that could impact our ability to complete certain transactions and could impact the market price of our common stock.
●	Future issuances of debt securities and equity securities may adversely affect us and may be dilutive to existing stockholders.
●	We may issue additional shares of our common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

4

THE OFFERING

Common stock offered by the Selling Stockholder	36,901,132 shares consisting of:

● Up to 4,811,321 shares of common stock issuable upon the conversion of our Series A Preferred Stock issued to the Selling Stockholder on February 27, 2025 in the first closing of the Private Placement, based on the floor price of $0.424;

● Up to 27,000,000 shares of common stock issuable upon the conversion of our Series A Preferred Stock to be issued to the Selling Stockholder in the second closing of the Private Placement that will occur automatically upon receipt of such approval as may be required from the stockholders of the Company pursuant to the rules of Nasdaq (the “Stockholder Approval”) and the effectiveness of the registration statement of which this prospectus forms a part, based on an assumed floor price of $0.20; and

● Up to 5,089,811 shares of common stock potentially issuable upon conversion of additional shares of Series A Preferred Stock to be issued as PIK Dividends on the Series A Preferred Stock issued or to be issued in Private Placement, assuming that such cash dividends are not paid in cash per the terms of the Series A Preferred Stock.

Common stock outstanding immediately before this offering	7,589,642 shares.

Common stock outstanding immediately after this offering	44,490,774, assuming full conversion of the Series A Preferred Stock issued or to be issued in the Private Placement at the applicable floor price or assumed floor price.

Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of our common stock covered hereby by the Selling Stockholder.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

Nasdaq listing symbol	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “DFLI” and our Public Warrants are currently listed on the Nasdaq Capital Market under the symbol “DFLIW.”

The number of shares of common stock to be outstanding after this offering is based on 7,589,642 shares outstanding as of March 27, 2025, and does not include, as of such date:

●	2,777,778 shares of common stock reserved for issuance in the event of certain milestones in connection with the Business Combination (as hereinafter defined) ;
●	1,046,947 shares of common stock issuable upon exercise of Public Warrants outstanding as of March 27, 2025, with an exercise price of $103.50 per share;
●	166,821 shares of common stock issuable upon exercise of Private Warrants (as hereinafter defined) outstanding as of March 27, 2025, with an exercise price of $103.50 per share;
●	1,300,240 shares of common stock issuable upon exercise of warrants outstanding as of March 27, 2025, with a weighted average exercise price of $18.22 per share;
●	1,061,685 shares of common stock issuable upon exercise of Penny Warrants (as hereinafter defined) outstanding as of March 27, 2025, with an exercise price of $0.09 per share;
●	680,476 shares of common stock issuable upon exercise of Penny Warrants outstanding as of March 27, 2025, with an exercise price of $0.01 per share;
●	161,939 shares of common stock underlying outstanding options as of March 27, 2025, with a weighted average exercise price of $25.66 per share; and
●	410,704 shares of common stock underlying outstanding restricted stock units as of March 27, 2025.

The above also does not include shares of common stock underlying the outstanding shares of Series A Preferred Stock and Private Placement Warrants (as hereinafter defined) as of March 27, 2025. Unless otherwise indicated, this prospectus reflects and assumes no issuances or exercises of any other outstanding shares, options or warrants after March 27, 2025.

5

RISK FACTORS

Investment in our securities involves risk. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statement.” Please see the section entitled “Where You Can Find More Information” in this prospectus. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Our Existing Lithium-Ion Battery Operations

Our business and future growth depends on the needs and success of our OEM’s and similar customers.

The demand for our products, including sales to OEMs, ultimately depends on consumers in our current end markets (primarily owners of RVs, marine vessels and off-grid residences). The performance and growth of these markets is impacted by numerous factors, including macro-economic conditions, consumer spending, travel restrictions, fuel costs and energy demands (including an increasing trend towards the use of green energy). Increases or decreases in these variables may significantly impact the demand for our products. If we fail to accurately predict demand, we may be unable to meet our customers’ needs, resulting in the loss of potential sales, or we may produce excess products, resulting in increased inventory and overcapacity in our production facilities, increasing our unit production cost and decreasing our operating margins.

An increasing proportion of our revenue has been and is expected to continue to be derived from sales to RV OEMs. Our RV OEM sales have been on a purchase order basis, without firm revenue commitments, and we expect that this will likely continue to be the case. For example, under our Supply Agreement with Keystone RV Company, or Keystone, the largest manufacturer of towable RVs in North America, Keystone has agreed to fulfill certain of its LFP battery requirements exclusively through us for at least one year, with automatic annual renewals. However, although in time we expect Keystone to be significant contributor to our projected growth in RV OEM battery sales, this arrangement may not deliver the anticipated benefits, as there are no firm purchase commitments, sales will continue to be made on a purchase order basis, Keystone is permitted to purchase other LFP batteries from third parties and this arrangement may not be renewed. In addition, in July 2022, we agreed to a strategic investment by THOR Industries, or THOR, which, among other things, contemplates a future, mutually agreed exclusive distribution agreement with THOR in North America. Although we expect that THOR will be a be significant contributor to our projected growth in RV OEM battery sales, this arrangement may not deliver the anticipated benefits and this distribution agreement may, in the future, preclude us from dealing with other large RV OEMs and their associated brands in North America or otherwise could negatively impact our relationships with those RV OEMs to whom we may be permitted to supply our batteries. In July 2023, we were notified by Keystone that, due to weaker demand for its products and their subsequent focus on reducing costs, it would no longer install our storage solutions as standard equipment, but rather return to offering those solutions as an option to dealers and consumers. While Keystone has not moved to a different solution or competitor, as a result in this change in strategy there was a material limiting effect on our revenue in 2023. Increased overall RV OEM sales in the future may not materialize as expected or at all and we may fail to achieve our targeted sales levels. Future RV OEM sales are subject to a number of risks and uncertainties, including the number of RVs that these OEMs manufacture and sell (which can be impacted by a variety of events including those disrupting our OEM customers’ operations due to supply chain disruptions or labor constraints); the degree to which our OEM customers incorporate/design-in our batteries into their RV product lines and renew our supply agreements; the extent to which RV owners, if applicable, opt to purchase our batteries upon initial purchase of their RV or in the aftermarket; and our continued ability to successfully develop and introduce reliable and cost-effective batteries meeting evolving industry standards and customer specifications and preferences. Our failure to adequately address any of these risks may result in lost sales which could have a material adverse effect on our business, financial condition and results of operations.

In addition, our near-term growth depends, in part, on the continued growth of the end markets in which we currently operate. Although the total addressable market for RVs, marine vessels and off-grid residences is estimated to reach $12 billion by 2025, these markets may not grow as expected or at all, and we may be unable to maintain existing customers and/or attract new customers in these markets. Our failure to maintain or expand our share of these growing markets could have a material adverse effect on our business, financial condition and results of operations.

6

We may not be able to engage target customers successfully and convert these customers into meaningful orders in the future.

Our success, and our ability to increase sales and operate profitably, depends on our ability to identify target customers and convert these customers into meaningful orders, as well as our continued development of existing customer relationships. Although we have developed a multi-pronged sales and marketing strategy to penetrate our end markets and reach a range of customers, this strategy may not continue to be effective in reaching or converting target customers into orders, or as we expand into additional markets. Recently, we have also dedicated more resources to developing relationships with certain key RV OEMs, such as Keystone, which we aim to convert into collaborations on custom designs and/or long-term contractual arrangements. We may be unable to convert these relationships into meaningful orders or renew these arrangements going forward, which may require us to expend additional cost and management resources to engage other target customers. However, in July 2023, we were notified by Keystone that, due to weaker demand for its products and their subsequent focus on reducing costs, it would no longer install our storage solutions as standard equipment, but rather return to offering those solutions as an option to dealers and consumers. While Keystone has not moved to a different solution or competitor, as a result in this change in strategy there was a material limiting effect on our revenue in 2023 and in 2024.

Our sales to any future or current customers may decrease for reasons outside our control, including loss of market share by customers to whom we supply products, reduced or delayed customer requirements, supply and/or manufacturing issues affecting production, reputational harm or continued price reductions. Furthermore, in order to attract and convert customers we must continue to develop batteries that address our current and future customers’ needs. Our failure to achieve any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We operate in a competitive industry. We expect that the level of competition will increase and the nature of our competitors will change as we develop new LFP battery products for, and enter into, new markets, and as the competitive landscape evolves. These competitive and other factors could result in lost potential sales and lower average selling prices and profitability for our products.

We compete with traditional lead-acid battery manufacturers and lithium-ion battery manufacturers, who primarily either import their products or components or manufacture products under a private label. As we continue to expand into new markets, develop new products and move towards production of our solid-state cells, we will experience competition with a wider range of companies. These include companies focused on solid-state cell production, vertically integrated energy companies and other technology-focused energy storage companies. We believe our main competitive advantage in displacing incumbent lead-acid batteries is that we produce a lighter, safer, higher performing, cost-effective battery with a longer lifespan. We believe our go-to-market strategy, established brands, proven reliability and relationships with OEMs and end consumers both (i) enable us to compete effectively against other battery manufacturers and (ii) position us favorably to expand into new addressable markets. However, OEM sales typically result in lower average selling prices and related margins, which could result in overall margin erosion, affect our growth or require us to raise our prices. As a result, we may be unable to maintain this competitive advantage given the rapidly developing nature of the industry in which we operate.

Our current competitors have, and future competitors may have, greater resources than we do. Our competitors may be able to devote greater resources to the development of their current and future technologies. These competitors may also be able to devote greater resources to sales and marketing efforts, affording them greater access to customers, and may be able to establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their competitive positioning. In addition, foreign producers may be able to employ labor at significantly lower costs than producers in the United States, expand their export capacity and increase their marketing presence in our major end markets. We expect actual and potential competitors to continue their efforts to develop alternative battery technologies and introduce new products with more desirable, attractive features. These new technologies and products may be introduced sooner than our offerings and could gain greater market acceptance. Although we believe we are a leader in developing solid-state battery technology (particularly for energy storage applications) new competitors may emerge, alternative approaches to solid-state battery technology may be developed and competitors may seek to market solid-state battery technologies better suited for other applications such as EV’s to our target markets.

7

Additional competitive and other factors may result in lost sales opportunities and declines in average sales prices and overall product profitability. These include rapidly evolving technologies, industry standards, economic conditions and end-customer preferences. Our failure to adapt to or address these factors as they arise could have a material adverse effect on our business, financial condition and results of operations.

We may not succeed in our medium- and long-term strategy of entering into new end markets for LFP batteries and our success depends, in part, on our ability to successfully develop and manufacture new products for, and acquire customers in, these new markets and successfully grow our operations and production capabilities (including, in time, our ability to manufacture solid-state cells in-house).

Our future success depends, in part, upon our ability to expand into additional end markets identified by us as opportunities for our LFP batteries. These markets include heavy-duty trucking, industrial solar integration, specialty and work vehicles, material handling, rail, and emergency and standby power in the medium term, and data centers, telecom and distributed on-grid storage in the longer term. Our ability to expand into these markets depends on a number of factors, including the continued growth of these markets, having sufficient capital to expand our product offerings (including in the longer term batteries incorporating, once developed, our solid-state cells) and manufacturing capacity, developing products adapted to customer needs and preferences in these markets, our successful expansion of our manufacturing capabilities in order to meet customer demand, our ability to identify and convert potential customers within these markets and our ability to attract and retain qualified personnel to assist in these efforts. Although we intend to devote resources and management time to understanding these new markets, we may face difficulties in understanding and accurately predicting the demographics, preferences and purchasing habits of customers and consumers in these markets. If we fail to execute on our growth strategies in accordance with our expectations, our sales growth would be limited to the growth of existing products and existing end markets, and this could have a material adverse effect on our business, financial condition and results of operations.

Further, if we are unable to manage the growth of our operations effectively to match the growth in sales, we may incur unexpected expenses and be unable to meet our customers’ requirements, which could materially adversely affect our business, financial condition and results of operations. A key component of our growth strategy is the expansion and automation of our manufacturing sales capacity to address expected growing product demand and to accommodate our production of solid-state cells at scale. We have experienced supply delays in obtaining the necessary components to implement our automated adhesive application systems, as well as our pilot production line for our solid-state cells, and we may continue to experience component shortages in the future, which may negatively impact our ability to achieve these aspects of our growth strategy on time or at all. The costs of our expansion and automation efforts may be greater than expected, and we may fail to achieve anticipated cost efficiencies, which could have a material adverse effect on our business, financial condition and results of operations. We must also attract, train and retain a significant number of skilled employees, including engineers, sales and marketing personnel, customer support personnel and management, and the availability of such personnel may be constrained. Failure to effectively manage our growth could also lead us to over-invest or under-invest in development and operations; result in weaknesses in our infrastructure, systems or controls; give rise to operational mistakes, financial losses, loss of productivity or business opportunities; and result in loss of employees and reduced productivity of remaining employees, any of which could have a material adverse effect on our business, financial condition and results of operations.

We currently rely on two suppliers to provide our LFP cells and a single supplier for the manufacture of our battery management system. Any disruption in the operations of these key suppliers could adversely affect our business and results of operations.

We currently rely on two carefully selected cell manufacturers located in China, and a single supplier, also located in China, to manufacture our proprietary battery management system, and we intend to continue to rely on these suppliers going forward.

8

Our dependence on a limited number of key third-party suppliers exposes us to challenges and risks in ensuring that we maintain adequate supplies required to produce our LFP batteries. Although we carefully manage our inventory and lead-times, we may experience a delay or disruption in our supply chain and/or our current suppliers may not continue to provide us with LFP cells or our battery management systems in our required quantities or to our required specifications and quality levels or at attractive prices. Our close working relationships with our China-based LFP cell suppliers to-date, reflected in our ability to increase our purchase order volumes (qualifying us for related volume-based discounts) and to order and receive delivery of cells in advance of required demand, has helped us moderate or offset increased supply-related costs associated with inflation, currency fluctuations and tariffs imposed on our battery cell imports by the U.S. government and avoid potential shipment delays. If we are unable to enter into or maintain commercial agreements with these suppliers on favorable terms, or if any of these suppliers experience unanticipated delays, disruptions or shutdowns or other difficulties ramping up their supply of products or materials to meet our requirements, our manufacturing operations and customer deliveries would be seriously impacted, potentially resulting in liquidated damages and harm to our customer relationships. Although we believe we could locate alternative suppliers to fulfill our needs, we may be unable to find a sufficient alternative supply in a reasonable time or on commercially reasonable terms.

Further, our dependence on these third-party suppliers entails additional risks, including:

●	inability, failure or unwillingness of third-party suppliers to comply with regulatory requirements;

●	breach of supply agreements by the third-party suppliers;

●	misappropriation or disclosure of our proprietary information, including our trade secrets and know-how;

●	relationships that third-party suppliers may have with others, which may include our competitors, and failure of third-party suppliers to adequately fulfill contractual duties, resulting in the need to enter into alternative arrangements, which may not be available, desirable or cost-effective; and

●	termination or nonrenewal of agreements by third-party suppliers at times that are costly or inconvenient for us.

We may not be able to accurately estimate future demand for our LFP batteries, and our failure to accurately predict our production requirements could result in additional costs or delays.

We seek to maintain approximately a six-month supply of LFP cells and other critical components by pre-ordering in advance of expected demand. However, our business and customer product demand is impacted by trends and factors that may be outside our control. Therefore, our ability to predict our manufacturing requirements is subject to inherent uncertainty. Lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of our batteries to our customers could be delayed, would harm our business, financial condition and results of operations.

To meet our delivery deadlines, we generally make significant decisions on our production level and timing, procurement, facility requirements, personnel needs and other resources requirements based on our estimate of demand, our past dealings with such customers, economic conditions and other relevant factors. Although we monitor our slow-moving inventory, if customer demand declines significantly, we may have excess inventory which could result in unprofitable sales or write-offs. Expediting additional material to make up for any shortages within a short time frame could result in increased costs and a delay in meeting orders, which would result in lower profits and negatively impact our reputation. In either case, our results of operations would fluctuate from period to period.

In addition, certain of our competitors may have long-standing relationships with suppliers, which may provide them with a competitive pricing advantage for components and reduce their exposure to volatile raw material costs, including due to inflation. As a result, we may face market-driven downward pricing pressures in the future, which may run counter to the cost of the components required to produce our products. During 2022 in particular, we experienced rising materials costs due to inflation, which we partially mitigated through increases in our product prices, where we thought it to be prudent. Our customers may not view this favorably and expect us to cut our costs further and/or to lower the price of our products. We may be unable to increase our sales volumes to offset lower prices (if we choose to implement lower prices), develop new or enhanced products with higher selling prices or margins, or reduce our costs to levels enabling us to remain competitive. Our failure to accomplish any of the foregoing could have a negative impact on our profitability and our business, financial condition and results of operations may ultimately be materially adversely affected.

9

We are currently dependent on one manufacturing facility. If our facility becomes inoperable for any reason, or our automation and expansion plans do not yield the desired effects, our ability to produce our products could be negatively impacted.

All of our battery assembly currently takes place at our 390,240 square foot headquarters and manufacturing facility located in Reno, Nevada. We also entered into the Fernley Lease Agreement in April 2024 for use of an approximately 64,000 square foot facility to further increase our capacity to produce our patented dry electrode process. We currently operate three LFP battery production lines, which has been sufficient to meet customer demand. If one or several production lines were to become inoperable for any period of time, we would face delays in meeting orders, which could prevent us from meeting demand or require us to incur unplanned costs, including capital expenditures.

Our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, utility and transportation infrastructure disruptions, acts of war or terrorism, or by public health crises, which may render it difficult or impossible for us to manufacture our products for an extended period of time. The inability to produce our products or the backlog that could develop if our manufacturing facility is inoperable for even a short period of time may result in increased costs, harm to our reputation, a loss of customers or a material adverse effect on our business, financial condition or results of operations. Although we maintain property damage and business interruption insurance, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

Over the next several years we plan to automate additional aspects of existing LFP battery production lines, add additional LFP battery production lines (as required) and construct and operate a pilot production line for our solid-state cells, all designed to maximize the capacity of our manufacturing facility. In November 2024, we relocated our headquarters and production lines to a 390,240 square foot facility. Our plans for automation and expansion may experience delays, incur additional costs or cause disruption to our existing production lines. For example, we have experienced supply delays in obtaining the necessary components to implement our automated adhesive application systems, as well as our pilot production line for our solid-state cells, and we may continue to experience component shortages in the future. The costs to successfully achieve our expansion and automation goals may be greater than we expect, and we may fail to achieve our anticipated cost efficiencies, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, while we are generally responsible for delivering products to the customer, we do not maintain our own fleet of delivery vehicles and outsource this function to third parties. Any shortages in trucking capacity, any increase in the cost thereof or any other disruption to the highway systems could limit our ability to deliver our products in a timely manner or at all.

Lithium-ion battery cells have been observed to catch fire or release smoke and flame, which may have a negative impact on our reputation and business.

Our LFP batteries use lithium iron phosphate (LiFePO4) as the cathode material for lithium-ion cells. LFP is intrinsically safer than other battery technologies due to its thermal and chemical stability and LFP batteries are less flammable than lead-acid batteries or lithium-ion batteries using different chemistries. On rare occasions, however, lithium-ion cells can rapidly release the energy they contain by releasing smoke and flames in a manner that can ignite nearby materials and other lithium-ion cells. This faulty result could subject us to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Further, negative public perceptions regarding the suitability or safety of lithium-ion cells or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve our products, could seriously harm our business and reputation.

To facilitate an uninterrupted supply of battery cells, we store a significant number of lithium-ion cells at our facility. While we have implemented enhanced safety procedures related to the handling of the cells, any mishandling, other safety issue or fire related to the cells could disrupt our operations. In addition, any accident, whether occurring at our manufacturing facility or from the use of our batteries, may result in significant production interruption, delays or claims for substantial damages caused by personal injuries or property damage. Such damage or injury could lead to adverse publicity and potentially a product recall, which could have a material adverse effect on our brand, business, financial condition and results of operations.

10

We may be subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

Product liability claims, even those without merit or that do not involve our products, could result in adverse publicity or damage to our brand, decreased partner and end-customer demand, and could have a material adverse effect on our business, financial condition and results of operations. The occurrence of any defects in our products could make us liable for damages and legal claims. In addition, we could incur significant costs to correct such issues, potentially including product recalls. We face an inherent risk of exposure to claims in the event that our products do not perform or are claimed not to have performed as expected. We also face risk of exposure to claims because our products may be installed on vehicles (including RVs and marine vessels) that may be involved in crashes or may not perform as expected resulting in death, personal injury or property damage. Liability claims may result in litigation, the occurrence of which could be costly, lengthy and distracting and could have a material adverse effect on our business, financial condition and results of operations.

In the future, we may voluntarily or involuntarily initiate a recall if any products prove to be defective or non-compliant with then-applicable safety standards. Such recalls may involve significant expense and diversion of management attention and other resources, which could damage our brand image in our target end markets, as well as have a material adverse effect on our business, financial condition and results of operations.

A successful product liability claim against us could require us to pay a substantial monetary award. While we maintain product liability insurance, the insurance that we carry may not be sufficient or it may not apply to all situations. Moreover, a product liability claim against us or our competitors could generate substantial negative publicity about our products and business and could have a material adverse effect on our brand, business, financial condition and results of operations.

We currently rely on software and hardware that is complex and technical, and we expect that our reliance will increase in the future with the introduction of future products. If we are unable to manage the risks inherent in these complex technologies, or if we are unable to address or mitigate technical limitations in our systems, our business could be adversely affected.

Each of our batteries include our proprietary battery management system, which relies on software and hardware manufactured by third parties that is complex and technical. In addition, Dragonfly IntelLigence, our battery communications system which we launched in the first quarter 2023, utilizes third-party software and hardware to store, retrieve, process and manage data. The software and hardware utilized in these systems may contain errors, bugs, vulnerabilities or defects, which may be difficult to detect and/or manage. Although we attempt to remedy any issues that we observe in our products as effectively and rapidly as possible, such efforts may not be timely, may hamper production, or may not be to the satisfaction of our customers. If we are unable to prevent or effectively remedy errors, bugs, vulnerabilities or defects in the software and hardware that we use, we may suffer damage to our brand, loss of customers, loss of revenue or liability for damages, any of which could adversely affect our business, financial condition and results of operations.

Risks Related to Our Solid-State Technology Development

We face significant engineering challenges in our attempts to develop and manufacture solid-state battery cells and these efforts may be delayed or fail which could reduce consumer spending which could negatively impact our business.

Our solid-state battery development efforts are still ongoing, and we may fail to meet our goal of commercially selling LFP batteries incorporating our manufactured solid-state cells, or at all. We may encounter delays in the design, manufacture and launch of our solid-state battery cells, and in increasing production to scale.

Development and engineering challenges could delay or prevent our production of solid-state battery cells. These difficulties may arise in connection with current and future efforts to optimize the chemistry or physical structure of our solid-state batteries with the goal of enhancing conductivity and power; maximizing cycling capabilities and power results; reducing costs; and developing related mass production manufacturing processes. If we are unable to overcome developmental and engineering challenges, our solid-state battery efforts could fail.

11

We currently purchase the battery cells incorporated into our LFP batteries and have limited experience in manufacturing battery cells at a commercial scale. To cost-effectively and rapidly manufacture our solid-state cells at scale for incorporation into our LFP batteries, we plan to utilize currently available spray powder deposition equipment and other commercially available equipment modified to utilize our proprietary dry spray deposition and other technologies and processes. We may experience delays or additional costs in adapting our facility, existing production equipment and LFP battery manufacturing processes (for example, designing a dry room to accommodate our dry spraying processes) to manufacture solid-state cells. Even if we achieve the development and volume production of our solid-state battery that we anticipate, if the cost, cycling and power results or other technology or performance characteristics of the solid-state battery fall short of our targets, our business and results of operations would likely be materially adversely affected.

We expect to make significant investments in our continued research and development of solid-state battery technology development, and we may be unable to adequately control the costs associated with manufacturing our solid-state battery cells.

We will require significant capital to fund our solid-state cell research and development activities, pilot line construction and expansion of our manufacturing capabilities to accommodate large-scale production of solid-state cells. We have not yet produced any solid-state battery cells at volume and our forecasted cost advantage for the production of these cells at scale, compared to conventional lithium-ion cells, will require us to achieve rates of throughput, use of electricity and consumables, yield, and rate of automation demonstrated for mature battery, battery material, and ceramic manufacturing processes, that we have not yet achieved. We may not be able to achieve our desired cost benefits and, in turn, we may not be able to provide our solid-state cells at a cost that is attractive to customers. If we are unable to cost-efficiently design, manufacture, market, sell and distribute our solid-state batteries and services, our margins, profitability and prospects would be materially and adversely affected.

If our solid-state batteries fail to perform as expected, our ability to further develop, market and sell our solid-state batteries could be harmed.

Our solid-state battery cells may contain defects in design and manufacture that may cause them to not perform as expected or that may require repairs, recalls and design changes. Our solid-state batteries will incorporate components that have not been used individually or in combination in the same manner as the design of our solid-state cells, and that may result in defects and errors, particularly when produced at scale. We may be unable to detect and fix any defects in our solid-state battery cells prior to their incorporation into our solid-state LFP batteries and sale to potential consumers. If our solid-state batteries fail to perform as expected, we could lose customers, or be forced to delay deliveries, terminate orders or initiate product recalls, each of which could adversely affect our sales and brand and would have a material adverse effect on our business, financial condition and results of operations.

We expect to rely on machinery used in other large-scale commercial applications, modified to incorporate our proprietary technologies and processes, in order to mass produce solid-state battery cells, which exposes us to a significant degree of risk and uncertainty in terms of scaling production, operational performance and costs.

We expect to rely on machinery used in other large-scale commercial applications to mass produce our solid-state battery cells. Doing so will require us to work closely with the equipment provider to modify this machinery to effectively integrate our proprietary solid-state technology and processes in order to create the equipment we need for the production of solid-state cells. This integration work will involve a significant degree of uncertainty and risk and may result in delays in scaling up production of our solid-state cells or result in additional cost to us.

Such machinery is likely to suffer unexpected malfunctions from time to time and will require repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions may significantly affect the intended operational efficiency of, and therefore expected cost-efficiency associated with, our production equipment. In addition, because this machinery has not been used to manufacture and assemble solid-state battery cells, the operational performance and costs associated with repairing and maintaining this equipment can be difficult to predict and may be influenced by factors outside of our control, including failures by suppliers to deliver necessary components of our products in a timely manner and at prices acceptable to us, the risk of environmental hazards and the cost of any required remediation and damages or defects already present in the machinery.

12

Operational problems with our manufacturing equipment could result in personal injury to or death of workers, the loss of production equipment or damage to our manufacturing facility, which could result in monetary losses, delays and unanticipated fluctuations in production. In addition, we may be subject to administrative fines, increased insurance costs or potential legal liabilities. Any of these operational problems could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Supply Chain and Third-Party Vendors

We face risks associated with vendors from whom our products are sourced.

The products we sell rely on components and other inputs that are sourced from a variety of domestic and international vendors. We rely on long-term relationships with our suppliers but have no significant long-term contracts with such suppliers. Our future success will depend in large measure upon our ability to maintain our existing supplier relationships and/or to develop new ones. This reliance exposes us to the risk of inadequate and untimely supplies of various products due to political, economic, social, health, or environmental conditions, transportation delays, or changes in laws and regulations affecting distribution. Our vendors may be forced to reduce their production, shut down their operations or file for bankruptcy protection, which could make it difficult for us to serve the market needs and could have a material adverse effect on our business.

While we select these third-party vendors carefully, we do not control their actions or the manufacture of their products. Any problems caused by these third parties, or issues associated with their products or workforce, including customer or governmental complaints, breakdowns or other disruptions in communication services provided by a vendor, failure of a vendor to handle current or higher volumes, and cyber-attacks or security breaches at a vendor could subject us to litigation and adversely affect our ability to deliver products and services to its customers and have a material adverse effect on our results of operations and financial condition.

We rely on foreign manufacturers for various products that are incorporated into the products we sell. In addition, many of our domestic suppliers purchase a portion of their products from foreign sources. As an importer, our business is subject to the risks generally associated with doing business internationally, such as domestic and foreign governmental regulations, economic disruptions, global or regional health epidemics, delays in shipments, transportation capacity and costs, currency exchange rates, and changes in political or economic conditions in countries from which we purchase products. If any such factors were to render the conduct of business in particular countries undesirable or impractical or if additional U.S. quotas, duties, tariffs, taxes, or other charges or restrictions were imposed upon the importation of our products in the future, our financial condition and results of operations could be materially adversely affected.

The political landscape in the U.S. contains uncertainty with respect to tax and trade policies, tariffs and regulations affecting trade between the U.S. and other countries. We source a portion of our merchandise from manufacturers located outside the U.S., primarily in Asia. Major developments in tax policy or trade relations, such as the disallowance of tax deductions for imported merchandise or the imposition of tariffs on imported products, could have a material adverse effect on our business, results of operations, and financial condition.

We rely on manufacturers located in foreign countries, including China, for merchandise. Additionally, a portion of our domestically purchased merchandise is manufactured abroad. Our business may be materially adversely affected by risks associated with international trade, including the impact of current or potential tariffs by the U.S. with respect to certain consumer goods imported from China.

Changes in U.S. trade policy, including recently announced tariffs, could have a material adverse impact on our business, financial condition, and results of operations. We source a portion of our merchandise from manufacturers located outside the U.S., primarily in Asia, and many of our domestic vendors have a global supply chain. The U.S. has imposed tariffs on certain products imported into the U.S. from China and could propose additional tariffs. The imposition of tariffs on imported products could result in reduced sales and profits. It remains unclear how tax or trade policies, tariffs or trade relations may further evolve under the current U.S. administration, and how such policies could adversely affect our business, results of operations, effective income tax rate, liquidity, and net income.

13

In addition, the imposition of tariffs by the U.S. has resulted in the adoption of retaliatory tariffs by China on U.S. exports and could result in the adoption of tariffs by other countries as well. A resulting trade war could have a significant adverse effect on world trade and the global economy.

We continue to evaluate the impact of the effective and potential tariffs on our supply chain, costs, sales, and profitability as well as our strategies to mitigate any negative impact, including negotiating with our vendors, and seeking alternative sourcing options. Given the uncertainty regarding the scope and duration of the current and potential tariffs, as well as the potential for additional trade actions by the U.S. or other countries, the impact on our business, results of operations, and financial condition is uncertain but could be significant. Thus, we can provide no assurance that any strategies we implement to mitigate the impact of such tariffs or other trade actions will be successful in whole or in part. To the extent that our supply chain, costs, sales, or profitability are negatively affected by the tariffs or other trade actions, our business, financial condition, and results of operations may be materially adversely affected. In 2024, we identified an underpayment of tariffs to U.S. Customs and Border Protection (“CBP”) in the amount of approximately $1.58 million in the aggregate, related to the improper classification and valuation of certain of the products used in our batteries. The underpayment related to years 2021 through 2023. We have reported the underpayment to CBP. In the event CBP determines that we owe additional amounts or any penalties or determines in the future that we have not paid the correct duties, our results of operations could be materially impacted.

Changes in geopolitical conditions, U.S.-China trade relations and other factors beyond our control may adversely impact our business and operating results.

Our operations and performance depend, in part, on global and regional economic and geopolitical conditions, given that we have suppliers located in China. Changes in U.S.-China trade policies, and a number of other economic and geopolitical factors both in China and abroad could have a material adverse effect on our business, financial condition, results of operations or prospects. Such factors may include:

●	instability in political or economic conditions, such as inflation, recession, foreign currency exchange restrictions and devaluations, restrictive governmental controls on the movement and repatriation of earnings and capital, and actual or anticipated military or political conflicts, particularly in emerging markets;

●	expanded jurisdiction of the Committee for Foreign Investment in the U.S.; and

●	intergovernmental conflicts or actions, such as the armed conflicts between Russia and Ukraine and in the Middle East, trade wars, retaliatory tariffs, and acts of terrorism or war.

As a result of these events, our ability to obtain supplies from our China-based suppliers may be limited or adversely affected, and we may incur operational constraints.

A significant disruption to the timely receipt of inventory could adversely impact sales or increase our transportation costs, which would decrease our profits.

We rely on our distribution and transportation network, including third-party logistics providers, to provide goods in a timely and cost-effective manner through deliveries to our distribution facilities from vendors and then from the distribution facilities or direct ship vendors to our stores or customers by various means of transportation, including shipments by sea, air, rail, and truck. Any disruption, unanticipated expense, or operational failure related to this process could negatively affect our operations. For example, unexpected delivery delays (including delays due to weather, fuel shortages, work stoppages, global or regional health epidemics, product shortages from vendors, or other reasons) or increases in transportation costs (including increased fuel costs or a decrease in transportation capacity for overseas shipments) could significantly decrease our ability to provide adequate products to meet increased customer demand. In addition, labor shortages or work stoppages in the transportation industry or long-term disruptions to the national and international transportation infrastructure that lead to delays or interruptions of deliveries could negatively affect our business. Also, a fire, tornado, or other disaster at one of our distribution facilities could disrupt our timely receiving, processing, and shipment of merchandise to our stores which could adversely affect our business. While we believe there are adequate reserve quantities and alternative suppliers available, shortages or interruptions in the receipt or supply of products caused by unanticipated demand, problems in production or distribution, financial or other difficulties of supplies, inclement weather or other economic conditions, including the availability of qualified drivers and distribution center team members, could adversely affect the availability, quality and cost of products, and our operating results.

14

Risks Related to Our Intellectual Property

We rely heavily upon our intellectual property portfolio. If we are unable to protect our intellectual property rights, our business and competitive position would be harmed.

We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position. We rely upon a combination of the intellectual property protections afforded by patent, copyright, trademark and trade secret laws in the United States and other jurisdictions to establish, maintain and enforce rights in our proprietary technologies. In addition, we seek to protect our intellectual property rights through non-disclosure and invention assignment agreements with our employees and consultants, and through non-disclosure and joint development agreements with business partners and other third parties. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take to prevent unauthorized use may not be sufficient. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm our business, results of operations and financial condition.

In addition, available intellectual property laws and contractual remedies in some jurisdictions may afford less protection than needed to safeguard our intellectual property portfolio. Intellectual property laws vary significantly throughout the world. The laws of a number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, our intellectual property rights may not be as strong, or as easily enforced, outside of the United States, and efforts to protect against the unauthorized use of our intellectual property rights, technology and other proprietary rights may be more expensive and difficult to undertake outside of the United States. In addition, while we have filed for and obtained certain intellectual property rights in commercially relevant jurisdictions, we have not sought protection for our intellectual property rights in every possible jurisdiction. Failure to adequately protect our intellectual property rights could result in competitors using our intellectual property to make, have made, use, import, develop, have developed, sell or have sold their own products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, prospects, financial condition and operating results.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial costs.

Companies, organizations or individuals, including our current and future competitors, may hold or obtain intellectual property rights that would prevent, limit or interfere with our ability to make, have made, use, import, develop, have developed, sell or have sold our products, which could make it more difficult for us to operate our business. From time to time, we may receive inquiries from holders of intellectual property rights inquiring whether we are infringing their rights and/or seek court declarations that they do not infringe upon our intellectual property rights. Entities holding intellectual property rights relating to our technology, including, but not limited to, batteries, battery materials, encapsulated powders, spray deposition of battery materials, and alternator regulators, may bring suits alleging infringement of such rights or otherwise asserting their rights and seeking licenses. For example, patents and patent applications owned by third parties may present freedom to operate (“FTO”) questions with regards to the precoated feedstock materials for the spray deposition process depending on the final material selections that are used, although we own a patent application that pre-dates their patents and patent applications of interest such that our patent application may act as a basis for an invalidity position. However, it is possible that a court may not agree that our patent application invalidates the patents and patent applications of interest. Any such litigation or claims, whether or not valid or successful, could result in substantial costs and diversion of resources and our management’s attention. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease using, making, having made, selling, having sold, developing, having developed or importing products that incorporate the infringed intellectual property rights;

15

●	pay substantial damages;

●	obtain a license from the holder of the infringed intellectual property rights, which license may not be available on reasonable terms or at all; or

●	redesign our processes or products, which may result in inferior products or processes.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to or design around the infringed intellectual property rights, our business, prospects, operating results and financial condition could be materially adversely affected.

Our current and future patent applications may not result in issued patents or our patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Our current and future patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products or technology similar to ours. The outcome of patent applications involves complex legal and factual questions and the breadth of claims that will be allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our current issued patents, and any patents that may be issued to us in the future, will afford protection that covers our commercial processes, systems and products or that will afford protection against competitors with similar products or technology. Numerous prior art patents and pending patent applications owned by others, as well as prior art non-patent literature, exist in the fields in which we have developed and are developing our technology, which may preclude our ability to obtain a desired scope of protection in the desired fields. In addition to potential prior art concerns, any of our existing patents, pending patent applications, or future issued patents or patent applications may also be challenged on the basis that they are invalid or unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules, and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

Even if our current or future patent applications succeed and patents are issued, it is still uncertain whether our current or future patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than the United States. In addition, the claims under our current or future patents may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting our current or future patents. In addition, our current or future patents may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

16

General Risk Factors

The uncertainty in global and macroeconomic conditions, including economic, political and social instability, including the Russia-Ukraine conflict and Hamas’ attack on Israel, could reduce consumer spending and disrupt our supply chain which could negatively affect our results of operations.

The global credit and financial markets have recently experienced extreme volatility and disruptions including severely diminished liquidity and credit availability, disruptions in access to bank deposits and lending commitments due to bank failures, declines in economic growth, increases in unemployment rates, supply chain disruptions, heightened interest rates and inflation, stock volatility and uncertainty about economic stability. Such conditions may continue or worsen in the future. The financial markets and the global economy may also be adversely affected by the current or anticipated impact of military conflict including Russia’s invasion of Ukraine and the conflict between Hamas and Israel, terrorism or other geopolitical events. Sanctions imposed by the U.S. and other countries in response to such conflicts, including sanctions imposed in connection with the war in Ukraine and the conflict between Hamas and Israel, the effect of tariffs and/or any resulting trade wars, increasing interest rates, or other factors may also adversely impact the financial markets and the global economy and any economic countermeasures by affected countries and others could exacerbate market and economic instability. For example, in late 2024 and early 2025, the United States, China, and the European Union each announced either new tariffs, non-tariff barriers, or export controls. Any of these risks, ensuing retaliation, or the further deterioration of trade relations between countries could have an adverse impact on our financial condition and results of operations. Additional tariffs or further retaliatory trade measures taken by China or other countries in response could affect the demand for any of our products, impact the competitive position of our products, prevent us from being able to sell products in certain countries or otherwise adversely impact our results of operations. Growing tensions, protectionist trade policies, and tariffs may also lead to a fragmentation of the global economy, a general reduction of international trade in goods and services, and a reduction in the integration of financial markets, any of which could materially and adversely affect our financial condition, or prospects. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur.

As a result of sanctions imposed in relation to the Russia-Ukraine conflict, gas prices in the United States have become much more volatile and, in some cases, risen to historic levels. This rise in price may cause a decrease in RV travel, which could ultimately negatively impact sales of our batteries for RVs. Further escalation of the Russia-Ukraine conflict and the subsequent response, including further sanctions or other restrictive actions, by the United States and/or other countries could also adversely impact our supply chain, partners or customers. The extent and duration of the situation in Ukraine, resulting sanctions and resulting future market disruptions are impossible to predict but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks, may impact the global economy and adversely affect commodity prices.

Our general business strategy as well as our suppliers’ ability to provide us with raw materials and components, may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions, which could directly affect our ability to attain our operating goals on schedule and on budget, including requiring us to delay or abandon certain development plans and could have a material adverse effect on our growth strategy, financial performance and stock price. In addition, there is a risk that one or more of our current suppliers may not survive an economic downturn, which could directly affect our ability to attain our operating goals on schedule and within budget.

Changes in trade policies, including the imposition of tariffs or other trade restrictions, could materially impact our ability to obtain the raw materials, active pharmaceutical ingredients, and other components necessary for the manufacturing of our product candidates used in our clinical development activities. Some of these materials may be sourced from foreign suppliers, and any increase in tariffs or duties on imported goods could significantly raise the cost of doing business. Additionally, retaliatory tariffs, trade disputes, trade wars, or changes in international trade agreements may lead to supply chain disruptions, including delays in obtaining critical components or the need to seek alternative suppliers. If we are unable to mitigate the impact of increased costs or supply chain disruptions, our financial condition, and ability to develop our product candidates in a timely manner, could be adversely affected.

The cost of our components is a key element in the cost of our products. Increases in the prices of our components, including if our suppliers choose to pass through their increased costs to us, would result in increased production costs, which may result in a decrease in our margins and may have a material adverse effect on our business financial condition and results of operations. We have historically offset cost increases through careful management of our inventory of supplies, ordering six months to a year in advance, and increasing our purchase order volumes to qualify for volume-based discounts, rather than increase prices to customers. However, we may increase prices from time to time, which may not be sufficient to offset material price inflation and which may result in loss of customers if they believe our products are no longer competitively priced. In addition, if we are required to spend a prolonged period of time negotiating price increases with our suppliers, we may be further delayed in receiving the components necessary to manufacture our products and/or implement aspects of our growth strategy.

17

Adverse global conditions, including economic uncertainty, may negatively impact our financial results.

Global conditions, dislocations in the financial markets, any negative financial impacts affecting U.S. as a result of tax reform or changes to existing trade agreements or tax conventions, may adversely impact our business.

In addition, the global macroeconomic environment has been and may continue to be negatively affected by, among other things, instability in global economic markets, increased U.S. trade tariffs and trade disputes with other countries, instability in the global credit markets, supply chain weaknesses, instability in the geopolitical environment and political tensions, and foreign governmental debt concerns. Such challenges have caused, and may continue to cause, uncertainty and instability in local economies and in global financial markets, which may adversely affect our business.

The loss of one or more members of our senior management team, other key personnel or our failure to attract additional qualified personnel may adversely affect our business and our ability to achieve our anticipated level of growth.

We are highly dependent on the talent and services of Denis Phares, our Chief Executive Officer and Interim Chief Financial Officer, and other senior technical and management personnel, including our executive officers, who would be difficult to replace. The loss of Dr. Phares or other key personnel could disrupt our business and harm our results of operations, and we may not be able to successfully attract and retain senior leadership necessary to grow our business.

Our future success also depends on our ability to attract and retain other key employees and qualified personnel, and our operations may be severely disrupted if we lost their services. As we become more well known, there is increased risk that competitors or other companies will seek to hire our personnel. The failure to attract, integrate, train, motivate, and retain these personnel could impact our ability to successfully grow our operations and execute our strategy.

Our website, systems, and the data we maintain may be subject to intentional disruption, security incidents, or alleged violations of laws, regulations, or other obligations relating to data handling that could result in liability and adversely impact our reputation and future sales.

We expect to face significant challenges with respect to information security and maintaining the security and integrity of our systems, as well as with respect to the data stored on or processed by these systems. Advances in technology, and an increase in the level of sophistication, expertise and resources of hackers, could result in a compromise or breach of our systems or of security measures used in our business to protect confidential information, personal information, and other data.

The availability and effectiveness of our batteries, and our ability to conduct our business and operations, depend on the continued operation of information technology and communications systems, some of which we have yet to develop or otherwise obtain the ability to use. Systems used in our business (including third-party data centers and other information technology systems provided by third parties) are and will be vulnerable to damage or interruption. Such systems could also be subject to break-ins, sabotage and intentional acts of vandalism, as well as disruptions and security incidents as a result of non-technical issues, including intentional or inadvertent acts or omissions by employees, service providers, or others. Some of the systems used in our business will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any data security incidents or other disruptions to any data centers or other systems used in our business could result in lengthy interruptions in our service.

If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of customer service, or adequately address competitive challenges.

We have experienced significant growth in our business, and our future success depends, in part, on our ability to manage our business as it continues to expand. We have dedicated resources to expanding our manufacturing capabilities, exploring adjacent addressable markets and our solid-state cell research and development. If not managed effectively, this growth could result in the over-extension of our operating infrastructure, management systems and information technology systems. Internal controls and procedures may not be adequate to support this growth. Failure to adequately manage growth in our business may cause damage to our brand or otherwise have a material adverse effect on our business, financial condition and results of operations.

18

We may expand our business through acquisitions in the future, and any future acquisition may not be accretive and may negatively affect our business.

As part of our growth strategy, we may make future investments in businesses, new technologies, services and other assets that complement our business. We could fail to realize the anticipated benefits from these activities or experience delays or inefficiencies in realizing such benefits. Moreover, an acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures, including disruption to our ongoing operations, management distraction, exposure to additional liabilities and increased expenses, any of which could adversely impact our business, financial condition and results of operations. Our ability to make these acquisitions and investments could be restricted by the terms of our current and future indebtedness and to pay for these investments we may use cash on hand, incur additional debt or issue equity securities, each of which may affect our financial condition or the value of our stock and could result in dilution to our stockholders. Additional debt would result in increased fixed obligations and could also subject us to covenants or other restrictions that would impede our ability to manage our operations.

Our operations are subject to a variety of environmental, health and safety rules that can bring scrutiny from regulatory agencies and increase our costs.

Our operations are subject to environmental, health and safety rules, laws and regulations and we may be subject to additional regulations as our operations develop and expand. There are significant capital, operating and other costs associated with compliance with these environmental laws and regulations. While we believe that the policies and programs we have in place are reasonably designed and implemented to assure compliance with these requirements and to avoid hazardous substance release liability with respect to our manufacturing facility, we may be faced with new or more stringent compliance obligations that could impose substantial costs.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and non-compliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which we conduct or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”). The FCPA prohibits us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records, and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation. Our policies and procedures designed to ensure compliance with these regulations may not be sufficient and our directors, officers, employees, representatives, consultants, agents and business partners could engage in improper conduct for which we may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our reputation, business, financial condition and results of operations.

From time to time, we may be involved in legal proceedings and commercial or contractual disputes, which could have an adverse impact on our profitability and consolidated financial position.

We may be involved in legal proceedings and commercial or contractual disputes that, from time to time, are significant and which may harm our reputation. These are typically claims that arise in the normal course of business including, without limitation, commercial or contractual disputes, including warranty claims and other disputes with customers and suppliers; intellectual property matters; personal injury claims; environmental issues; tax matters; and employment matters. It is difficult to predict the outcome or ultimate financial exposure, if any, represented by these matters, and any such exposure may be material. Regardless of outcome, legal proceedings can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

19

Environmental, social and governance matters may cause us to incur additional costs.

Some legislatures, government agencies and listing exchanges have mandated or proposed, and others may in the future further mandate, certain environmental, social and governance (“ESG”) disclosure or performance. For example, the SEC has enacted rules that will mandate certain companies to provide certain climate-related disclosures. In addition, we may face reputational damage in the event our corporate responsibility initiatives or objectives do not meet the standards or expectations of shareholders, prospective investors, lawmakers, listing exchanges or other stakeholders. Failure to comply with ESG-related laws, exchange policies or stakeholder expectations could materially and adversely impact the value of our stock and related cost of capital, and limit our ability to fund future growth, or result in increased investigations and litigation.

Risks Related to Being a Public Company

We will continue to incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and operating results.

We will continue to face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company and these expenses may increase even more after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges and the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”), impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we will create new board committees, enter into new insurance policies and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if management or our independent registered public accounting firm identifies additional material weaknesses in the internal control over financial reporting), we could incur additional costs rectifying those issues, the existence of those issues could adversely affect our reputation or investor perceptions of it and it may be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. In addition, as a public company, we may be subject to stockholder activism, which can lead to substantial costs, distract management and impact the manner in which we operate our business in ways we cannot currently anticipate. As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be materially adversely affected and even if the claims do not result in litigation or are resolved in our favor, these claims and the time and resources necessary to resolve them could divert the resources of our management and adversely affect our business and results of operations. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Our management team has limited experience managing a public company.

Most of the members of our management team have limited experience managing and operating a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our role as a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors.

20

These obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

Risks Related to Our Financial Position and Capital Requirements

Our business is capital intensive, and we may not be able to raise additional capital on attractive terms, if at all. Any further indebtedness we incur may limit our operational flexibility in the future.

As of December 31, 2024, we had cash totaling $4.8 million. Our net loss for the year ended December 31, 2024 was $40.6 million and our net loss for the year ended December 31, 2023 was $13.8 million. We will need to raise additional funds, including through the issuance of equity, equity-related or debt securities or by obtaining credit from financial institutions to fund, together with our principal sources of liquidity, ongoing costs, such as research and development relating to our solid-state batteries, expansion of our facilities, and new strategic investments. We cannot be certain that additional capital will be available on attractive terms, if at all, when needed, which could be dilutive to stockholders. If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities, our existing stockholders could experience significant dilution. Any equity securities issued may provide for rights, preferences, or privileges senior to those of common stockholders. If we raise funds by issuing debt securities, these debt securities would have rights, preferences, and privileges senior to those of common stockholders. We intend to use the ChEF Equity Facility and Term Loan to provide additional capital to us. However, market conditions and certain restrictions contained in the agreements governing the ChEF Equity Facility, the Term Loan and the Series A Preferred Stock may limit our ability to access equity and debt under such agreements.

The incurrence of additional debt could adversely impact our business, including limiting our operational flexibility by:

●	making it difficult for us to pay other obligations;
●	increasing our cost of borrowing from other sources;
●	making it difficult to obtain favorable terms for any necessary future financing for working capital, capital expenditures, investments, acquisitions, debt service requirements, or other purposes;
●	restricting us from making acquisitions or causing us to make divestitures or similar transactions;
●	requiring us to dedicate a substantial portion of our cash flow from operations to service and repay our indebtedness, reducing the amount of cash flow available for other purposes;
●	placing us at a competitive disadvantage compared to our less leveraged competitors; and
●	limiting our flexibility in planning for and reacting to changes in our business.

Failure to service our outstanding debt or comply with the financial covenants in our loan agreement could allow our lenders to accelerate payment under our loan agreement, which would have a material adverse effect on our results of obligations and financial position and raise substantial doubt about our ability to continue as a going concern. Additionally, without additional concessions or modifications to our loan agreement and the inherent uncertainty surrounding the realization of projected revenues from new markets, there is substantial doubt about our ability to continue as a going concern. Due to these reasons, this could require us, to among other things, reduce operations, sell off our assets, seek the protection of bankruptcy courts or shut down our operations and dissolve.

For the year ended December 31, 2024, we incurred losses and had a negative cash flow from operations. As of December 31, 2024, we had approximately $4.8 million in cash and cash equivalents and working capital of $11.1 million. As of December 31, 2024, we had $86 million outstanding under our Term Loan Agreement. Our ability to achieve profitability and positive cash flow depends on our ability to increase revenue, contain our expenses and maintain compliance with the financial covenants in our outstanding indebtedness agreements.

21

Under the Term Loan Agreement, we are obligated to comply with certain financial covenants, which include maintaining a maximum senior leverage ratio, minimum liquidity, a springing fixed charge coverage ratio, and maximum capital expenditures. On March 29, 2023 and September 29, 2023, we obtained a waiver from our Administrative Agent and Term Loan Lenders of our failures to satisfy the fixed charge coverage ratio and maximum senior leverage ratio with respect to the minimum cash requirements under the Term Loan during the quarter ended March 31, 2023 and September 30, 2023, respectively. On December 29, 2023, we received an additional waiver from our Administrative Agent and Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended December 31, 2023. On March 31, 2024, April 29, 2024, May 30, 2024, June 28, 2024, July 31, 2024, August 31, 2024, September 30, 2024, October 31, 2024, November 30, 2024, December 31, 2024 and January 31, 2025, we received an additional waiver from the Administrative Agent and the Term Loan Lenders in regard to our compliance with the liquidity requirement under the Term Loan as of the last day of the fiscal quarter ended March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024.

On February 26, 2025, subsequent to the current year ended December 31, 2024, we entered into a Securities Purchase agreement (“Purchase Agreement”). Under the Purchase Agreement, we authorized a new series of convertible preferred stock designated as the Series A Convertible Preferred Stock, which shares are convertible into shares of our common stock, and sold shares of Series A Preferred Stock. We raised $3.5 million and expect to have an additional closing for $4.5 million, which we will use for working capital general corporate purposes and mandatory payments on the Term Loan if we raise additional capital. In connection with the Purchase Agreement, the Term Loan was amended to (i) extend the maturity date by one (1) year to October 2027, (ii) defer all principal and interest payments to April 2026 and (iii) Remove any applicable financial covenants (except for a financial covenant requiring us to maintain cash and cash equivalents equal to or greater than $2,500) for the next one and a half years.

As presented above, strategic initiatives were executed in order to alleviate the substantial doubt, such as the Company’s ability to raise funds through the Purchase Agreement, the maturity extension of the Term Loan (which reclassifies the loan as long-term on the financial statements for the year ending December 31, 2024), and the absence of any covenants, other than a $2,500 minimum cash requirement, for at least one year from the financial statement issuance date. While these initiatives were enough support to move our debt to a long term classification, the initiatives were not enough support to completely alleviate the Company’s going concern. Due to no other concessions being made by the lenders in terms of future debt and interest due, except for extending payments into 2026 and the maturity date by one year, and due to the inherent uncertainty surrounding the realization of projected revenues from new markets, management concluded that there is significant doubt about the Company’s ability to continue as a going concern.

As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our 2024 consolidated financial statements, with respect to this uncertainty.

In addition, we will need to raise additional debt and/or equity financing to fund our operations and strategic plans and meet our financial covenants. We have historically been able to raise additional capital through issuance of equity and/or debt financing and we intend to use the ChEF Equity Facility and raise additional capital as needed. However, we cannot guarantee that we will be able to raise additional equity, contain expenses, or increase revenue, and comply with the financial covenants under the Term Loan. If such financings are not available, or if the terms of such financings are less desirable than we expect, we may be forced to take actions to reduce our capital or operating expenditures, including by not seeking potential acquisition opportunities, eliminating redundancies, or reducing or delaying our production facility expansions, which may adversely affect our business, operating results, financial condition and prospects. Further, any future debt or equity financings may adversely affect us, including the market price of our common stock and may be dilutive to our current stockholders. Additionally, any convertible or exchangeable securities as well as preferred stock that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. If we are unable to raise additional capital or service our debt, we may be forced to reduce operations, seek the protection of bankruptcy courts or shut down our operations and dissolve. If we liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

Restrictions imposed by our outstanding indebtedness and any future indebtedness may limit our ability to operate our business and to finance our future operations or capital needs or to engage in acquisitions or other business activities necessary to achieve growth.

The agreements governing our indebtedness restrict us from engaging in specified types of transactions. These restrictive covenants restrict our ability to, among other things:

●	incur additional indebtedness;

22

●	create or incur encumbrances or liens;
●	engage in consolidations, amalgamations, mergers, acquisitions, liquidations, dissolutions or dispositions;
●	sell, transfer or otherwise dispose of assets; and
●	pay dividends and distributions on, or purchase, redeem, defease, or otherwise acquire or retire for value, our stock.

Under the agreements governing our indebtedness, we are also subject to certain financial covenants, including maintaining minimum levels of Adjusted EBITDA, minimum liquidity, maximum capital expenditure levels and a minimum fixed charge coverage ratio. We cannot guarantee that we will be able to maintain compliance with these covenants or, if we fail to do so, that we will be able to obtain waivers from the applicable lender(s) and/or amend the covenants. Even if we comply with all of the applicable covenants, the restrictions on the conduct of our business could adversely affect our business by, among other things, limiting our ability to take advantage of financing opportunities, mergers, acquisitions, investments, and other corporate opportunities that may be beneficial to our business.

A breach of any of the covenants in the agreements governing our existing or future indebtedness could result in an event of default, which, if not cured or waived, could trigger acceleration of our indebtedness, and may result in the acceleration of or default under any other debt we may incur in the future to which a cross- acceleration or cross-default provision applies, which could have a material adverse effect on our business, financial condition and results of operations. In the event of any default under our existing or future credit facilities, the applicable lenders could elect to terminate borrowing commitments and declare all borrowings and loans outstanding, together with accrued and unpaid interest and any fees and other obligations, to be immediately due and payable. In addition, our obligations under our indebtedness are secured by, among other things, a security interest in our intellectual property. During the existence of an event of default under our credit agreements, the applicable lender could exercise its rights and remedies thereunder, including by way of initiating foreclosure proceedings against any assets constituting collateral for our obligations under such credit facility.

We have in the past identified material weaknesses in our internal control over financial reporting. These material weaknesses in the future could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the generally accepted accounting principles generally accepted in the United States of America (“U.S. GAAP”). As a public company, we are required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described elsewhere in this prospectus, our management identified material weaknesses in our internal control over financial reporting as a result of our failure to capture, and record, and pay tariffs correctly related to the imported merchandise on previously filed 2022 and 2021 financial statements. We have implemented additional measures to address the material weakness relating to tariff by designing new controls to capture, record, and pay tariffs related to the imported merchandise.

Our efforts to remediate these material weaknesses in internal controls over financial reporting may not be successful, and may not prevent additional material weaknesses from being identified in the future. Failure to implement and maintain effective internal control over financial reporting could result in errors in our consolidated financial statements that could result in a restatement of our consolidated financial statements, and could cause it to fail to meet our reporting obligations, any of which could diminish investor confidence in us and cause a decline in our equity value. Additionally, ineffective internal controls could expose us to an increased risk of financial reporting fraud and the misappropriation of assets, and may further subject us to potential delisting from Nasdaq, or to other regulatory investigations and civil or criminal sanctions.

23

As a public company, we are required pursuant to Section 404(a) of the Sarbanes-Oxley Act to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for each annual report on Form 10-K to be filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in internal control over financial reporting. If in the future we are no longer classified under the definition of an “emerging growth company,” and/or a “non-accelerated filer”, our independent registered public accounting firm will also be required, pursuant to Section 404(b) of the Sarbanes-Oxley Act, to attest to the effectiveness of our internal control over financial reporting in each annual report on Form 10-K to be filed with the SEC. We will be required to disclose material changes made in our internal control over financial reporting on a quarterly basis. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, Nasdaq, or other regulatory authorities, which would require additional financial and management resources.

We are not currently in compliance with the continued listing requirements for The Nasdaq Capital Market. If we do not regain compliance and continue to meet the continued listing requirements, our securities may be delisted, which could affect the market price and liquidity for our common stock and reduce our ability to raise additional capital.

On December 12, 2024, we received a written notice (the “Notice”) from the Listing Qualifications Staff of Nasdaq indicating that we are not in compliance with Nasdaq Listing Rule 5550(b)(2), which requires us to maintain a minimum Market Value of Listed Securities (“MVLS”) of $35 million for continued listing on The Nasdaq Capital Market (the “MVLS Requirement”) for the 30 consecutive business days preceding receipt of the Notice. Additionally, we do not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, stockholders’ equity of $2,500,000, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we will have 180 calendar days, or until June 10, 2025, to regain compliance with the MVLS Requirement, subject to extension by Nasdaq.

We intend to monitor our MVLS and may, if appropriate, consider implementing available options to regain compliance with the MVLS Requirement. If we do not regain compliance within the allotted compliance period, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our securities will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that we will regain compliance with the MVLS Requirement during the 180-day compliance period or maintain compliance with the other Nasdaq listing requirements. A delisting could substantially decrease trading in our common stock, adversely affect the market liquidity of our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws, adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. Additionally, the market price of our common stock may decline further and stockholders may lose some or all of their investment.

Future resales of our outstanding securities may cause the market price of our securities to drop significantly, even if our business is doing well.

We have filed registration statements registering the resale of up to approximately 1.7 million shares of common stock underlying outstanding warrants that may be sold and/or issued into the public markets by certain securityholders. The shares being registered for resale into the public markets represent a significant number of shares in respect to our outstanding common stock. The securityholders selling pursuant to the registration statements will determine the timing, pricing and rate at which they sell such shares into the public market and such sales could have a significant negative impact on the trading price of our common stock. As such, while sales by the securityholders selling pursuant to such registration statements may experience a positive rate of return based on the trading price at the time they sell their shares, public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the prices at which such public securityholders purchased their shares and the trading price. Given the substantial number of shares of common stock being registered for potential resale by the securityholders selling pursuant to such registration statements, the sale of shares by such securityholders, or the perception in the market that the securityholders of a large number of shares intend to sell shares, may increase the volatility of the market price of our common stock, and may cause the trading prices of our securities to experience a decline.

24

Further, we have registered 2,390,226 shares of common stock to be issued and sold to CCM LLC in connection with the ChEF Equity Facility. Any sales of such shares into the public market could have a significant negative impact on the trading price of our common stock. This impact may be heightened by the fact that sales to CCM LLC will generally be at prices below the then current trading price of our common stock. If the trading price of our common stock does not recover or experiences a further decline, sales of shares of common stock to CCM LLC pursuant to the Purchase Agreement may be a less attractive source of capital and/or may not allow us to raise capital at rates that would be possible if the trading price of our common stock were higher.

Risks Related to Ownership of Our Common Stock

If securities or industry analysts do not publish research or reports about us, or publish negative reports, our stock price and trading volume could decline.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us. We will not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our common stock or change their opinion, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

If we do not meet the expectations of investors, stockholders or securities analysts, the market price of our securities may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment.

The trading price of our common stock may fluctuate substantially and may be lower than its current price. This may be especially true for companies like ours with a small public float. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations. The trading price of our common stock depends on many factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to ours;

●	changes in the market’s expectations about our operating results;

●	the public’s reaction to our press releases, other public announcements and filings with the SEC;

●	speculation in the press or investment community;

●	actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

●	innovations or new products developed by us or our competitors;

●	manufacturing, supply or distribution delays or shortages;

●	any changes to our relationship with any manufacturers, suppliers, licensors, future collaborators, or other strategic partners;

●	the operating results failing to meet the expectation of securities analysts or investors in a particular period;

25

●	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

●	operating and stock price performance of other companies that investors deem comparable to ours;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of our common stock available for public sale;

●	any major change in our board of directors or management;

●	sales of substantial amounts of our common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, “trade wars,” pandemics (such as COVID-19) and acts of war or terrorism (including the Russia-Ukraine conflict and Hamas’ attack on Israel).

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. Broad market and industry factors, including the impact of global pandemics, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our common stock, regardless of our actual operating performance. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

An active trading market for our securities may not be available on a consistent basis to provide stockholders with adequate liquidity.

We cannot assure you that an active trading market for our common stock will be sustained. Accordingly, we cannot assure you of the liquidity of any trading market, your ability to sell your shares of our common stock when desired or the prices that you may obtain for your shares.

The exercise of outstanding warrants to acquire our common stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

The exercise of outstanding warrants to acquire our common stock will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders. As of March 27, 2025 , there are currently (i) 1,046,947 shares of common stock issuable upon the exercise of outstanding Public Warrants at an exercise price of $103.50 per share; (ii) 166,821 shares of common stock issuable upon the exercise of outstanding private warrants at an exercise price of $103.50 per share (the “Private Warrants”); and (iii) 680,473 shares of common stock issuable upon exercise of outstanding Penny Warrants (the “Penny Warrants”) at an exercise price of $0.01 per share and 1,061,685 shares of common stock issuable upon exercise of outstanding Penny Warrants at an exercise price of $0.09 per share. The $10 Warrants were exercised in full in 2022 and are no longer outstanding.

26

In addition, the Penny Warrants have price-based anti-dilution protection against subsequent equity sales or distributions at below $90.00 per share of common stock, subject to exclusions including for issuances upon conversion exercise or exchange of securities outstanding as of October 7, 2022, the closing date of the Business Combination (as defined below), issuances pursuant to agreements in effect as of the closing date of the Business Combination, issuances pursuant to employee benefit plans and similar arrangements, issuances in joint ventures, strategic arrangements or other non-financing type transactions and issuances pursuant to any public equity offerings. Depending on the nature and price of any equity issuances by us, the number of shares issuable upon the exercise of such Penny Warrants could be increased and the exercise price of the Penny Warrants could be adjusted down. Under the terms of the Penny Warrants, no adjustment will be made in connection with any sale of shares of up to $150.0 million in gross proceeds under the Purchase Agreement (or any replacement thereof) if the sales price is higher than $45.00 (appropriately adjusted for stock splits, combinations and the like). The Sponsor has agreed that the Private Warrants may not be exercised to the extent the Sponsor and any affiliate of the Sponsor is deemed to beneficially own, or it would cause the Sponsor and such affiliates to be deemed to beneficially own, more than 7.5% of our common stock.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:

●	our ability to engage target customers and successfully convert these customers into meaningful orders in the future;

●	our reliance on two suppliers for LFP cells and a single supplier for the manufacture of our battery management system;

●	the size and growth of the potential markets for our batteries and its ability to serve those markets;

●	challenges in our attempts to develop and produce solid state battery cells;

●	the level of demand for any products, which may vary significantly;

●	future accounting pronouncements or changes in our accounting policies;

●	macroeconomic conditions, both nationally and locally; and

●	any other change in the competitive landscape of our industry, including consolidation among our competitors or partners.

The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Investors should not rely on its past results as an indication of our future performance.

This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when it has met any previously publicly stated revenue or earnings guidance it may provide.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

27

Our Articles of Incorporation designates specific courts as the exclusive forum for substantially all stockholder litigation matters, which could limit the ability of our stockholders to obtain a favorable forum for disputes with us or our directors, officers or employees.

Our Articles of Incorporation provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law the Second Judicial District Court of Washoe County, Nevada is the sole and exclusive forum for any or all actions, suits or proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim: (a) brought in our name or right or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) arising or asserting a claim arising pursuant to any provision of the Nevada Revised Statutes (the “NRS”) Chapters 78 or 92A or any provision of our Articles of Incorporation or our Bylaws; (d) to interpret, apply, enforce or determine the validity of our Articles of Incorporation or our Bylaws; or (e) asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our Articles of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

Our Articles of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors, officers and other employees. Furthermore, stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Our Articles of Incorporation could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our management.

Provisions in our Articles of Incorporation and our Bylaws may discourage, delay, or prevent, a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. As our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. These provisions provide, among other things, that:

●	our board of directors will be divided into three classes, with each class serving staggered three-year terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

●	our board of directors has the exclusive right to expand the size of its board of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	our stockholders may not act by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders;

28

●	a special meeting of stockholders may be called only by a majority of our board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	our Articles of Incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	our board of directors may alter certain provisions of our Bylaws without obtaining stockholder approval;

●	the approval of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of our common shares entitled to vote at an election of our board of directors is required to adopt, amend, alter or repeal our Bylaws or amend, alter, change or repeal or adopt any provision of our Articles of Incorporation inconsistent with the provisions of our Articles of Incorporation regarding the election and removal of directors;

●	stockholders must provide advance notice and additional disclosures to nominate individuals for election to our board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain voting control of our common stock; and

●	our board of directors is authorized to issue shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer.

We are an emerging growth company and any decision to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

●	not being required to have an independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

As a result, the stockholders may not have access to certain information that they may deem important. Our status as an emerging growth company will end as soon as any of the following takes place:

●	the last day of the fiscal year in which we have at least $1.235 billion in annual revenue;

●	the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates;

●	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

●	the last day of the fiscal year ending after the fifth anniversary of our IPO.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We may elect to take advantage of this extended transition period and as a result, our financial statements may not be comparable with similarly situated public companies.

29

We cannot predict if investors will find our common stock less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our common stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our common stock and the market price of our common stock may be more volatile and may decline.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which may adversely affect investor confidence in us and, as a result, the market price of our common stock.

As a public company, we will be required to comply with the requirements of the Sarbanes-Oxley Act, including, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is accumulated and communicated to our management, including our principal executive and financial officers.

We must continue to improve our internal control over financial reporting. We will be required to make a formal assessment of the effectiveness of our internal control over financial reporting and once we cease to be an emerging growth company, we will be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with these requirements within the prescribed time period, we will be engaging in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our internal control over financial reporting, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. There is a risk that we will not be able to conclude, within the prescribed time period or at all, that our internal control over financial reporting is effective as required by Section 404 of the Sarbanes-Oxley Act. Moreover, our testing, or the subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses.

Any failure to implement and maintain effective disclosure controls and procedures and internal control over financial reporting, including the identification of one or more material weaknesses, could cause investors to lose confidence in the accuracy and completeness of our financial statements and reports, which would likely adversely affect the market price of our common stock. In addition, we could be subject to sanctions or investigations by Nasdaq, the SEC and other regulatory authorities.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	costs related to intercompany restructurings;

●	changes in tax laws, regulations or interpretations thereof; or

●	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

30

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Stockholders may experience dilution of their ownership interest due to the issuance of additional shares of common stock upon the conversion of the Series A Preferred Stock, especially since the Series A Preferred Stock has fluctuating conversion rates that are set at a discount to the market price of our common stock during the period immediately prior to conversion.

We have raised approximately $3.5 million in February 2025 through the issuance of shares of Series A Preferred Stock, and expect to issue an additional $4.5 million of additional shares of Series A Preferred Stock upon stockholder approval of the issuance of certain of the shares of common stock underlying the Series A Preferred Stock in compliance with the rules of Nasdaq and the effectiveness of this registration statement in compliance with the agreements governing the Series A Preferred Stock and may issue additional shares of Series A Preferred Stock upon certain events. The shares of Series A Preferred Stock are convertible into shares of our common stock, at the option of the holder, subject to certain conditions and limitations, at the lesser of (i) the fixed conversion price and (ii) 90% of the lowest VWAP during the 10 trading days prior to exercise, subject to the floor prices set forth in the Series A Preferred Stock. This could result in material dilution to our existing stockholders. Because the conversion price is based upon a discount to the trading price of our common stock at the time of conversion, the number of shares into which the Series A Preferred Stock may be converted may increase, subject to the floor prices of the respective series of the Series A Preferred Stock. If the trading prices of our common stock is low when the conversion price of the Series A Preferred Stock is determined, we would be required to issue a greater number of shares of common stock to the holder, which could cause substantial dilution to our stockholders. Based upon the current floor prices and the assumed floor price based on the market price of the common stock on March 31, 2025 for the Series A Preferred Stock to be issued at the Second Closing (as defined below), the outstanding Series A Preferred Stock could convert into up to approximately 34.8 million shares of common stock. In addition, if the holder of the Series A Preferred Stock converts and then sells our common stock, this could result in an imbalance of supply and demand for our common stock and reduce our stock price in the market significantly. The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares of common stock we will have to issue upon conversion, resulting in further dilution to its stockholders. Market price-based conversion formulas, like the one contained in the Series A Preferred Stock can lead to dramatic stock price reductions and corresponding negative effects on both us and our stockholders.

We have Series A Preferred Stock outstanding which securities have certain rights and provisions that could impact our ability to complete certain transactions and could impact the market price of our common stock.

We currently have 320 shares of Series A Preferred Stock outstanding that were issued on February 27, 2025, which were initially convertible, subject to certain beneficial ownership limitations and Nasdaq restrictions until we obtain shareholder approval for the issuance of such shares in compliance with the Nasdaq rules, at the holder’s option at any time.

The Series A Preferred Stock gives its holders, subject to the preference and priority to the holders of its Common Stock, the preferred right to receive dividends, commencing from the date of issuance of the Series A Preferred Stock. The Series A Preferred Stock provides for dividends, payable quarterly in arrears in cash or shares of Series A Preferred Stock, at the dividend rate of 8% per annum and we expect such dividends to be paid in additional shares of Series A Preferred Stock.

Each share of Series A Preferred Stock carries a liquidation preference equal to the greater of (A) the Conversion Amount (as defined in the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of the Series A Preferred Stock (the “Certificate of Designation”)) of such Series A Preferred Stock on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series A Preferred Stock into common stock immediately prior to the date of such payment.

The agreements governing our Series A Preferred Stock restrict us from engaging in specified types of transactions. These restrictive covenants restrict our ability to, among other things, incur additional indebtedness; create or incur encumbrances or liens; pay dividends and distributions on, or purchase, redeem, defease, or otherwise acquire or retire for value, our stock, make certain sales under our ChEF Equity Facility and other restrictive covenants.

Our obligations to the holders of the Series A Preferred Stock could limit our ability to obtain additional financing or complete certain transactions or increase our borrowing costs, which could have an adverse effect on its financial condition and hinder the accomplishment of our corporate goals.

In addition to the Series A Preferred Stock, our board could authorize the issuance of additional series of preferred stock with such rights preferential to the rights of our common stock, including the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to its existing stockholders.

31

PRIVATE PLACEMENT

Securities Purchase Agreement

On February 26, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with the Selling Stockholder, pursuant to which we sold in a registered direct offering (the “Registered Direct Offering”), 180 shares of Series A Preferred Stock, at a price of $10,000 per share, initially convertible into shares of common stock at a conversion price of $2.332 per share. Concurrently with the Registered Direct Offering and pursuant to the terms of the Securities Purchase Agreement, we sold to the Selling Stockholder, in the initial closing of the Private Placement, 170 shares of Series A Preferred Stock at an offering price of $10,000 per share, initially convertible into shares of Common Stock at a conversion price of $2.332, and warrants (the “Private Placement Warrants”) to purchase up to 4,000 shares of Series A Preferred Stock, with an exercise price equal to $10,000 per share. The closing of the Registered Direct Offering and the initial closing of the Private Placement occurred on February 27, 2025 (the “Initial Closing Date”).

In addition, upon receipt of the Stockholder Approval and the effectiveness of the registration statement of which this prospectus forms a part, the Selling Shareholder shall be automatically required to purchase at a second closing of the Private Placement (the “Second Closing”) an additional 450 shares of Series A Preferred Stock.

Series A Preferred Stock

See “Description of the Securities” in this prospectus for a description of the terms of the Series A Preferred Stock.

Private Placement Warrants

The following is a summary of the material terms and provisions of the Private Placement Warrants that were sold in the Private Placement. This summary is subject to and qualified in its entirety by the form of Private Placement Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price. The exercise price under each Private Placement Warrant is $10,000 per share of Series A Preferred Stock. The Private Placement Warrants have a term beginning on the issuance date and ending on or prior to the earlier of (i) the thirty-three (33) month anniversary of the date the shares of common stock issued or issuable upon the conversion of the Series A Preferred Stock issued in the Registered Direct Offering and the Private Placement are registered for resale pursuant to an effective registration statement (such date, the “Registration Effectiveness Date”) and (ii) (A) the consummation of a Change of Control (as defined in the Certificate of Designation) and (B) the consummation of a redemption of the then outstanding Series A Preferred Stock in full (the “Termination Date”). The exercise price and number of shares of Series A Preferred Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. The Private Placement Warrants will be issued in certificated form only.

Call Right. If, no earlier than two (2) months following (1) the Registration Effectiveness Date and (2) the most recent call or exercise of a Private Placement Warrant (but excluding any partial exercises of such Private Placement Warrant by the holder prior to the holder’s receipt of a Call Notice (as defined below)) (each, a “Funding Date”), (i) the VWAP for each of twenty (20) trading days (the “Measurement Period”) exceeds $3.00, (ii) the average daily volume for such Measurement Period exceeds $300,000 per trading day, (iii) the aggregate stated value of the outstanding Series A Preferred Stock is less than or equal to $1,500,000, (iv) the Private Placement Warrant Shares are registered for resale pursuant to an effective registration statement and (v) there has not been an Equity Conditions Failure (as defined below), then we may, within one (1) trading day of the end of such Measurement Period, require the holder to exercise in part or in full the number of shares of Series A Preferred Stock set forth in an irrevocable written notice (a “Call Notice”) for consideration equal to the applicable number of Series A Preferred Stock issuable upon exercise of the Private Placement Warrants.

Exercisability. Subject to the call right described above, the Private Placement Warrants will be exercisable at any time after the date of issuance prior to the Termination Date, at the option of each holder, in full or in increments of $500,000, by delivering to us a duly executed exercise notice (an “Exercise Notice”) (such delivery date, the “Exercise Date”) and (ii) payment in full for the number of shares of Series A Preferred Stock purchased upon such exercise within two trading days of the Exercise Date.

32

Transferability. In accordance with its terms and subject to applicable laws, a Private Placement Warrant may be transferred at the option of the holder upon surrender of the Private Placement Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares. No fractional shares of Series A Preferred Stock will be issued upon the exercise of the Private Placement Warrants.

Trading Market. There is no established trading market for the Private Placement Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Private Placement Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Private Placement Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Private Placement Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of Private Placement Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such time, if any, that the Private Placement Warrant holders exercise their warrants for Private Placement Warrant Shares and subsequently convert such Private Placement Warrant Shares into shares of common stock.

Amendment and Waiver. A Private Placement Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder of the Private Placement Warrant.

Registration Rights Agreement

Pursuant to registration rights agreement, dated as of February 26, 2025 (the “Registration Rights Agreement”), entered into with the Selling Stockholder, within 50 calendar days following the Initial Closing Date, we were required to file a registration statement to register the shares of common stock issuable upon: (i) the conversion of the Series A Preferred Stock sold in the Private Placement, and (ii) the conversion of the Private Placement Warrant Shares, subject to adjustment in the number of shares between us and the investor; and to cause such and to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 75 days following the Initial Closing Date (or 120 days if such registration statement is subject to SEC review); provided however, that we and the Selling Stockholder may mutually agree that such initial registration statement shall register for resale a lesser number of shares of common stock. We have agreed to use our best efforts to keep such registration statement continuously effective under the Securities Act until the date that all shares of Series A Preferred Stock, including the Series A Preferred Stock issuable upon exercise of the Private Placement Warrants (collectively, the “Registrable Securities”) have been sold or are otherwise able to be sold pursuant to Rule 144, in each case subject to certain exceptions and any restrictions pursuant to Rule 415. We will be subject to certain penalties in the event we do not satisfy our obligations under the Registration Rights Agreement. In addition, holders of Series A Preferred Stock will be entitled to certain piggyback registration rights in the event there is not an effective registration statement on file covering the Registrable Securities as set forth in the Registration Rights Agreement and such Registrable Securities are not otherwise eligible for resale under Rule 144 without restriction.

We have filed the registration statement of which this prospectus forms a part pursuant to the Registration Rights Agreement.

Purchase Agreement Covenants

Pursuant to Nasdaq Listing Rule 5635, the Stockholder Approval is required for the issuance of any shares of common stock in excess of 1,450,489 shares of common stock in the aggregate (the “Issuable Maximum”) underlying the Series A Preferred Stock.

In addition, to ensure we have a sufficient number of authorized shares of common stock to cover all of the shares of common stock issuable upon the conversion of the Series A Preferred Stock issued, or obtained through exercise in full of all of the Private Placement Warrants, we have agreed to seek stockholder approval for an increase in the number of authorized shares of common stock from 250,000,000 to 400,000,000.

Accordingly, we are required pursuant to the Purchase Agreement relating to this offering and the concurrent Private Placement to hold a meeting of our stockholders not later than sixty (60) days after the ate (the “Meeting Deadline”) to seek the Stockholder Approval for (i) the issuance, upon conversion of the Series A Preferred Stock, of the number of shares of common stock which would exceed the Issuable Maximum, and (ii) an increase in the number of authorized shares of common stock from 250,000,000 to 400,000,000. In the event the Stockholder Approval is not received on or prior to the Meeting Deadline, we must hold an additional meeting of our stockholders every sixty (60) days thereafter until the Stockholder Approval is obtained. Until we receive the Stockholder Approval, the Private Placement Warrant Shares will not be exercisable. We have filed a definitive proxy statement with the SEC for a special meeting of stockholders to be held on April 25, 2025.

Pursuant to the Purchase Agreement, we entered into a support agreement with our stockholder signatory thereto that hold in excess of 20% of our voting stock as of the date of the Purchase Agreement, by which such stockholder agreed to vote in favor of a proposal to obtain the Stockholder Approval and to vote against any proposal that would result in the breach of any representation or warranty under the Transaction Documents (as defined in the Certificate of Designation), or otherwise result in any of our obligations under the Transaction Documents from being fulfilled.

The Purchase Agreement also includes customary affirmative and negative covenants with respect our operation of the business, reservation of shares as well as a variety of obligations on our part not to engage in certain transactions or activities, including effecting variable rate transactions, certain issuances of additional securities, and the filing of additional registration statements not related to the Series A Preferred Stock, in each case during the periods specified and subject to limited exceptions set forth in the Purchase Agreement. We will be obligated to make certain payments in the event we do not satisfy our obligations under the Purchase Agreement.

33

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by the Selling Stockholder under this prospectus.

34

MARKET PRICE AND DIVIDEND INFORMATION

Market Information

Our common stock is currently listed on the Nasdaq under the symbol “DFLI” and our Public Warrants are currently listed on the Nasdaq Capital Market under the symbol “DFLIW”. As of March 27, 2025, the closing price of our common stock and Public Warrants was $1.07 and $0.03, respectively. As of March 27, 2025, there were 83 holders of record of our common stock and 2 holders of record of our Public Warrants.

Dividend Policy

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. Other than with respect to the dividends payable on the Series A Preferred Stock which may be paid in cash, we do not intend to pay cash dividends to our stockholders in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

35

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

All statements other than statements of historical fact included in this section regarding our financial position, business strategy and the plans and objectives of management for future operations, are forward- looking statements. When used in this section, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to our management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those contemplated by the forward- looking statements as a result of certain factors detailed herein. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph.

Some of the information contained in this discussion and analysis or set forth elsewhere, including information with respect to our plans and strategy for our business include forward-looking statements that involve risks, uncertainties and assumptions. You should read the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a manufacturer of non-toxic deep cycle lithium-ion batteries that are designed to displace lead acid batteries in a number of different storage applications and end markets including RV, marine vessel, and solar and off-grid industries, and trucking, industrial and energy storage with disruptive cell manufacturing and solid-state cell technology currently under development.

Since 2020, we have sold over 330,000 batteries. For the years ended December 31, 2024 and 2023, we sold 42,447 and 64,096 batteries, respectively, and had $50.6 million and $64.4 million in net sales, respectively. We currently offer a line of batteries across our “Battle Born” and “Dragonfly” brands, each differentiated by size, power and capacity, consisting of seven different models, having optional features including internal heat for cold temperature operation and Dragonfly IntelLigence communication capabilities.

Our decrease in 2024 total sales is a reflection of weaker demand from DTC customers in our core RV and marine markets due to rising interest rates and inflation, as well as increased market competition from imported products sold direct to consumer on Amazon. Our RV OEM customers currently include Keystone, THOR, Airstream, and REV, and we are in ongoing discussions with a number of additional RV OEMs to further increase adoption of our products. Related efforts include seeking to have RV OEMs “design in” our batteries as original equipment and entering into arrangements with members of the various OEM dealer networks to stock our batteries for service and for aftermarket replacement sales. The decision of Keystone RV to make lithium batteries an option rather than a standard reduced our OEM revenue in the second half of 2023. However, our increase in RV OEM business in 2024 kept our RV OEM revenue relatively flat from 2023 to 2024.

We currently source the lithium iron phosphate cells incorporated into our batteries from a limited number of carefully selected suppliers that can meet our demanding quality standards and with whom we have developed long-term relationships.

In May 2024, we announced that we achieved full certification for our energy storage products to be deployed for use in oil & gas operations in North America. As a result of this certification, a number of opportunities within the oil & gas space have appeared. For example, we have designed a power product for Alegacy Equipment, a market leading natural gas compressor package company, and their affiliate Agnes Systems. This power system is expected to be used in natural gas compression equipment to reduce methane emissions. The first of these systems was successfully deployed in the fourth quarter of 2024; and this business line is expected to begin contributing to net sales in 2025.

To supplement our battery offerings, we are also a reseller of accessories for battery systems. These include chargers, inverters, monitors, controllers, solar panels, and other system accessories from brands such as Victron Energy, Progressive Dynamics, Magnum Energy and Sterling Power. Pursuant to the Asset Purchase Agreement dated April 22, 2022 by and among us and Thomason Jones and the other parties thereto, we also acquired the assets, including Wakespeed of Thomason Jones, allowing us to include our own alternator regulator in systems that we sell.

36

In addition to our conventional LFP batteries, we have been developing proprietary dry electrode cell manufacturing processes and solid-state cell technology. We believe that our solid-state technology design allows for a much safer, more efficient battery cell that we believe will be a key differentiator in the energy storage market.

As of December 31, 2024, we had cash totaling $4.8 million. Our net loss for the years ended December 31, 2024 and December 31, 2023, were $40.6 million and $13.8 million, respectively. In addition, in February 2025, we completed an offering of shares of our Series A Preferred Stock which provided us with an additional net proceeds of $3.2 million As discussed under “—Liquidity and Capital Resources” below we expect that we will need to raise additional funds, including through the use of the ChEF Equity Facility and the issuance of equity, equity-related or debt securities or by obtaining additional credit from financial institutions to fund, together with our principal sources of liquidity, ongoing costs. If such financings are not available, or if the terms of such financings are less desirable than we expect, we may be forced to take actions to reduce our capital or operating expenditures, including not seeking potential acquisition opportunities, eliminating redundancies, or reducing or delaying our production facility expansions, reduce operations, sell off our assets, seek the protection of bankruptcy courts or shut down our operations and dissolve.

License Agreement with Stryten

On July 29, 2024, Legacy Dragonfly and Battle Born Battery Products, LLC (“Battle Born LLC”), a newly formed wholly-owned subsidiary of Legacy Dragonfly, entered into a License Agreement (the “License Agreement”) with Stryten. Pursuant to the License Agreement, Battle Born LLC granted Stryten an exclusive, worldwide license to use certain trademarks relating to Legacy Dragonfly’s lithium-ion battery brand, Battle Born Batteries® (the “Licensed Trademarks”) for business-to-business sales of batteries to customers within the following markets: (i) automative, (ii) marine, (iii) powersports, (iv) lawn and garden, (v) golf cart, and (vi) military and defense (such industries, the “Stryten Market”). In exchange for the licensing rights, Stryten agreed to pay Battle Born LLC an initial licensing fee of five million dollars ($5,000,000) (the “Initial Licensing Fee”), which was paid on August 29, 2024.

The License Agreement provides for mid-single digit royalty payments based on net sales using the Licensed Trademarks, with a tiered structure reaching up to twenty-five million dollars ($25,000,000), at which point Stryten will be required to pay a nominal annual license fee. Additional fees will apply for battery design and contract manufacturing services outside of the License Agreement. The License Agreement is perpetual in term, unless terminated by: (i) Battle Born LLC if Stryten fails to pay the royalty payments required by the License Agreement and such royalty payments remain unpaid thirty (30) days after notice of such overdue payments (provided that Battle Born LLC uses reasonable efforts to discuss such overdue payments with Stryten), or (ii) either party (x) if the other party materially breaches the License Agreement and fails to cure such material breach within thirty (30) days of notice of such breach, (y) upon the occurrence of certain bankruptcy-related events, or (z) under certain circumstances, if the aggregate royalty payments received by Battle Born LLC under the License Agreement are less than fifteen million dollars ($15,000,000) after five (5) years.

Earnout Merger Consideration

In addition to the initial merger consideration in connection with the Business Combination, up to 4,444,445 additional shares of common stock (“Earnout Shares”) may be issued based on achieving specified milestones in three tranches:

1.	First Tranche (1,666,667 shares): Issuable if 2023 total audited revenue is at least $250 million and audited operating income is at least $35 million. This milestone was not achieved for 2023.
2.	Second Tranche (1,388,889 shares): Issuable if the volume-weighted average trading price of common stock reaches $202.50 over any 20 trading days within a 30-day period, on or before December 31, 2026.
3.	Third Tranche (1,388,889 shares): Issuable if the volume-weighted average trading price of common stock reaches $292.50 over any 20 trading days within a 30-day period, on or before December 31, 2028.

If a change of control occurs during the second or third earnout periods, unachieved milestones will be automatically deemed satisfied if the share price at the time of the transaction meets or exceeds $202.50 for the second period or $292.50 for the third period.

37

ChEF Equity Facility

We have the ChEF Equity Facility. During the year ended December 31, 2024, we sold 350,423 shares pursuant to the Purchase Agreement with CCM LLC for aggregate proceeds to us of $2,043,885. We intend to use the ChEF Equity Facility to help maintain minimum cash balances required by the lenders as we continue to execute on growing the business through product releases, customer/market expansion, and R&D milestones. We expect to use the ChEF Equity Facility as a regular source of funds over the next twelve months and our available share balance increases, allowing for more consistent purchases under the ChEF Equity Facility. Use of the ChEF Equity Facility may adversely affect us, including the market price of our common stock and future issuances may be dilutive to existing stockholders.

June 2023 Offering

On June 20, 2023, we entered into the Underwriting Agreement with the Underwriters, pursuant to which we sold to the Underwriters, in a firm commitment underwritten public offering, or the June 2023 Offering, an aggregate of (i) 1,111,111 shares of common stock, par value $0.0001 and (ii) Investor Warrants to purchase up to 1,111,111 shares of common Stock, at the combined public offering price of $18.00 per share and accompanying Investor Warrant, less underwriting discounts and commissions, and (iii) Underwriters’ Warrants to purchase up to an aggregate of 63,362 shares of common stock. In addition, we granted the Underwriters a 45-day over-allotment option to purchase up to an additional 166,667 shares of common stock and/or Investor Warrants to purchase up to an aggregate of 166,667 shares of Common Stock at the public offering price per security, less underwriting discounts and commissions.

The Investor Warrants are exercisable for five years from the closing date of the Offering, have an exercise price of $18.00 per share and are immediately exercisable. In the event of certain fundamental transactions, holders of the Investor Warrants will have the right to receive the Black Scholes Value (as defined in the Investor Warrants) of their Investor Warrants calculated pursuant to the formula set forth in the Investor Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock. The Underwriters’ Warrants are exercisable upon issuance and will expire on June 20, 2028. The initial exercise price of the Underwriters’ Warrants is $22.50 per share, which equals 125% of the per share public offering price in the Offering.

As part of the June 2023 Offering, the Underwriters partially exercised their over-allotment option in the amount of 156,112 shares of Common Stock and Investor Warrants to purchase 156,112 shares of common stock. The June 2023 Offering closed on June 22, 2023. The aggregate net proceeds from the June 2023 Offering, including the partial overallotment option, was approximately $20.7 million.

December 2023 Private Placement

On December 29, 2023, we received a waiver (the “December 2023 Waiver”) from the Term Loan Lenders in regards to our compliance with the fixed charge coverage ratio and maximum senior leverage ratio with respect to the minimum cash requirements (the “Tests”) under Term Loan Agreement, as of the last day of the quarter ended December 31, 2023. The December 2023 Waiver provided for a one-time issuance of penny warrants (the “December 2023 Penny Warrants”) to purchase up to 142,964 shares of common stock (the “December 2023 Waiver Shares”), at an exercise price of $0.09 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended December 31, 2023. The Waiver Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

May 2024 Private Placement

On May 13, 2024, we received a waiver (the “May 2024 Waiver”) from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended March 31, 2024. The May 2024 Waiver provided for a one-time issuance of penny warrants (the “May 2024 Penny Warrants”) to purchase up to 283,334 shares of our common stock (the “May 2024 Penny Warrant Shares”), at an exercise price of $0.09 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended March 31, 2024. The May 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

38

June 2024 Private Placement and First Amendment to Term Loan Agreement

On June 28, 2024, we received a limited waiver and first amendment (the “First Amendment”) to the Term Loan Agreement from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended June 30, 2024. The First Amendment provided for a one-time issuance of penny warrants (the “June 2024 Penny Warrants”) to purchase up to 233,334 shares of our common stock (the “June 2024 Penny Warrant Shares”), at an exercise price of $0.09 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended June 30, 2024. The June 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

In addition, the First Amendment (i) reduced the liquidity requirement under the Term Loan to be $3.5 million as of the last day of the month ended June 30, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ended July 31, 2024 and (ii) provided for the interest to be paid on the Payment Date (as defined in the Term Loan Agreement) occurred on July 1, 2024 to be solely payable-in-kind.

Second Amendment to Term Loan Agreement

In connection with the License Agreement, on July 29, 2024, us, Legacy Dragonfly and Battle Born LLC entered into a Limited Waiver, Consent and Second Amendment to the Term Loan, Guarantee and Security Agreement (the “Second Amendment”) with the Term Loan Lenders under our Original Term Loan Agreement (as defined below).

Pursuant to the Second Amendment, the Term Loan Lenders (i) consented to the transactions contemplated by the License Agreement and the Trademark Transfer Agreement and (ii) agreed to waive the mandatory prepayment under the Term Loan Agreement that would have been due to the Term Loan Lenders under the Loan Agreement upon Battle Born LLC’s receipt of the Initial Licensing Fee.

In connection with the Amendment, Battle Born LLC entered into a Joinder Agreement with the Term Loan Lenders (the “Joinder”) whereby Battle Born LLC became a guarantor and credit party to the Term Loan Agreement.

September 2024 Private Placement and Third Amendment to the Term Loan Agreement

On September 30, 2024, we received a limited waiver and third amendment (the “Third Amendment”) to the Term Loan Agreement from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended September 30, 2024. The Third Amendment provided for a one-time issuance of penny warrants (the “September 2024 Penny Warrants”) to purchase up to 333,334 shares of our common stock (the “September 2024 Penny Warrant Shares”), at an exercise price of $0.09 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended September 30, 2024. The September 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

In addition, the Third Amendment (i) reduced the liquidity requirement under the Term Loan to be $7.0 million as of the last day of the month ended September 30, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ended July 31, 2024 and (ii) on October 1, 2024, interest is payable (a) $1,500,000 in cash pro rata benefit of the Lenders and (b) the remaining interest in-kind, to be capitalized and added to the principal. For Payment Dates occurring on or after January 1, 2025 (including interest accruing from October 1, 2024, through December 31, 2024), all interest shall be paid in cash at a rate equal to Adjusted Term SOFR (as defined in the Term Loan Agreement) plus the Applicable Margin (as defined in the Term Loan Agreement).

December 2024 Private Placement and Fourth Amendment to the Term Loan Agreement

On December 31, 2024, we received a limited waiver and fourth amendment (the “Fourth Amendment”) to the Term Loan Agreement from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended December 31, 2024. The Fourth Amendment provided for a one-time issuance of penny warrants (the “December 2024 Penny Warrants”) to purchase up to 350,000 shares of our common stock (the “December 2024 Penny Warrant Shares”), at an exercise price of $0.01 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended December 31, 2024. The December 2024 Penny Warrants will be exercisable at such time that we obtain the Warrant Issuance Shareholder Approval (as defined below) and will expire ten years from the date of issuance.

39

In addition, the Fourth Amendment (i) reduced the liquidity requirement under the Term Loan to be $3.5 million as of the last day of the month ended December 31, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ended January 31, 2025 and (ii) on January 1, 2025, interest is payable in-kind, to be capitalized and added to the principal. For Payment Dates occurring on or after April 1, 2025 (including interest accruing from January 1, 2025, through March 31, 2025), all interest shall be paid in cash at a rate equal to Adjusted Term SOFR plus the Applicable Margin.

Pursuant to the Fourth Amendment, we agreed to use commercially reasonable efforts to obtain shareholder approval for the issuance of up to 1,400,000 shares of common stock underlying penny warrants issued to the Term Loan Lenders on and after the date of the Fourth Amendment, including the December 2024 Penny Warrant Shares and the Accrued Warrant Shares (as defined below), in accordance with Rules 5635(b) and 5635(d) of the Nasdaq Stock Market (the “Warrant Issuance Shareholder Approval”). Further, we agreed to issue the Term Loan Lenders additional penny warrants (the “Accrued Penny Warrants”) exercisable for a number of shares of common stock pursuant to the formula set forth in the Fourth Amendment (the “Accrued Warrant Shares”) upon the earlier to occur of (i) five business days after the end of the Waiver Period (as defined below) or (ii) five business days prior to the effectiveness of a Change of Control (as defined in the Term Loan Agreement), in which such Accrued Penny Warrants would not be exercisable prior to receipt of the Warrant Issuance Shareholder Approval.

Under the Fourth Amendment, the Term Loan Lenders agreed to temporarily suspend the Term Loan Lenders’ rights under Section 4(b) of the Penny Warrants to receive additional warrant shares in connection with the issuances by us of shares of common stock pursuant to the ChEF Equity Facility during the Waiver Period. In addition, the Fourth Amendment: (i) provided for the interest to be paid on the Payment Date (as defined in the Term Loan Agreement) occurring on January 1, 2025 to be payable partly in cash and the remainder payable-in-kind as set forth in the Amendment; and (ii) reduced the liquidity requirement under the Term Loan Agreement to be $3.5 million as of the last day of the fiscal month ended December 31, 2024.

February 2025 Registered Direct Offering and Concurrent Private Placement and Fifth Amendment to Term Loan Agreement

On February 26, 2025, we entered into the Purchase Agreement with a single institutional investor, pursuant to which we sold in the Registered Direct Offering 180 shares of Series A Preferred Stock, at a price of $10,000 per share, initially convertible into shares of our common stock, at a conversion price of $2.332 per share of common stock. The Series A Preferred Stock is also convertible by the investor at an adjusted conversion price, subject to the applicable floor price, which is based on a discount to the market price of our common stock as set forth in the Certificate of Designation. The floor price for the Series A Preferred Stock sold in the Registered Direct Offering is $1.00.

Concurrently with the sale of the Series A Preferred Stock in the Registered Direct Offering, in the Private Placement, we sold, at the initial closing of the Private Placement (the “Initial Closing”), (i) an additional 170 shares of Series A Preferred Stock at the same offering price as the Series A Preferred Stock offered in the Registered Direct Offering, initially convertible into shares of common stock at a conversion price of $2.332 per share, and (ii) the Private Placement Warrants to purchase up to an aggregate of 4,000 shares of Series A Preferred Stock (the “Private Placement Warrant Shares”), with an exercise price of $10,000 per share of Series A Preferred Stock, and a term as described below. The floor price for the Series A Preferred Stock sold in the Private Placement is $0.424.

The exercise price under each Private Placement Warrant will be $10,000 per share of Series A Preferred Stock. Each Private Placement Warrant will be exercisable for 200 shares of Series A Preferred Stock in minimum increments of $500,000. The Private Placement Warrants will have a term beginning on the issuance date and ending on or prior to the earlier of (i) the Registration Effectiveness Date and (ii) (A) the consummation of a Change of Control and (B) the consummation of a redemption of the then outstanding Series A Preferred Stock in full. The exercise price and number of shares of Series A Preferred Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting shares of our common stock.

40

Pursuant to the Private Placement Warrants, we have a call right upon the occurrence of certain events. No earlier than two (2) months following the Registration Effectiveness Date and (2) the most recent conversion or exercise in full of a Private Placement Warrant, (i) the VWAP for the Measurement Period exceeds $3.00, (ii) the average daily volume for such Measurement Period exceeds $300,000 per trading day, (iii) the aggregate stated value of the then outstanding Series A Preferred Stock is less than or equal to $1,500,000, (iv) the Private Placement Warrant Shares are registered for resale pursuant to an effective registration statement and (v) there has not been an Equity Conditions Failure (as defined in the Certificate of Designation), then we may, within one (1) trading day of the end of such Measurement Period, call for cancellation of all or any portion of the Private Placement Warrant for which a notice to exercise has not yet been delivered and require the holder to exercise in part or in full the number of shares of Series A Preferred Stock set forth in a Call Notice for consideration equal to the applicable number of Series A Preferred Stock issuable upon exercise or cancellation of the Private Placement Warrants.

In addition, upon receipt of stockholder approval pursuant to the rules of Nasdaq for certain shares of common stock issuable upon conversion of the Series A Preferred Stock and the Registration Effectiveness, the investor will be automatically required to purchase for $4.5 million in the Second Closing an additional 450 shares of Series A Preferred Stock (the “Second Closing Preferred Shares”). The Second Closing Preferred Shares will be identical to the Series A Preferred Stock offered in the Registered Direct Offering and sold in the initial closing of the Private Placement, other than the conversion price and the floor price which will be determined at the time of the Second Closing based on the Nasdaq minimum price.

The net proceeds to us from the closing of the Registered Direct Offering and the Initial Closing, after deducting the placement agent’s fees and expenses and estimated offering expenses, were approximately $3.2 million, excluding the net proceeds, if any, from the exercise of the Private Placement Warrants.

As a condition precedent to the closing of the Offerings, on February 26, 2025, we entered into the Fifth Amendment (the “Fifth Amendment”) to the Term Loan Agreement with the Term Loan Lenders. Under the Fifth Amendment, the Term Loan Lenders agreed to, among other matters (i) receive no principal or interest payments under the Term Loan Agreement through March 31, 2026, and (ii) remove certain financial covenant tests under the Term Loan, provided that we maintain cash and cash equivalents equal to at least $2.5 million through such date.

Pursuant to the Fifth Amendment, we agreed to make certain mandatory prepayments on the Term Loan upon the occurrence of certain events. We are obligated to make a mandatory prepayment of the term loan equal to (i) 100% of the net cash proceeds of certain equity issuances by us made on or after the announcement of a Change of Control (as defined in the Term Loan Agreement), and (ii) 20% of the net cash proceeds of certain equity issuances by us made prior to the announcement of a Change of Control.

In connection with the entry into the Fifth Amendment, we issued to the Term Loan Lenders 330,000 penny warrants (the “February 2025 Penny Warrants”) to purchase shares of our common stock at an exercise price of $0.01 per share on the date of the Initial Closing in connection with the waiver of the antidilution provisions in the existing penny warrants held by the Term Loan Lenders with respect to the shares of Series A Preferred Stock issued at the closing of the Registered Direct Offering and the initial closing of the Private Placement. We also agreed to increase the number of shares subject to the Warrant Issuance Shareholder Approval (as defined in the Term Loan Agreement) from 1,400,000 to 3,130,000. Further, we and the Term Loan Lenders agreed to waive the antidilution provisions in the existing penny warrants held by the Lenders with respect to the Private Placement Warrants issued at the initial closing of the Private Placement and the shares of Series A Preferred Stock issued at the Second Closing on the condition that we will issue to the Term Loan Lenders a number of penny warrants which will be determined by the parties within five (5) trading days after the end of each fiscal quarter after the Second Closing.

Key Factors Affecting Our Operating Results

Our financial position and results of operations depend to a significant extent on the following factors:

41

End Market Consumers

The demand for our products ultimately depends on demand from consumers in our current end markets. We generate sales through (1) direct-to-customer and (2) through OEMs, particularly in the RV market.

An increasing proportion of our sales has been and is expected to continue to be derived from sales to RV and other OEMs, driven by continued efforts to develop larger and more complete storage systems. Although our battery systems are built in to each model, our RV OEM sales have been on a purchase order basis, without firm revenue commitments, and we expect that this will likely continue to be the case. Therefore, future RV OEM sales will be subject to risks and uncertainties, including the number of RVs these OEMs manufacture and sell, which in turn may be driven by the expectations these OEMs have around end market consumer demand.

Demand from end market consumers is impacted by a number of factors, including travel restrictions, fuel costs and energy demands (including an increasing trend towards the use of green energy), as well as overall macro-economic conditions and inflation. Sales of our batteries have benefited from the increased adoption of the RV lifestyle, the demand for and inclusion of additional appliances and electronics in RVs, and the accelerating trend of solar power adoption among RV customers. However, macro-economic conditions and increased competition from imported battery packs have led to a decrease in direct to consumer sales. We have addressed this drop in through product diversification by the release of our Dragonfly IntelLigence feature, as well as more targeted marketing efforts to increase the efficiency of our marketing spend. We expect that direct to consumer sales will remain relatively flat through 2025. However, we expect growth among our existing RV OEM customers due to an overall increase in RV shipments as the industry slowly recovers from the market correction, as well as our customers expanding the number of models that will include our battery systems in the new model year. Moreover, we expect increased revenue through our market diversification efforts – especially in our industrials market, including industrial solar and oil and gas, as well as the trucking market, in which we have been piloting our systems with fleets for the last two years.

Our strategy includes plans to expand into new end markets that we have identified as opportunities for our LFP batteries, including, rail, specialty and work vehicles, material handling, solar integration, and emergency and standby power, in the medium term, and data centers, telecom and distributed on-grid storage in the longer term. We believe that our current LFP batteries and, eventually, our solid-state batteries, will be well-suited to supplant traditional lead-acid batteries as a reliable power source for the variety of low power density uses required in these markets (such as powering the increasing number of on-board tools needed in emergency vehicles). The success of this strategy requires (1) continued growth of these addressable markets in line with our expectations and (2) our ability to successfully enter these markets. We expect to incur significant marketing costs understanding these new markets, and researching and targeting customers in these end markets, which may not result in sales. If we fail to execute on this growth strategy in accordance with our expectations, our sales growth would be limited to the growth of existing products and existing end markets.

Supply

We currently rely on two carefully selected cell manufacturers located in China, and a single supplier, also located in China, to manufacture our proprietary battery management system, and we intend to continue to rely on these suppliers going forward. Our close working relationships with our China-based LFP cell suppliers, reflected in our ability to increase our purchase order volumes (qualifying us for related volume-based discounts) and order and receive delivery of cells in anticipation of required demand, has helped us moderate increased supply-related costs associated with inflation, currency fluctuations and U.S. government tariffs imposed on our imported battery cells and to avoid potential shipment delays. To mitigate against potential adverse production events, we opted to build our inventory of key components, such as battery cells. However, as many of the supply chain challenges and delays that were prevalent over the last several years have eased, we are actively working down our inventory to more appropriate safety stock levels.

As a result of our battery chemistry and active steps we have taken to manage our inventory levels, we have not been subject to the shortages or price impacts that have been present for manufacturers of nickel manganese cobalt and nickel cobalt aluminum batteries. As we look toward the production of our solid-state cells, we have signed a Commercial Offtake Agreement with a lithium mining company located in Nevada for the supply of lithium, which we expect will enable us to further manage our cost of goods over time.

42

Product and Customer Mix

Our product sales consist of sales of seven different models of LFP batteries, along with accessories for battery systems (individually or bundled). These products are sold to different customer types (e.g., consumers, OEMs and distributors) and at different prices and involve varying levels of costs. In any particular period, changes in the mix and volume of particular products sold and the prices of those products relative to other products will impact our average selling price and our cost of goods sold. Despite our work to moderate increased supply-related costs, the price of our products may also increase as a result of increases in the cost of components due to inflation, currency fluctuations and tariffs. OEM sales typically result in lower average selling prices and related margins, which could result in margin erosion, negatively impact our growth or require us to raise our prices. However, this reduction is typically offset by the benefits of increased sales volumes. Sales of third-party sourced accessories typically have lower related margin. We expect accessory sales to increase as we further develop full-system design expertise and product offerings and consumers increasingly demand more sophisticated systems, rather than simple drop-in replacements. In addition to the impacts attributable to the general sales mix across our products and accessories, our results of operations are impacted by the relative margins of products sold. As we continue to introduce new products at varying price points, our overall gross margin may vary from period to period as a result of changes in product and customer mix.

Production Capacity

All of our battery assembly currently takes place at our 390,240 square foot headquarters and manufacturing facility located in Reno, Nevada. While the lease for the 99,000 facility is continuing, no manufacturing is taking place in this location. We currently operate three LFP battery production lines. Consistent with our operating history, we plan to continue to automate additional aspects of our battery production lines. Our existing facility has the capacity to add up to four additional LFP battery production lines and construct and operate a pilot production line for our solid-state cells, all designed to maximize the capacity of our manufacturing facility. Although our automation efforts are expected to reduce our costs of goods, we may not fully recognize the anticipated savings when planned and could experience additional costs or disruptions to our production activities.

Competition

We compete with traditional lead-acid battery manufacturers and lithium-ion battery manufacturers, who primarily either import their products or components or manufacture products under a private label. As we continue to expand into new markets, develop new products and move towards production of our own conventional LFP cells and, in the longer term, solid state cells, we will experience competition with a wider range of companies. These competitors may have greater resources than we do and may be able to devote greater resources to the development of their current and future technologies. Our competitors may be able to source materials and components at lower costs, which may require us to evaluate measures to reduce our own costs, lower the price of our products or increase sales volumes in order to maintain our expected levels of profitability.

Research and Development

Our research and development is currently primarily focused on the scaling our proprietary dry electrode process for domestic production of full LFP cells. Although we have reallocated resources from the advanced manufacturing of solid-state lithium-ion batteries in order to focus on conventional cells, we expect to return to the solid-state chemistry as capital becomes more available for these longer term projects.

Components of Results of Operations

Net Sales

Net sales is primarily generated from the sale of our LFP batteries to OEMs and consumers, as well as chargers and other accessories, either individually or bundled.

43

Cost of Goods Sold

Cost of goods sold includes the cost of cells and other components of our LFP batteries, labor and overhead, logistics and freight costs, and depreciation of manufacturing equipment.

Gross Profit

Gross profit, calculated as net sales less cost of goods sold, may vary between periods and is primarily affected by various factors including average selling prices, product costs, product mix and customer mix.

Operating Expenses

Research and development

Research and development costs include personnel-related expenses for scientists, experienced engineers and technicians as well as the material and supplies to support the development of new products and our solid-state technology.

General and administrative

General and administrative costs include personnel-related expenses attributable to our executive, finance, human resources, and information technology organizations, certain facility costs, and fees for professional services.

Selling and marketing

Selling and marketing costs include outbound freight, personnel-related expenses, as well as trade show, industry event, marketing, customer support, and other indirect costs. We expect to continue to make the necessary sales and marketing investments to enable the execution of our strategy, which includes expanding into additional end markets.

Total Other Income (Expense)

Other income (expense) consists primarily of interest expense, the change in fair value of the warrant liability and amortization of debt issuance costs.

Results of Operations

Comparisons for the Years Ended December 31, 2024 and 2023

The following table sets forth our results of operations for the years ended December 31, 2024 and 2023. This data should be read together with our financial statements and related notes included elsewhere in this prospectus, and is qualified in its entirety by reference to such financial statements and related notes.

	Years ended December 31,
	2024	% Net Sales	2023	% Net Sales
	(in thousands)
Net Sales	$50,645	100.0	64,392	100.0
Cost of Goods Sold	39,019	77.0	48,946	76.0
Gross profit	11,626	23.0	15,446	24.0
Operating expenses
Research and development	5,451	10.8	3,863	6.0
General and administrative	21,909	43.3	26,389	41.0
Sales and marketing	10,025	19.8	12,623	19.6
Total Operating expenses	37,385	73.8	42,875	66.6
Loss From Operations	(25,759)	(50.9)	(27,429)	(42.6)
Other Income (Expense)
Other (expense) income	(36)	(0.1)	19	0.0
Interest expense, net	(21,504)	(42.5)	(16,015)	(24.9)
Change in fair market value of warrant liability	6,684	13.2	29,582	45.9
Total Other (Expense) Income	(14,856)	(29.3)	13,586	21.1
Loss Before Taxes	(40,615)	(80.2)	(13,843)	(21.5)
Income Tax Benefit	-	(0.0)	(26)	0.0
Net Loss	$(40,615)	(80.2)	$(13,817)	(21.5)

44

	Years ended December 31,
	2024	2023
	(in thousands)
DTC	22,616	36,875
% Net Sales	44.7	57.3
OEM	27,612	27,517
% Net Sales	54.5	42.7
Licensing Revenue	417	-
% Net Sales	0.8	-
Net Sales	$50,645	$64,392

Net Sales

Net sales decreased by $13.7 million, or 21.3%, to $50.6 million for the year ended December 31, 2024, as compared to $64.4 million for the year ended December 31, 2023. This decrease was primarily due to lower DTC battery and accessory sales due to a decline in demand in our core RV markets, partially offset by a slight increase in average sale prices for our batteries which is related to product mix. For the year ended December 31, 2024, DTC revenue decreased by $14.3 million as a result of decreased customer demand for our products due to rising interest rates and inflation. We expect our sales to increase as the cyclical recovery of the RV market gains momentum in the coming quarters and entrance into new markets, trucking and industrials, with new product offerings.

Cost of Goods Sold

Cost of goods sold decreased by $9.9 million, or 20.3%, to $39.0 million for the year ended December 31, 2024, as compared to $48.9 million for the year ended December 31, 2023. This decrease was primarily due to a $9.1 million decrease in product cost due to lower unit volume, a decrease in labor expense due to reduced headcount and reduced overhead. We expect the materials and labor portion of our Cost of goods sold to increase in conjunction with the anticipated increase in revenue over the next 12 months.

Gross Profit

Gross profit decreased by $3.8 million, or 24.7%, to $11.6 million for the year ended December 31, 2024, as compared to $15.4 million for the year ended December 31, 2023. The decrease in gross profit was primarily due to lower unit volumes and a change in revenue mix that included a larger percentage of lower margin OEM sales and a lower percentage of higher margin DTC sales. Gross Profit percentage decreased by 1.0% from 24.0% in 2023 to 23.0% in 2024. Lower volume caused a reduction in absorption of labor and overhead impacting gross profit by 1.6% along with a decrease in material costs increasing gross profit by 0.6%. We expect our Gross Profit, as a percentage of revenue, to increase over the next 12 months with higher volumes increasing absorption of labor and overhead.

Research and Development Expenses

Research and development expenses increased by $1.6 million, or 41.1%, to $5.5 million for the year ended December 31, 2024, as compared to $3.9 million for the year ended December 31, 2023. The increase was primarily due to $0.8 million in higher employee related expenses due to increased headcount and an increase in rent related to the new lease in Fernley. Product development expenses and depreciation also increased related to new products introduced during the year ended December 31, 2024. We expect Research and Development expenses to reduce as we change our focus from Solid State to Product Development.

45

General and Administrative Expenses

General and administrative expenses decreased by $4.5 million, or 17.0%, to $21.9 million for the year ended December 31, 2024, as compared to $26.4 million for the year ended December 31, 2023. This decrease was primarily due to reduction of employee related costs totaling $7.0 million due to lower headcount, which includes lower stock-based compensation expense in the amount of $4.9 million. We also incurred lower compliance, insurance, and professional fees related to public company costs in the amount of $1.3 million, and a $0.7 million decrease in investor relations expenses. The decrease in expense was offset by an impairment loss accrued for assets held for sale at year end of $0.9 million and a loss on patent litigation settlement accrued of $2.5 million. We expect General and Administrative Expenses, as a percentage of revenue, to increase as we increase the staffing in our Engineering department over the next 12 months.

Selling and Marketing Expenses

Sales and marketing expenses decreased by $2.6 million, or 20.6%, to $10.0 million for the year ended December 31, 2024, as compared to $12.6 million for the year ended December 31, 2023. This decrease was primarily due to a $2.3 million reduction in employee related costs and lower stock-based compensation. Shipping costs are also lower by $0.9 million due to lower unit volumes, partially offset by travel and entertainment, previously allocated to General and Administrative Expense, and higher general marketing expenses. We expect our Selling and Marketing Expenses to be relatively stable over the next 12 months.

Total Other Income (Expense)

Other expense totaled $14.9 million for the year ended December 31, 2024 as compared to total other income of $13.6 million for the year ended December 31, 2023. Other expense in 2024 is comprised primarily of interest expense of $21.5 million related to our debt securities partially offset by a change in fair market value of warrant liability in the amount of $6.7 million. Other income in 2023 is comprised of a change in fair market value of warrant liability in the amount of $29.6 million, partially offset by interest expense of $16.0 million related to our debt securities.

Income Tax Benefit

The income tax benefit for the years ended December 31, 2024 and December 31, 2024 were immaterial. The income tax benefit reflects our expected use of losses in the period against future tax obligations. Management evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets and determined that it is more likely than not that we will not recognize the benefits of the deferred tax assets primarily due to us entering into a 3-year cumulative loss position. As a result, a full valuation allowance totaling $19.7 million was recorded as of December 31, 2023 revalued at $29.4 million for the year ended December 31, 2024

Net Loss

We experienced a net loss of $40.6 million for the year ended December 31, 2024, as compared to a net loss of $13.8 million for the year ended December 31, 2023. As described above, this result was driven by increased other expenses, lower sales due to reduced demand in the RV market, partially offset by lower cost of goods sold and lower operating expenses.

Critical Accounting Estimates

Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these consolidated financial statements requires us to make judgments and estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions. On a recurring basis, we evaluate our judgments and estimates in light of changes in circumstances, facts, and experience. The effects of material revisions in an estimate, if any, will be reflected in the consolidated financial statements prospectively from the date of the change in the estimate.

46

We consider an accounting estimate to be critical if: (1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations.

Management has discussed the development and selection of these critical accounting estimates with the Audit Committee of our board of directors. In addition, there are other items within our financial statements that require estimation but are not deemed critical as defined above. Changes in estimates used in these and other items could have a material impact on our financial statements.

We believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

Inventory Valuation

We periodically review physical inventory for excess, obsolete, and potentially impaired items and reserves. Any such inventory is written down to net realizable value. The reserve estimate for excess and obsolete inventory is dependent on expected future use and requires management judgement. The level of the estimate is assessed by considering the recent sales experience, the aging of inventories, and other factors that affect inventory obsolescence.

Income Taxes

We account for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted rates. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date.

We recognize the financial statement effect of an uncertain income tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. Recognized income tax positions are measured at the largest amount that is greater than 50% likely to be realized. A valuation allowance is recorded to reduce deferred income tax assets to an amount, which in the opinion of management is more likely than not to be realized.

Management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities, and any valuation allowance recorded against our deferred tax assets. We consider factors such as the cumulative income or loss in recent years; reversal of deferred tax liabilities; projected future taxable income exclusive of temporary differences; the character of the income tax asset, including income tax positions; tax planning strategies and the period over which we expect the deferred tax assets to be recovered in the determination of the valuation allowance. In the event that actual results differ from these estimates or we adjust our estimates in the future, we may need to adjust our valuation allowance, which could materially impact our financial position and results of operations.

The amount of the deferred tax asset considered realizable could be adjusted if our actual results in the future do not generate taxable income that is sufficient to allow us to utilize our deferred tax assets. Our future taxable income projections are subject to a high degree of uncertainty and could be impacted, both positively and negatively, by changes in our business or the markets in which we operate. A change in the assessment of the realizability of our deferred tax assets could materially impact our results of operations.

Leases

Acquired right-of-use assets and assumed lease liabilities are measured based on the remaining lease payments over the remaining portion of the lease term. As our leases do not provide an implicit rate, our incremental borrowing rate is used as a discount rate in determining the present value of lease payments. Our incremental borrowing rate was determined by comparing current low- and high-end mortgage loan rates and calculating an average. For our new Damonte lease, to be conservative in our estimate, we chose to use the high-end average as our incremental borrowing rate.

47

License Arrangement

We have entered into license arrangements that involve receiving upfront compensation, which is recognized as revenue over a five-year period. Management estimates the appropriate recognition pattern based on the expected delivery of related services and the period over which the economic benefits will be realized. This estimate involves judgments about the timing of performance obligations and the likelihood of continued customer engagement. Changes in these assumptions or unexpected developments could result in adjustments to revenue recognition, impacting the financial statements. As of the reporting date, management believes the estimate reflects the current understanding of the license arrangement’s performance obligations.

Non-GAAP Financial Measures

This prospectus includes a non-GAAP measure that we use to supplement our results presented in accordance with U.S. GAAP. EBITDA is defined as earnings before interest and other income (expenses), income taxes, and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA adjusted for stock-based compensation, ERP implementation, non-recurring debt transaction and business combination expenses. Adjusted EBITDA is a performance measure that we believe is useful to investors and analysts because it illustrates the underlying financial and business trends relating to our core, recurring results of operations and enhances comparability between periods.

Adjusted EBITDA is not a recognized measure under U.S. GAAP and is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Investors should exercise caution in comparing our non-GAAP measure to any similarly titled measure used by other companies. This non-GAAP measure excludes certain items required by U.S. GAAP and should not be considered as an alternative to information reported in accordance with U.S. GAAP.

The table below presents our adjusted EBITDA, reconciled to net (loss) income for the years ended December 31, 2024 and 2023.

	Years ended December 31,
	2024	2023
	(in thousands)
Net (loss)	$(40,615)	$(13,817)
Interest Expense	21,504	16,015
Taxes	-	(26)
Depreciation	1,372	1,237
EBITDA	(17,739)	3,409
Adjusted for:
Stock-Based Compensation(1)	1,020	6,710
June 2023 Offering Costs (2)	-	904
Loss on Disposal of Assets	69	712
Separation Agreement(3)	-	720
Change in fair market value of warrant liability (4)	(6,684)	(29,582)
Non-Recurring/One-Time Expenses:
Tariff Investigation(5)	463
Patent Litigation(6)	624
Reverse Stock Split (7)	90
Stryten Licensing Agreement(8)	284
Loss on Settlement(9)	2,500	-
Loss on Impairment of Assets(10)	873	-
Adjusted EBITDA	$(18,500)	$(17,127)

(1)	Stock-Based Compensation is comprised of costs associated with option and RSU grants made to our employees, consultants and board members.

48

(2)	June 2023 Offering Costs related to the warrant liability are comprised of fees and expenses, including legal, accounting, and other expenses associated with this offering.

(3)	Separation Agreement in 2023 is comprised of $720 in cash severance associated with separation agreement dated April 26, 2023, between us and our former Chief Legal Officer.

(4)	Change in fair market value of warrant liabilities represents the change in fair value from the date the warrants were issued through December 31, 2024.

(5)	Tariff Investigation are legal and forensic accounting related fees and expenses related to this investigation.

(6)	Patent Investigation are legal fees and expenses related to the Internation Trade Commission ‘ITC’ Lithium Hub patent infringement case.

(7)	Reverse Stock Split are transfer agent and legal expenses and fees related to the reverse stock split with the SEC.

(8)	Stryten Licensing Agreement is comprised of Legal expenses and fees related to the Licensing agreement with Stryten Energy, LLC

(9)	Loss on settlement from patent licensing litigation

(10)	Loss on impairment of assets from subsequent sale at a price lower than its carrying value

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations and other commitments. We assess liquidity in terms of our cash flows from operations and their sufficiency to fund our operating and investing activities. As of December 31, 2024, we had cash totaling $4.8 million. In addition, in February 2025, we raised $8.0 million with net proceeds of $3.2 million in connection with the sale of the shares of our Series A Preferred Stock received in February 2025 and the remainder expected in early May 2025. We believe that our cash at December 31, 2024 and the net proceeds of our February 2025 offering will fund our operations into the first quarter of 2026.

On July 29, 2024, Legacy Dragonfly and Battle Born LLC entered into the License with Stryten. In exchange for the licensing rights, Stryten agreed to pay Battle Born LLC the Initial Licensing Fee of five million dollars ($5,000,000). Per the License Agreement, payment for the Initial Licensing Fee is due within 30 days of the effective date of the License Agreement. We received the Initial Licensing Fee in August 2024.

In connection with the contraction of our business and uncertainty around the timing of future needs, we reduced our purchase activities in 2024. As a result, our inventory balance at December 31, 2024 decreased by $17.1 million to $21.7 million, compared to $38.8 million at December 31, 2023.

We expect that we will need to raise additional funds, including through the use of the ChEF Equity Facility and the issuance of equity, equity-related or debt securities or by obtaining additional credit from financial institutions to fund, together with our principal sources of liquidity, ongoing costs, such as research and development relating to our solid-state batteries, expansion of our facilities, and new strategic investments. If such financings are not available, or if the terms of such financings are less desirable than we expect, we may be forced to take actions to reduce our capital or operating expenditures, including by not seeking potential acquisition opportunities, eliminating redundancies, or reducing or delaying our production facility expansions, reduce operations, sell off our assets, seek the protection of bankruptcy courts or shut down our operations and dissolve. Further, any future debt or equity financings may be dilutive to our current stockholders.

49

Financing Obligations and Requirements

On November 24, 2021, we issued $45 million of fixed rate senior notes, secured by among other things, a security interest in our intellectual property. As part of the Business Combination, we entered into a senior secured term loan facility in an aggregate principal amount of $75 million (the “Term Loan”) pursuant to the Term Loan, Guarantee and Security Agreement (the “Original Term Loan Agreement”) by and among, us, Legacy Dragonfly, Alter Domus (US) LLC, as the Agent to the lenders time-to-time party thereto (such lenders, the “Term Loan Lenders”), the proceeds of which were used to repay the $45 million fixed rate senior notes, and ChEF Equity Facility. On June 28, 2024, we entered into the First Amendment with the Term Loan Lenders. The First Amendment provided for a one-time issuance of the June 2024 Penny Warrants to purchase up to 233,334 shares of common stock and certain amendments to the Term Loan. On July 29, 2024, we entered into the Second Amendment with the Term Loan Lenders in connection with the License Agreement. On September 30, 2024, we entered into the Third Amendment with the Term Loan Lenders, which provided for the issuance of the September 2024 Penny Warrants to purchase up to 333,334 shares of common stock and certain amendments to the Term Loan Agreement. On December 31, 2024, we entered into the Fourth Amendment with the Term Loan Lenders, which provided for the issuance of the December 2024 Penny Warrants to purchase up to 350,000 shares of common stock and certain amendments to the Term Loan Agreement.

In connection with the License Agreement, on July 29, 2024, us, Legacy Dragonfly and Battle Born LLC entered into the Second Amendment (together with the Original Term Loan, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Term Loan Agreement”).

Pursuant to the Second Amendment, the Term Loan Lenders (i) consented to the transactions contemplated by the License Agreement and the Trademark Transfer Agreement and (ii) agreed to waive the mandatory prepayment under the Term Loan that would have been due to the Term Loan Lenders under the Term Loan Agreement upon Battle Born LLC’s receipt of the Initial Licensing Fee. In connection with the Second Amendment, Battle Born LLC entered into the Joinder.

The Term Loan proceeds were used to: (i) support the Business Combination, (ii) prepay the fixed rate senior notes at closing of the Business Combination, (iii) pay fees and expenses in connection with the foregoing, (iv) to provide additional growth capital and (v) for other general/corporate purposes. The Term Loan will mature on October 7, 2026, or the Maturity Date, and will be subject to quarterly amortization of 5% per annum beginning 24 months after issuance. The definitive documents for the Term Loan incorporate certain mandatory prepayment events and certain affirmative and negative covenants and exceptions hereto. The financial covenants for the Term Loan include a maximum senior leverage ratio covenant, a minimum liquidity covenant, a springing fixed charge coverage ratio covenant, and a maximum capital expenditures covenant. On March 29, 2023, September 29, 2023, December 29, 2023, May 13, 2024, June 28, 2024, September 30, 2024 and December 31, 2024, we obtained waivers from Alter Domus (US) LLC, as the administrative agent for the lenders (the “Administrative Agent”) and EICF Agent LLC and certain third-party financing source of our failure to satisfy the Tests under the Term Loan during the quarters ended March 31, 2023, September 30, 2023, December 31, 2023, March 31, 2024, June 30, 2024, September 30, 2024, and December 31, 2024. On March 31, 2024, April 29, 2024, May 30, 2024, June 28, 2024, July 31, 2024, August 30, 2024, September 30, 2024, October 31, 2024, November 30, 2024 and December 31, 2024, we received additional waivers from the Administrative Agent and the Term Loan Lenders in regard to our compliance with the liquidity requirement under the Term Loan as of the last day of the fiscal quarters ended March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, and as of the last fiscal day for the months ended April 30, 2024, May 31, 2024, July 31, 2024, August 31, 2024, October 31, 2024 and November 30, 2024. However, it is probable that we will fail to meet these covenants within the next twelve months. In accordance with U.S. GAAP, we reclassified our notes payable from a long-term liability to a current liability. The Term Loan accrues interest as follows: (i) until April 1, 2024, at a per annum rate equal to adjusted secured overnight financing rate (“SOFR”) plus 7% payable in cash plus an amount ranging from 4.5% to 6.5%, depending on our senior leverage ratio; (ii) effective April 1, 2024 and thereafter, interest payable to certain lenders subject to regulations of the U.S. Small Business Administration (“SBA”) with outstanding principal on that date of $30,846 will be limited to 14.0% per annum (except for default interest permitted under SBA regulations, as applicable); and (iii) the other outstanding principal will accrue interest from April 1, 2024 thereafter until October 1, 2024, at a per annum rate equal to adjusted SOFR plus 7% payable in cash plus an amount ranging from 4.5% to 6.5%, depending on the senior leverage ratio of the consolidated company, and at all times thereafter, at a per annum rate equal to adjusted SOFR plus a margin ranging from 11.5% to 13.5%, depending on our senior leverage ratio.

50

Payments of interest based on the Term Loan are as follows:

(i)	Interest payable on April 1, 2024, was paid in cash.
(ii)	Interest payable on July 1, 2024, became payable-in-kind.
(iii)	Interest payable on October 1, 2024, became payable partly in cash and partly in-kind, at a per annum rate equal to adjusted SOFR plus 7% payable in cash plus an amount ranging from 4.5% to 6.5% paid-in-kind, depending on the senior leverage ratio of the consolidated company (subject to the 14.0% limit for lenders subject to SBA regulations).
(iv)	(iv) For each payment date occurring on or after January 1, 2025, interest will be payable in cash.

In each of the foregoing cases, adjusted SOFR will be no less than 1%.

We may elect to prepay all or any portion of the amounts owed prior to the Maturity Date, provided that we provide notice to the Administrative Agent and the amount is accompanied by the applicable prepayment premium, if any. Prepayments of the Term Loan are required to be accompanied by a premium of 5% of the principal amount so prepaid if made prior to the October 7, 2023, 3% if made on and after October 7, 2023 but prior to October 7, 2024, 1% if made after October 7, 2024 but prior to October 7, 2025, and 0% if made on or after October 7, 2025. If the Term Loan is accelerated following the occurrence of an event of default, Legacy Dragonfly is required to immediately pay to lenders the sum of all obligations for principal, accrued interest, and the applicable prepayment premium.

Pursuant to the Term Loan Agreement, we have guaranteed the obligations of Legacy Dragonfly and such obligations will be guaranteed by any of Legacy Dragonfly’s subsidiaries that are party thereto from time to time as guarantors. Also pursuant to the Term Loan Agreement, the Administrative Agent was granted a security interest in substantially all of the personal property, rights and assets of us as and Legacy Dragonfly to secure the payment of all amounts owed to lenders under the Term Loan Agreement. In addition, we entered into a Pledge Agreement pursuant to which we pledged to the Administrative Agent our equity interests in Legacy Dragonfly as further collateral security for the obligations under the Term Loan Agreement. At the closing of the Business Combination, we issued to the Term Loan Lenders (i) the Penny Warrants and (ii) the $10 Warrants.

Pursuant to the Purchase Agreement, on the terms of and subject to the satisfaction of the conditions in the Purchase Agreement, including the filing and effectiveness of a registration statement registering the resale by CCM LLC of the shares of common stock issued to it under the Purchase Agreement, we will have the right from time to time at our option to direct CCM LLC to purchase up to a specified maximum amount of shares of common stock, up to a maximum aggregate purchase price of $150 million over the term of the ChEF Equity Facility. In connection with the ChEF Equity Facility, we filed a registration statement registering the resale of up to 2,390,226 shares that may be resold into the public markets by CCM LLC, which represented approximately 33% of the shares of our common stock outstanding as of December 31, 2023. During the year ended December 31, 2023, we issued and sold approximately 65,389 shares of our common stock under this facility, resulting in net cash proceeds of $1,278,566. During the year ended December 31, 2024, we issued 350,423 shares pursuant to the Purchase Agreement with CCM LLC for aggregate proceeds to the Company of $2,043,885. This impact may be heightened by the fact that sales to CCM LLC will generally be at prices below the current trading price of our common stock. If the trading price of our common stock does not recover or experiences a further decline, sales of shares of common stock to CCM LLC pursuant to the Purchase Agreement may be a less attractive source of capital and/or may not allow us to raise capital at rates that would be possible if the trading price of our common stock were higher.

On March 5, 2023, we issued a note in the principal amount of $1.0 million (the “Principal Amount”) to Brian Nelson, one of our directors, in a private placement in exchange for cash in an equal amount (the “March Note”). The March Note became due and payable in full on April 1, 2023. We were also obligated to pay a fee in the amount of $100,000 (the “March Loan Fee”) to Mr. Nelson on April 4, 2023. The Principal Amount of the March Note was paid in full on April 1, 2023 and the March Loan Fee was paid in full on April 4, 2023.

51

On January 30, 2024, we issued an unsecured convertible promissory note (the “January Note”) in the principal amount of $1.0 million (the “January Principal Amount”) to Brian Nelson, one of our directors, in a private placement in exchange for cash in an equal amount. The January Note became due and payable in full on February 2, 2024. We were also obligated to pay $50,000 (the “January Loan Fee”) to Mr. Nelson on February 2, 2024. We paid the January Principal Amount and the January Loan Fee in full on February 2, 2024.

On February 27, 2024, we issued the February Note to Brian Nelson in the February Principal Amount of $1.7 million in a private placement in exchange for cash in an equal amount. The February Note became due and payable in full on March 1, 2024. We were also obligated to pay the February Loan Fee in the amount of $85,000 to Mr. Nelson on March 1, 2024. The February Principal Amount of the February Note and the February Loan Fee were paid in full on March 1, 2024.

For a discussion of our other financing transaction, see “Overview” above.

In 2024, we identified an underpayment of tariffs to CBP in the amount of approximately $1.66 million in the aggregate, related to the improper classification and valuation of certain of the products used in our batteries. We have reported the underpayment to CBP.

Going Concern

For the year ended December 31, 2024, we incurred losses and had a negative cash flow from operations. As of December 31, 2024, we had approximately $4.8 million in cash and cash equivalents and a working capital of $11.1 million.

Under the Term Loan Agreement, we are obligated to comply with certain financial covenants, which include maintaining a maximum senior leverage ratio, minimum liquidity, a springing fixed charge coverage ratio, and maximum capital expenditures. On March 31, 2024, April 29, 2024, May, 30, 2024, June 28, 2024, July 31, 2024, August 31, 2024, September 30, 2024, October 31, 2024, November 30, 2024 and December 31, 2024, we obtained waivers from the Term Loan administrative agent and lenders of its failures to satisfy the liquidity requirement under the Term Loan for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024, and December 31, 2024 and the fiscal months ended April 30, 2024, May 31, 2024, July 31, 2024, August 31, 2024, October 31, 2024, and November 30, 2024, as applicable. In connection with the License Agreement, on July 29, 2024, us, Legacy Dragonfly and Battle Born LLC entered into the Second Amendment. Pursuant to the Second Amendment, the Term Loan Lenders (i) consented to the transactions contemplated by the License Agreement and the Trademark Transfer Agreement and (ii) agreed to waive the mandatory prepayment under the Loan Agreement that would have been due to the Lenders under the Term Loan upon Battle Born LLC’s receipt of the Initial Licensing Fee. In connection with the Second Amendment, Battle Born LLC entered into the Joinder.

On September 30, 2024, the Company entered into the Third Amendment, which: (i) reduced the liquidity requirement under the Term Loan to be $7.0 million as of the last day of the month ended September 30, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ended July 31, 2024 and (ii) on October 1, 2024, interest is payable (a) $1,500,000 in cash for the pro rata benefit of the Lenders and (b) the remaining interest in-kind, to be capitalized and added to the principal. For Payment Dates occurring on or after January 1, 2025 (including interest accruing from October 1, 2024, through December 31, 2024), all interest shall be paid in cash at a rate equal to Adjusted Term SOFR plus the Applicable Margin.

On December 31, 2024, the Company entered into the Fourth Amendment, which: (i) reduced the liquidity requirement under the Term Loan to be $3.5 million as of the last day of the month ended December 31, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ended January 31, 2025 and (ii) on January 1, 2025, interest is payable in-kind, to be capitalized and added to the principal. For Payment Dates occurring on or after April 1, 2025 (including interest accruing from January 1, 2025, through March 31, 2025), all interest shall be paid in cash at a rate equal to Adjusted Term SOFR plus the Applicable Margin.

On February 2025, subsequent to the current year ended December 31, 2024, in connection with the Securities Purchase Agreement, the Company entered into the Fifth Amendment, which: (i) extended the maturity date by one year to October 2027, (ii) deferred all principal and interest payments to April 2026 and (iii) removed any applicable financial covenants (except for a financial covenant requiring the Company to maintain cash and cash equivalents equal to or greater than $2,500 on a monthly basis) for the next 1.5 years.

As presented above, strategic initiatives were executed in order to alleviate the substantial doubt, such as the Company’s ability to raise funds through the Purchase Agreement, the maturity extension of the Term Loan (which reclassifies the loan as long-term on the financial statements for the year ending December 31, 2024), and the absence of any covenants, other than a $2,500 minimum cash requirement, for at least one year from the financial statement issuance date. While these initiatives were enough support to move our debt to a long term classification, the initiatives were not enough support to completely alleviate the Company’s going concern. Due to no other concessions being made by the lenders in terms of future debt and interest due, except for extending payments into 2026 and the maturity date by one year, and due to the inherent uncertainty surrounding the realization of projected revenues from new markets, management concluded that there is significant doubt about the Company’s ability to continue as a going concern.

52

As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our 2024 consolidated financial statements, with respect to this uncertainty.

In addition, we may need to raise additional debt and/or equity financing to fund our operations and strategic plans and meet our financial covenants. We have historically been able to raise additional capital through issuance of equity and/or debt financing and we intend to use the ChEF Equity Facility and raise additional capital as needed. However, we cannot guarantee that we will be able to raise additional equity, contain expenses, or increase revenue. If such financings are not available, or if the terms of such financings are less desirable than we expect, we may be forced to take actions to reduce our capital or operating expenditures, including by not seeking potential acquisition opportunities, eliminating redundancies, or reducing or delaying our production facility expansions, reduce operations, sell off our assets, seek the protection of bankruptcy courts or shut down our operations and dissolve, which may adversely affect our business, operating results, financial condition and prospects. Further, future debt or equity financings may be dilutive to our current stockholders.

Cash Flows for the Years ended December 31, 2024 and 2023

	Years ended December 31,
	2024	2023
Net Cash provided by/(used in):	(in thousands)
Operating Activities	$(7,182)	$(17,706)
Investing activities	$(2,729)	$(6,885)
Financing activities	$2,047	$19,523

Operating Activities

Net cash used in operating activities was $7.2 million for the year ended December 31, 2024, primarily due to a net loss during the period and the change in fair market value of the warrant liability, partially offset by a decrease in inventory as a result of management’s decision to lower overall stocking levels to adjust for more modest demand.

Net cash used in operating activities was $17.7 million for the year ended December 31, 2023, primarily due to a net loss during the period and the change in fair market value of the warrant liability, partially offset by a decrease in inventory as a result of management’s decision to lower overall stocking levels to adjust for more modest demand.

Investing Activities

Net cash used in investing activities was $2.7 million for the year ended December 31, 2024, as compared to $6.9 million for the year ended December 31, 2023. The cash used in investing activities was primarily driven by capital expenditures in leasehold improvements for our new lease and to support our core battery business.

Financing Activities

Net cash provided by financing activities was $2.0 million for the year ended December 31, 2024, primarily as a result of proceeds $2.0 million from the utilization of the ChEF Equity Facility.

Net cash provided by financing activities was $19.5 million for the year ended December 31, 2023, primarily as a result of $20.7 million proceeds from the June 2023 Offering.

Contractual Obligations

Our estimated future obligations consist of short-term and long-term operating and financing lease liabilities. As of December 31, 2024, we had $3.0 million in short-term operating and financing lease liabilities and $22.7 million in long-term operating, and financing lease liabilities.

As disclosed above, we have a Term Loan and as of December 31, 2024, the principal amount outstanding under the Term Loan was $69.9 million.

JOBS Act Accounting Election

As an emerging growth company under the JOBS Act, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We have elected not to opt out of such extended transition period. Accordingly, when an accounting standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will adopt the new or revised accounting standard at the time private companies adopt the new or revised accounting standard, unless early adoption is permitted by the accounting standard, and we elect early adoption. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

53

OUR BUSINESS

Overview

We are a manufacturer of non-toxic deep cycle lithium-ion batteries that caters to customers in the consumer industry (including the recreational vehicle (“RV”), marine vessel, solar and off-grid residence industries), and trucking, industrial and energy storage markets, with proprietary, patented and disruptive battery cell manufacturing and non-flammable solid-state cell technology currently under development. Our goal is to develop technology to deliver environmentally impactful solutions for energy storage to everyone globally. We believe that the innovative design of our lithium-ion batteries is ideally suited for the demands of modern customers who rely on consumer electronics, connected devices and smart appliances that require continuous, reliable electricity, regardless of location.

Our deep cycle LFP batteries provide numerous advantages compared to incumbent products, such as lead-acid batteries. LFP batteries are non-toxic and environmentally friendly, do not rely on scarce or controversial metals and are a highly cost-effective storage solution. LFP batteries use lithium iron phosphate (“LiFePO4”) as the cathode material for lithium-ion cells rather than nickel or cobalt. Although the energy density of LFP batteries is lower, they have a longer cycle life and experience a slower rate of capacity loss. LFP is also intrinsically safer than sulfide gases due to its thermal and chemical stability, meaning our LFP batteries are less flammable than alternative products. As we develop our proprietary solid-state cell technology, we believe our use of LFP will continue to provide significant advantages over the lithium-ion technology in development by most other companies that still incorporate less stable components in their chemistries (such as sulfide gases, which are chemically unstable and form hydrogen sulfide when exposed to air).

We have a dual-brand strategy for battery products, Dragonfly Energy (“Dragonfly Energy”) and Battle Born Batteries (“Battle Born”). Battle Born branded products are primarily sold direct-to-consumers (“DTC”), while the Dragonfly Energy brand is primarily sold to original equipment manufacturers (“OEMs”). However, with the growing popularity and brand recognition of Battle Born, these batteries have become increasingly popular with our OEM customers. Based on the extensive research and optimization undertaken by our team, we have developed a line of products with features including a proprietary battery management system and an internal battery heating feature for cold temperatures, and we have recently launched our unique battery communication system. We currently source the LFP cells incorporated into our batteries from a limited number of carefully selected suppliers that can meet our demanding quality standards and with whom we have developed long-term relationships.

Reflecting the strength of our DTC brand, we signed a brand licensing contract in July of 2024 with Stryten Energy for the Battle Born brand to be deployed in B2B sales within Stryten’s target market. The contract is expected to bring $30 million of licensing revenues within a seven year period. Additionally, we signed a contract manufacturing agreement that allows for us to assemble battery packs to be sold by Stryten under the Battle Born label. Both licensing and contract manufacturing revenues from these contracts are expected to come in throughout 2025, and we believe will represent a significant portion of our total revenues beginning in 2026.

Founded as an aftermarket-focused company, we initially targeted direct-to-consumer (DTC) sales within the recreational vehicle (RV) market. Since our inception in 2020, we have successfully sold over 330,000 batteries. For the fiscal years ended December 31, 2024, and December 31, 2023, we sold 42,447 and 64,906 batteries, respectively, generating revenues of $50.6 million and $64.5 million for each year.

Our innovative battery products have disrupted the traditional lead-acid battery markets. The strong DTC demand, combined with our efforts to educate and market to original equipment manufacturers (OEMs), has facilitated significant penetration into the OEM sector. Historically, we have driven total sales growth through several strategies:

1.	Expansion of DTC Sales: Increasing direct sales of batteries for RV applications.
2.	Market Diversification: Entering the marine vessel and off-grid storage markets with related DTC offerings.
3.	OEM Partnerships: Supplying batteries to RV OEMs.
4.	Distributor Engagement: Enhancing sales through increased distribution channels.
5.	Accessory Sales: Reselling accessories for our battery systems.

54

Our valued RV OEM partners currently include industry leaders such as Airstream, Tiffin Motorhomes, Forest River, nuCamp RV, Triple E RV, REV Group, Keystone, and THOR Industries (“THOR”). Notably, THOR has made a strategic investment in our business, which we believe underscores our strong industry relationships.

For the year ended December 31, 2024, we experienced a period of sustained market correction characterized by ongoing inflation and historically high interest rates, which posed challenges to our DTC markets. While there were small increases in retail registrations and wholesale shipments within the RV industry, much of this growth was concentrated in the price-sensitive entry-level segment. These entry-level RVs typically do not incorporate our battery products, resulting in a decline in our overall sales due to the limited growth in segments aligned with our offerings.

However, we did observe increased OEM adoption of our products outside the entry-level segment, marked by the acquisition of new customers and enhanced market share within existing customer product lines. As a result, a higher proportion of our revenue was generated through the OEM channel compared to the DTC market.

We successfully entered into two significant distribution agreements with Keystone Automotive Group (a division of LKQ) and Meyer Distribution. These partnerships are expected to expand our reach within the RV and marine dealer networks and support continued growth in our DTC channels.

In 2024, RV dealers continued to optimize their inventory levels, resulting in relatively flat sales after a substantial 36% correction in 2023. The industry’s pivot towards entry-level RVs, which do not typically utilize our batteries, contributed to the decline in total revenue for the year ended December 31, 2024, compared to the prior year.

Based on our ongoing discussions with customers and current unit forecast projections, we anticipate an increase in revenue within the RV market for 2025. We remain committed to expanding our market presence, leveraging strategic partnerships, and driving innovation to sustain our growth trajectory.

We currently offer several lines of batteries across our two brands, each differentiated by size, power and capacity, consisting of seven different models, which come with an option for internal heat for cold temperature operation or an option for wireless communication using our Dragonfly IntelLigence feature. To supplement our battery offerings, we are also a reseller of accessories for battery systems. These include chargers, inverters, monitors, controllers and other system accessories from brands such as Victron Energy, Progressive Dynamics, Magnum Energy and Sterling Power.

Our battery packs are designed and assembled in-house in the United States. In November 2024, we relocated from our 99,000 square foot facility in Reno, Nevada to our new 390,240 square foot facility also in Reno, Nevada, which has allowed us to increase our production capacity and gives us the ability to increase sales to existing customers and penetrate new markets. Our 390,240 square foot facility provides a streamlined, partially autonomous production process for our current batteries, which comprises module assembly and battery assembly, with the availability to expand the number of lines to handle increased volumes and the additional battery modules we intend to introduce in the near future. We also entered into a lease for use of an approximately 64,000 square foot facility to further increase our capacity to produce our patented dry electrode process (the “Fernley Lease Agreement”).

Through our Battle Born Batteries and Wakespeed brands, we operate in three primary consumer end markets: RVs, marine vessels, and off-grid storage systems. We are strategically expanding into additional markets, with a focus on trucking – including heavy-duty trucks and work trucks – and industrial markets – including oil and gas and industrial solar integration. Within our core markets, we focus on displacing lead-acid batteries with our technologically advanced and greener lithium-ion solutions. Our Battle Born Batteries portfolio is designed to provide customers with a reliable, long-lasting, and highly efficient off-grid power source.

We continue to leverage our proven sales and marketing strategy to efficiently penetrate our target end markets. We prioritize customer education through various channels, highlighting the distinct advantages of lithium-ion batteries over traditional lead-acid alternatives. Tradeshows, rallies, and industry events serve as key platforms for direct customer engagement, featuring product demonstrations, educational seminars, and opportunities for interaction with knowledgeable sales and technical experts. We further amplify our reach through a robust social media program, strategically partnering with content creators and industry influencers to disseminate product benefits to targeted audiences. Additionally, we cultivate relationships with industry publications to secure editorial coverage that informs and educates potential customers. We also employ a targeted pay-per-click (“PPC”) advertising campaigns across various platforms, including search engines, social media, and connected TV to efficiently convert high-intent customers at the bottom of the purchase funnel.

55

Drawing upon our success in collaborating with RV and marine OEMs, we have begun expanding into the heavy-duty trucking market. We are leveraging our expertise in designing and supporting lithium-ion storage systems to tailor solutions meeting specific requirements for fleets. These solutions have been adopted as factory options, demonstrating their value proposition for truck fleets seeking to:

●	Reduce diesel fuel costs: our technology delivers significant fuel savings, offering a rapid return on investment.
●	Comply with anti-idling regulations: Lithium-ion batteries enable efficient power management eliminating the need for long haul truck drivers to idle, thus aligning with increasingly stringent regulations.
●	Enhance sustainability efforts: Transitioning to long lasting and greener lithium-ion solutions contributes to improved environmental impact.

This strategic approach has resulted in successful pilot programs with fleets representing over 15% of the North American heavy-duty trucking market, and has already resulted in several new arrangements, including Stevens Transport and Highway Transport.

In the Fall of 2024, a partnership with Alegacy – a packager of natural gas compression equipment – led to a successful demonstration of an uninterruptible battery powered vapor recovery unit (VRU) that exhibited methane leakage mitigation in a large (greater than 3000 hp) gas compression unit. We believe that this successful demonstration will pave the way for the aftermarket and OEM deployments of these lithium battery powered VRUs, beginning in 2025. The opportunity leverages our expertise in combining alternator charging and battery cycling, as well as our Class 1 Div 2 battery classification, which allows our battery systems to be deployed in the vicinity of oil & gas pipelines.

To augment our core lithium-ion battery pack business, we rely on our research and development department. The team has successfully developed innovative manufacturing processes for dry-electrode manufacturing of lithium-ion cells, and continues development efforts relating to next-generation solid-state technology. Since our inception, we have built a comprehensive patent portfolio around our proprietary dry-electrode battery manufacturing process, which eliminates the use of harmful solvents and energy-intensive drying ovens compared to traditional methods. This translates to significant environmental and cost benefits, including reduced energy consumption, smaller space requirements, and a lower carbon footprint.

Moreover, our solid-state technology in development removes the need for a liquid electrolyte, thereby addressing safety concerns related to flammability. Our unique competitive edge lies in the combination of solid-state technology with its scalable dry-electrode manufacturing process. This enables the rapid production of cells having an intercalation anode (like graphite or silicon), unlike many competitors reliant on less stable lithium metal anodes. We believe this design offers superior cyclability and safety, serving as a key differentiator in the energy storage market. Furthermore, internal production of both conventional and solid-state cells streamlines our supply chain and enables vertical integration, ultimately driving down production costs.

Industry Background

For decades, lead-acid batteries have been the dominant player in power and energy markets worldwide. Since the introduction of the absorbed glass mat (“AGM”) lead-acid battery in the mid-1970s, the technological advancements in lead-acid battery technology have been limited. LFP batteries have numerous advantages over the incumbent lead-acid batteries used in today’s markets:

●	Environmentally Friendly, Socially Responsible and Safer. Lead-acid batteries that are not recycled or disposed of properly are extremely toxic and can cause areas of poisonous groundwater and lead buildups, impacting both humans and the environment. Research by EcoMENA shows that a single lead-acid battery disposed of incorrectly into a municipal solid waste collection system could contaminate 25 tonnes of municipal solid waste and prevent recovery of organic resources due to high lead levels. Lithium-ion batteries, specifically LFP batteries, have no toxic elements, offering a much safer environmental alternative to lead-acid batteries. LFP batteries also do not rely on controversial elements such as cobalt as part of their chemistry. Compared to lead-acid batteries, there is no concern of “off-gassing,” or the emission of noxious gases, for lithium-ion batteries, and therefore no need to take into consideration required ventilation or off-gas related fire risk when installing or recharging our LFP batteries.

56

●	Longer Lifespan. Lithium-ion batteries have longer lifecycles compared to lead-acid batteries. LFP batteries are able to cycle (i.e., discharge and charge) 3,000 to 5,000 times before hitting the 80% capacity mark. Comparatively, lead-acid batteries degrade quickly, only cycling 300-500 times before hitting 50% of their original capacity. Our third-party validated internal research suggests that if a typical AGM lead-acid battery and our LFP battery were cycled once every day, the AGM battery and our LFP battery would have a respective lifespan of 1.98 years and 19.18 years before reaching 80% depth of discharge (i.e., 80% of our battery would have been discharged relative to the overall capacity of the battery in that lifespan). In many storage applications, lithium-ion batteries have a lifespan exceeding the lifetime of the project with very limited maintenance requirements, compared to lead-acid batteries, which have a one- to two-year useful life in most applications.

●	Power and Performance. As new technologies evolve and people consume more electricity, the importance of battery power and performance increases. Compared to lead-acid batteries, lithium-ion batteries can discharge power at a higher voltage and more consistently through the discharge cycle (i.e., until they are 100% discharged) while utilizing a smaller physical space and weighing less. In addition, unlike lead-acid batteries, lithium-ion batteries can be discharged below 50% capacity without causing irreparable harm to the battery. Lithium-ion batteries also provide the same energy capacity with one-fifth the weight of a standard lead-acid battery. Lithium-ion batteries are also significantly more reliable and efficient, especially in cold temperatures, allowing for year-round all-climate usage.

●	Charging. Lead-acid batteries were the first rechargeable batteries on the market. However, due to new advancements in energy density (i.e., the amount of energy stored by mass volume) and charge/discharge rates, lithium-ion batteries now significantly outperform traditional lead-acid batteries. LFP batteries currently charge five times faster than their lead-acid counterparts, with even faster charging rates expected for the next generation of lithium-ion cells. With the appropriate battery management system, lithium-ion batteries can be charged in cold temperatures, something lead-acid batteries are unable to do, resulting in two to three times more power delivered.

●	Maintenance-Free. LFP batteries provide the benefit of being a maintenance-free option compared to lead-acid batteries. Unlike lead-acid batteries which have no battery management system to regulate current flow and charging rates, all our LFP battery packs include a proprietary battery management system that regulates current and provides temperature, short circuit and cold charging protection. Our LFP batteries also do not require cleaning or water, eliminating the need for periodic maintenance found in today’s lead-acid batteries. While our LFP batteries are generally designed to replace and physically fit into racks made for existing lead-acid batteries, our batteries can be installed in any position and without the need for venting.

End Markets

Current Markets

According to a Frost and Sullivan report commissioned by us in 2021 (“Frost & Sullivan”), the total addressable market (“TAM”) of our three current end markets was estimated to be approximately $12 billion by 2025.

●	Recreational Vehicles. The growth of the RV market is expected to continue to drive demand for LFP storage batteries. According to the 2025 RV Industry Association (“RVIA”) Owner Demographic Profile, 16% of RV buyers are between the ages of 18 and 34. In addition, over a third of the respondents in the study (36%) are first-time owners, underscoring the growth of the industry in the past decade. RV interiors are becoming more modern as customers adopt the full-time RV lifestyle, with additional appliances and electronics being installed, increasing the need for reliable power. The need for greater power and power storage capabilities to power interiors is driving a shift towards the use of LFP batteries. Incumbent lead-acid batteries are heavy, take up a lot of space, have inefficient power discharge and require ventilation. Our product addresses all of these problems by allowing for shorter charge times, weighing one-fifth of a standard lead-acid battery, providing a reliable and consistent source of power and being maintenance-free. Our market focus has traditionally been on motorized RVs (i.e., drivable RVs), however, OEMs have begun to introduce batteries into towable units (i.e., RVs that require another vehicle to drive them), which has created a growing subsector in the RV market for LFP batteries. According to the RVIA’s 2024 RV Market Report, approximately 89% of wholesale RV units shipping in 2025 are projected to be towable units, representing a significant growth opportunity for LFP batteries.

57

●	Marine Vessels. As boating becomes more popular in North America, the need for a reliable, non-flammable energy storage system is becoming increasingly apparent. According to the 2020 Recreational Boating Statistics and the 2020 National Recreational Boating Safety Survey, in 2018 over 84 million Americans participated in some form of boating activity. There were a total of over 11.6 million registered boats on the water as of 2023. Similar to the RV market, customers are becoming more technologically advanced and are adding more electronics to their vessels, in turn driving demand for larger and more reliable energy storage, such as LFP batteries. Tightening marina regulations are also driving the need for electric docking motors on more vessels and increasing the focus on safety, which LFP batteries are well-suited to address.

●	Off-Grid Residences. Many people are turning to off-grid housing and, as individuals and governments become more conscious of their carbon footprint, a shift towards renewable energy sources for off-grid housing will be increasingly popular. Solar installations continue to see an increase globally, with global PV installations projected to rise from 144 GW (DC) in 2020 to 334 GW (DC) in 2030 according to Bloomberg. According to the Solar Energy Industries Association (“SEIA”), approximately 11% of solar installations in 2021 were supplemented with a battery system for efficient storing of excess energy generated during daylight hours. However, the number of new behind-the-meter solar systems with supporting battery systems is projected to rise to over 29% by 2025. LFP batteries are able to solve the weakest part of renewable energy adoption, which is the lack of consistent, reliable and efficient energy storage that is safer than alternative energy storage options currently on the market. As this shift towards clean energy becomes more prominent and cost-effective, the LFP battery market will be able to penetrate the largely untapped off-grid markets.

Addressable Adjacent Markets

Our addressable markets are areas with significant growth potential that we will be positioned to penetrate as customers turn towards LFP and other lithium-ion batteries as replacements for traditional lead-acid batteries. As these medium- and long-term markets mature, we intend to deploy our solid-state technology, once developed, while concurrently continuing to further displace the incumbent lead-acid technology.

●	Heavy Duty Truck. The heavy-duty truck market encompasses a broad range of vehicles designed for extensive commercial and industrial use, such as long-haul transport, construction, and logistics. With more than 300,000 Class 8 units sold in 2022, the market demonstrates a robust demand for vehicles that are integral to the backbone of global commerce and infrastructure projects. As the demand for more efficient, sustainable, and reliable transportation solutions grows, the use of Auxiliary Power Units (“APUs”) in heavy duty trucks is becoming increasingly significant. APUs provide an alternative energy source for powering onboard systems and maintaining cabin comfort during rest periods, without the need for the main engine to run—thereby reducing fuel consumption and emissions. Additionally, the market opportunity extends to the electrification of Transport Refrigeration Units (“TRUs”) on trailers and smaller class refrigerated vehicles, which are crucial for the cold chain logistics sector. This shift towards electrification is driven by the need for more sustainable and efficient cooling solutions, reducing the carbon footprint of refrigerated transport. The expansion of global trade and the continuous push for lower emissions standards are driving the demand for heavy duty trucks equipped with APUs, as well as for the electrification of TRUs, highlighting a considerable market opportunity. This trend emphasizes the potential for advanced battery technologies not only as an environmental solution but also as a competitive advantage in the heavy-duty truck and refrigerated transport markets, offering a substantial retrofitting and market penetration opportunity for battery manufacturers and suppliers with the requisite expertise and product offerings.

●	Industrial / Material Handlings / Work Truck. The industrial vehicle market includes work trucks, material handling and warehousing equipment and compact construction equipment. As industrial vehicles increase in terms of automation and incorporate more onboard tools, the need for a long lasting, reliable and environmentally friendly energy source grows. The continuous growth of e-commerce is increasing the demand for warehousing and automated equipment. According to material handling equipment manufacturer Hyster-Yale Materials Handling, in 2021 the global market volume in units for lift trucks was approximately 2.3 million, most of which were powered by traditional lead-acid batteries, presenting a large retrofitting opportunity for LFP batteries.

58

●	Specialty Vehicles. According to Mordor Intelligence, as of 2019, approximately 40% of the specialty vehicle market in the United States consists of medical and healthcare vehicles and approximately 30% consists of law enforcement and public safety vehicles. The market for emergency vehicles has grown as the baby boomer generation continues to age, and there has been increased demand for electrified devices and equipment on board these emergency vehicles. Our LFP batteries are well-suited to capture this market as they offer a more reliable power source with longer lifecycles compared to lead-acid batteries. In addition, LFP batteries are safer, lighter and modular, allowing for more tools to be stored on-board emergency vehicles without sacrificing the performance of the battery system.

●	Emergency and Standby Power. Demand for reliable emergency and standby power sources is expected to continue to drive demand for effective power storage for residential, commercial and industrial uses. Power outages in the United States cost an estimated $150 billion per year, according to the Department of Energy, increasing the demand for uninterrupted power sources. The need for reliable emergency and standby power exists in both hazardous and non-hazardous environments and is particularly acute in areas where the existing grid service is subject to intermittencies or is otherwise inefficient (including as a result high peak electricity usage, grid and related equipment age or severe weather and other environmental factors). LFP batteries are able to offset grid-related intermittencies and inefficiencies and assist in providing grid stabilization. Importantly, LFP batteries achieve these benefits in a clean, reliable and safe manner by supplanting or reducing the use of fossil fuel backup generators.

●	Telecom. Demand for mobile data continues to increase and network providers are investing heavily in 5G networks, particularly in unserved and underserved regions, to support this demand. According to the CTIA’s 2021 annual survey, there were 417,215 cell sites in the United States in 2020. Batteries provide backup power to these sites when external power is interrupted. While lead-acid batteries are commonly used as backup batteries today, the compact nature of lithium-ion batteries, together with the fact that they are safer and more environmentally friendly, make them ideal alternatives as new wireless sites are built and the older wireless sites require upgrades. LFP batteries are maintenance free and have a longer lifespan, allowing for a more efficient and reliable power source for large wireless sites. The ability to monitor the battery systems remotely enables telecom operators to reduce onsite maintenance checks, thereby reducing overall operational costs while ensuring network uptime.

●	Rail. Rail transportation is a large potential market, with an estimated U.S. market size of $110.1 billion in 2023, according to IBISWorld. Many railroad operators have invested in infrastructure and equipment upgrades in recent years, in an attempt to boost capacity and productivity. As noted in a study conducted by the International Energy Analysis Department and the Lawrence Berkeley National Laboratory, a shift from fossil fuel-based rail cars to emission-free power sources will greatly affect the economic and environmental impact from the rail industry. Two suggested pathways from this study were (1) electrifying railway tracks and using emission-free electricity which requires significant storage combined with renewable electricity on the grid, and (2) adding battery storage cars to diesel-electric trains. A battery-electric rail sector would provide more than 200GWh of modular and mobile storage, which could in turn provide grid services and improve the resilience of the power system.

●	Data Centers. Data centers have seen strong growth in recent years, with over 5,000 data centers in the United States as of September 2023 according to Statista. Constant technological advancements and larger amounts of data generated and stored by companies for increasingly longer periods of time are driving growth in the importance, and the amount, of physical space dedicated to data centers. As software companies, such as Google and Oracle, continue to develop new technologies, such as artificial intelligence, data centers where the computer and storage functions are co-located also continue to grow. As the industry seeks to cut operating costs, become more efficient and minimize dedicated physical space, we expect there to be a shift towards light, compact lithium-ion batteries that can reduce overall costs and provide a reliable power supply without sacrificing performance. Lithium-ion batteries are designed to operate in environments with higher ambient temperatures than incumbent energy storage methods (such as lead-acid batteries). This ability for lithium-ion batteries to withstand and operate at higher temperatures can also reduce cooling costs.

59

●	On-grid Storage. On-grid energy storage is used on a large-scale platform within an electrical power grid in conjunction with variable renewable energy sources such as solar and wind projects. These storage units (including large-scale stationary batteries) store energy when electricity is plentiful, and discharge energy at peak times when electricity is scarce. Because of the low cost of fossil fuels, the adoption of large-scale batteries has been slow. However, according to the U.S. Energy Information Administration 2021 report on battery storage in the United States, lithium-ion battery installations in large-scale storage grew from less than 50 MWh of energy capacity annual additions in 2010 to approximately 400 MWh in 2019. As lithium-ion battery production scales, the related cost of storage for all lithium-ion batteries will decline and the cost of renewable energy (including associated storage costs) is expected to approach $0.05 per kWh, which is the amount required to be cost competitive with the price of power from the electrical grid. We believe our ability to cost-effectively develop and manufacture LFP solid-state batteries will position renewable energy projects deploying these batteries to reach “grid parity” sooner.

Our Competitive Strengths

We believe that we possess the largest share in the markets we operate in due to our following business strengths, which distinguish us in this competitive landscape and position us to capitalize on the anticipated continued growth in the energy storage market:

●	Premier Lithium-Ion Battery Technology. Each of our innovative batteries features custom designed components to enhance power and performance in any application or setting. Our batteries feature LFP chemistry that is environmentally friendly, does not heat up or swell when charging or discharging, and generates more power in less physical space than competing lead-acid batteries. Unlike our competitors, our internal heating technology keeps our batteries within optimal internal conditions without drawing unnecessary energy and sustaining minimal energy drain. To protect our products, our batteries possess a proprietary battery management system that shuts off the ability to charge at 24 degrees Fahrenheit. This technology increases performance in cold weather conditions while possessing a unique heating solution that does not require an external energy source.

●	Extensive, Growing Patent Portfolio. We have developed and filed patent applications on commercially relevant aspects of our business including chemical compositions systems and production processes. To date, we have owned 44 issued patents, with an additional 39 patent applications pending, in the United States, Canada, Australia, Korea, Japan, India, China, and Europe (with individual patents in Germany, France and the United Kingdom).

●	Proven Go-To-Market Strategy. We have successfully established a DTC platform and have developed strong working relationships with major OEMs and fleets in the RV, marine and heavy trucking markets. We custom design and engineer storage systems for new and existing applications. We see opportunities to continue to leverage our success in the aftermarket to expand our relationships to other leading OEMs, fleets, and distributors while further enhancing our DTC offerings. Extensive informational videos and exceptional customer service provide sales, technical and hands-on service support to facilitate consumer transition from traditional lead-acid or incumbent lithium-ion batteries to our products.

●	Established Customer Base with Brand Recognition. We have a growing customer base of more than 23,000 customers featuring OEMs, distributors, upfitters and end consumers across diverse end markets and applications including RV, marine vessels and off-grid residences. Customer demand and brand recognition of Battle Born batteries from an aftermarket sales perspective have helped drive significant adoption from OEMs and fleets with visibility for future growth through further expansion of our existing relationships.

●	High Quality Manufacturing Process. Unlike competitors that outsource their manufacturing processes, our batteries are designed, assembled and tested in the United States, ensuring that our manufacturing process is thoroughly tested and our batteries are of the highest quality as a result of governmental regulations for performance and safety.

60

●	Drop-in Replacement. Our battery modules are largely designed to be “drop-in replacements” for traditional lead-acid batteries, which means that they are designed to fit standard RV or marine vessel configurations without any adjustments. Our target applications are powering devices and appliances in larger vehicles and low speed industrial vehicles. We offer a full line of compatible components and accessories to simplify the replacement process and provide consumers with customer service to ensure a seamless transition to our significantly safer and environmentally friendly battery. Over their lifetime, our batteries are significantly cheaper from both an absolute cost and a cost per energy perspective. These lifetime costs, at current costs and capacity, will naturally drop as we continue to take advantage of economies of scale.

Our Growth Strategy

We intend to leverage our competitive strengths, technology leadership and market share position to pursue our growth strategy through the following:

●	Expand Product Offerings. In the short-term, our aim is to further diversify our product offerings to give consumers, as well as OEMs and distributors, more options for additional applications. We intend to launch and scale production of additional 12 voltage and 24 voltage batteries and we have recently introduced 48 voltage battery systems, which we believe will extend our market reach in each of our targeted end markets. Additionally, in 2024, we began selling to both OEM customers and retail consumers batteries having Dragonfly IntelLigence, a proprietary monitoring and communication system that allows us to monitor, optimize, and in some cases compile data on battery banks. We believe the natural evolution of our product offering is to become a system integrator for solar and other energy storage solutions.

●	Expand End Markets. We have identified additional end markets that we believe in the medium- to longer-term will increasingly look to alternative energy solutions, such as LFP batteries. Markets, such as long-haul trucking, standby power, industrial vehicles, specialty vehicles and utility-grade storage, are in the early stages of adoption of lithium-ion batteries (including LFP batteries), and we aim to be at the forefront of this movement by continuing to develop and produce products with these end users in mind.

●	Commercialize our Dry Electrode Cell Manufacturing Technology. In July 2023, we completed the construction of our proprietary and patented cell manufacturing pilot line. Our patented dry deposition process is chemistry agnostic – meaning it can produce battery cells across a variety of chemistries – and is less capital intensive, uses less energy, and can produce cells in a smaller manufacturing footprint, leading to a lower total cost of manufacturing. In August 2023, we successfully demonstrated the ability to produce anode material at scale using this manufacturing process and did the same with cathode material in October 2023. We have since produced sample cells using PFAS-free binders and automotive-grade electrode loadings and C-rates, and are now working on the design and deployment of scaled-up coating equipment that can be applied to a GWh-scale factory, reflecting the shift in industry priorities from cell performance to cost-effective scalability.

●	Develop and Commercialize Solid-State Technology. We believe solid-state technology presents a significant advantage to all products currently on the market, with the potential to be lighter, smaller, safer and cheaper. Once we have optimized the chemistry of our LFP solid-state batteries to enhance conductivity and power, we intend to scale up for mass production of separate solid-state batteries for various applications and use cases.

Our Products and Technology

Chemistry Comparison

Lead-acid batteries were the first form of rechargeable battery to be developed and modified across different platforms for a variety of uses, from powering small electronics to use for energy storage in back-up power supplies in cell phone towers. Since the development in the 1970s of AGM lead-acid batteries, a form of sealed lead-acid battery that enables operation in any position, there has been limited innovation in lead-acid battery technology. The push to develop longer-lasting, lower-cost, more environmentally-friendly and faster-charging batteries has led to the development of lithium-ion batteries and, within the lithium-ion battery market, different chemistries.

61

There are several dominant battery chemistries in the lithium-ion market that can be used for different purposes. Two widely adopted chemistries found in the market today are nickel manganese cobalt (“NMC”), and nickel cobalt aluminum (“NCA”). The higher energy density and shorter cycle life found in NMC and NCA batteries are suitable for markets where fast charging and high energy density are required, such as electric vehicle (“EV”) powertrains and consumer electronics. LFP batteries are best suited for energy storage markets where long life and affordability are paramount, such as RV, marine vessel, off-grid storage, onboard tools, material handling, utility-grade storage, telecom, rail and data center markets.

NMC batteries are highly dependent on two metals that present significant constraints — nickel, which is facing an industry-wide shortage, and cobalt, a large percentage of which comes from conflict-ridden countries. According to an article by McKinsey & Company titled “Lithium and Cobalt: A tale of two commodities”, global forecasts for cobalt show supply shortages arising as early as 2022, slowing down NMC battery growth. Both of these elements are also subject to commodity price fluctuations, making NMC and NCA batteries less cost-effective than LFP batteries. LFP batteries do not contain these elements and materials can be sourced domestically, and are therefore not subject to these shortages, geopolitical concerns or commodity price fluctuations. In fact, LFP batteries have no toxic elements, offering a much safer environmental alternative. The temperature threshold for thermal runaway (i.e., lithium-ion battery overheating that can result in an internal chemical reaction) is higher for LFP batteries as compared to NMC and NCA batteries, making LFP batteries less flammable and safer.

LFP batteries have a useful life of approximately 10 to 15 years compared to one to two years for lead-acid batteries, and typically charge up to five times faster. LFP batteries are also not constrained by weight (having the same energy capacity at one-fifth of the weight) or temperature (having the ability to generate power even in low temperatures and to not swell or heat up when charging or discharging) and are generally maintenance free.

In the electric vehicle market, the race to provide the highest energy density facilitating frequent, rapid acceleration, greatest range and fastest charging battery — all while competing on cost — is where many new battery companies are prioritizing their efforts. Success in the electric vehicle market requires use of chemistries capable of optimization to these requirements. In our targeted stationary storage markets, the ideal solution requires a safe, long-lasting battery in terms of discharge/charge cycles with a focus on providing a steady power stream. LFP batteries are better suited for the stationary storage market compared to NMC and NCA batteries, as LFP batteries are safer and have a significantly longer life cycle making them more cost-effective. The market for utility grade storage, particularly for clean energy projects, and the related adoption of lithium-ion batteries (including LFP batteries) is expected to increase as the fully loaded cost of energy (production and storage) approaches cost parity with inexpensive fossil fuel energy provided through the electric grid. Compared to NMC and NCA batteries, LFP batteries are at or much closer to grid parity.

Dry Electrode Cell Manufacturing Technology

Since our inception, we have been developing proprietary dry-electrode manufacturing processes for which we have issued patents and pending patent applications, where appropriate. Dry-electrode manufacturing eliminates the use of toxic and expensive solvents and energy-intensive drying ovens in the cell manufacturing process. This in turn reduces the energy usage, space requirements, carbon footprint, and overall cost as compared to conventional slurry-based methods. Furthermore, the manufacturing technology is chemistry agnostic – meaning it can produce battery cells across a variety of different chemistries and application use cases. In 2023, we completed the construction of our dry-electrode manufacturing pilot line, demonstrated the ability to produce Anode and Cathode electrode tapes at scale using this manufacturing process. We have developed sample cells for prospective customers across a variety of chemistries and end-markets and are designing equipment for scaled production of full cells.

62

Solid-State Cells

LFP batteries are not without their disadvantages. While less flammable than other chemistries, the existence of a flammable liquid electrolyte still poses safety risks. Like all liquid-based lithium-ion batteries, LFP batteries have a potential to produce solid lithium dendrites, icicle-like formations which can pierce the physical separators in LFP batteries, which are necessary in LFP batteries to separate the positively charged liquid electrolyte from the negatively charged liquid electrolyte, and which, over time, will degrade the performance of LFP batteries and potentially result in fire-related risks. The next phase in the development of lithium-ion batteries is solid-state cell development, which contains a solid, rather than a liquid, electrolyte, eliminating many of the current disadvantages to LFP batteries while increasing the safety of the battery cells. We believe that the development of our solid-state technology will provide us with a unique competitive advantage.

Compared to current lithium-ion technology, where lithium-ions cross a liquid electrolyte barrier between a battery’s anode (negative electrode) and cathode (positive electrode), solid-state batteries aim to use a solid electrolyte to regulate the lithium-ions. As a battery charges and discharges, an electrochemical reaction occurs creating a flow of electrical energy between the cathode, electrolyte and anode as the electrodes lose and reacquire electrons. In addition to the use of non-toxic electrode components, the removal of a liquid electrolyte will eliminate the risk of fire, making solid-state cells inherently safe. The move to a non-liquid electrolyte also means that solid-state batteries will be, on average, smaller and lighter than existing lithium-ion batteries. The process for manufacturing our solid-state cells is described below under “— Research and Development”.

Our Products

We provide various industries with clean, reliable, and efficient power solutions through our comprehensive product portfolio. These products and solutions are sold to both OEMs and retail customers.

Our lead product line is Battle Born Batteries product line, respected for its exceptional performance and durability. When compared to traditional lead-acid options, Battle Born Batteries deliver two to three times the power in the same physical space, one-fifth the weight for equal usable power, and up to five times faster charging. Additionally, these batteries have extended lifespans of 3,000-5,000 cycles, translating to ten to fifteen years of reliable use under typical conditions. This longevity is backed by our 10-year warranty, showcasing our commitment to quality. The Battle Born Batteries product line currently features various sizes and configurations including models with proprietary built-in heating for cold weather charging and Dragonfly IntelLigence™, a communication technology that unlocks real-time monitoring, instant notifications, various protocol integration and superior battery protection. A focus on safety is central to our products, and all Battle Born Battery products utilize LiFePO4 chemistry, the safest lithium-ion chemistry available on the market. Additionally, our battery products undergo rigorous testing under stringent industry standards like UL Standard 2054, IEC 62133, UN 38.3 and IP65 to ensure safety and reliability.

Looking beyond batteries, we also offer a diverse range of power products.

●	Our Wakespeed Advanced Alternator Regulator, WS500, utilizes current, voltage, and temperature to deliver precise and effective charging of battery banks via an alternator. Its intelligent control leverages advanced multi-PID engine technology to ensure the most accurate charging available, simplifying installation, configuration, and operation. The WS500 offers superior protection for both lead-acid and lithium battery chemistries, making it a valuable investment for optimizing power management and extending battery life.

●	The Battle Born Batteries Lithium Power Pack Series features all-in-one power solutions for RVs, vans, and other mobile, off-grid, and industrial applications. These pre-wired, ready-to-go systems make the upgrade to lithium simple with easy installation into RVs or other applications. Designed with the dimensions and mounting points of traditional generators in mind, Lithium Power Packs are made to be quiet, sustainable, and simple drop-in replacements, allowing customers to eliminate generator fuel and noise. Custom configurations of Lithium Power Pack products are available for dealers and OEMs to size these all-in-one solutions to their specific needs.

63

●	Designed for the demanding world of heavy-duty trucking, our Battle Born All-Electric APU leverages a lithium battery system to empower drivers with long lasting power for their hotel loads. This upgrade eliminates the need for idling and its associated fuel costs and emissions—this APU provides power to run a truck’s HVAC, appliances, and electronics during mandatory rest periods. The Battle Born All Electric APU is pre-assembled and pre-wired, seamlessly integrating into a truck’s frame rails.

Additionally, as a distributor of leading brands like Victron, Schneider, and REDARC, we act as a one-stop shop for full system integration, catering to both OEMs and retail customers. Our complete offering allows customers to benefit from clean and sustainable power, extended lifespans, reduced costs, increased efficiency, and seamless integration - all backed by expert service and support.

Battery Management System

Our proprietary battery management system is developed and tested in-house. It offers a complete solution for monitoring and controlling our complex battery systems and is designed to protect battery cells from damage in various scenarios. We believe our battery management system is industry-leading for a number of reasons:

●	it enables batteries to draw power under 135 degrees Fahrenheit, and is designed to cut off charging at 24 degrees Fahrenheit to protect cells;

●	it actively monitors the rate of change of currents to detect and prevent short circuiting, and also protects against potential ground faults;

●	it allows for up to an average of 300 amps continuously, 500 amp surges for 30 seconds, and momentary, half second maximum capacity surges;

●	it enables batteries to recharge even if completely drained;

●	it utilizes larger resistors to ensure balanced loads to improve performance and extend useful life; and

●	it facilitates scalability by enabling batteries to be combined in parallel and in series.

Battery Communication System

We have developed a complete communication system branded Dragonfly IntelLigence, for which a U.S. non-provisional patent application and an international PCT patent application have been filed, to be used with Dragonfly Energy OEM systems and Battle Born batteries and bundles. This communication system will enable end customers to monitor each battery in real time, providing information on energy input and output and current or voltage imbalances. The communication system will be able to communicate with up to 24 batteries in a bank at one time and aggregate the data received from these batteries into a central system such as a phone or tablet. We began offering the Dragonfly IntelLigence product line to OEMs in the third quarter of 2024, and to retail consumers in the fourth quarter of 2024.

Alternator Regulation

Charging batteries in a vehicle, such as a boat or RV, often requires pulling electrical current off of the vehicle’s alternator. Alternator regulation is important to ensure that the alternator does not get unduly stressed during the current delivery to the batteries, and that the current delivery remains within the operating limits of the onboard battery bank. The acquisition of the assets of Wakespeed has allowed us to deliver our own proprietary solution to alternator regulation while also leveraging an established brand name. Wakespeed is especially popular in the marine industry, and our ability to offer this complete solution sets the stage for further penetration into marine markets.

64

Product Pipeline

Beyond our current battery modules, we have several LFP products in development that will enable us to access additional end markets.

●	New Products. Our current offerings feature battery products that serve the RV, marine vessel and off-grid markets. Although manufacturing operations were previously capacity constrained the expansion into our new manufacturing facility will allow us to add production capacity and increase product offerings and scale based on demand.

●	The majority of our current batteries are 12 volt batteries, which provide 100 amp hours of energy and are an affordable solution to customers utilizing smaller or lower power applications. The smaller stature and drop-in replacement nature of these batteries have made these popular within the RV and marine vessel markets. Through the expansion of our 12 voltage battery product offerings, we will be able to penetrate further into additional applications including towable RVs, truck campers and trolling motors for small boats.

●	We also offer 24 voltage batteries, which currently deliver 50 amp hours, and plan to further expand our 24 voltage battery offerings to provide additional drop-in replacements for AGM batteries. A single 24 voltage battery is more efficient than two 12 voltage batteries due to the ability to power directly from the source without sacrificing power through cables and connectors. This attractive power source is ideal for off-grid housing, telecommunication, solar, marine and motorized home markets, providing enhanced power to larger scale applications. A vast majority of telecommunication cell sites utilize 24 voltage batteries, greatly expanding our addressable market.

●	We intend to offer 48 voltage batteries at 100 amp hours that utilize the Dragonfly IntelLigence system to maintain balance and full visibility into the status of all cells. The 48 voltage batteries provide further efficiency gains with higher voltage. These higher voltage batteries are currently more suitable for luxury mobile homes, larger off-grid uses, and high-end marine applications. We aim to further expand our 48 voltage batteries’ end market exposure into other highly attractive industries including standby power for data center and utility grade energy storage.

●	System Integrator. A natural evolution of our business is to offer customers a system integration solution providing more efficient power solutions at a cost-effective price point. We currently offer components and accessories necessary to build out complete lithium power systems, including solar panels, chargers and inverters, system monitoring, Wakespeed’s alternator regulators, accessories, and more. We have an in-house expert customer service team that assists customers in fully integrating their applications to our technologies for a seamless transition to lithium-based energy storage systems. Through our evolving technology and the customized architecture and application of our products, we are able to offer customers a seamless transition to creating a centralized coordinated system.

Research and Development

Our research and development team has built up its efforts to support two main initiatives – (1) scale up of our patented dry electrode process for cell manufacturing and (2) the advanced manufacturing of solid-state lithium-ion batteries. We believe the dry electrode process can be leveraged to help us vertically integrate from a pack supplier to a cell supplier – positioning ourselves for long-term competitiveness in the given geopolitical, economic, and technological landscapes. Our innovations in dry electrode processing result in reduced manufacturing costs, CO2 equivalents, and factory footprint while eliminating the need for solvents like N-Methyl-2-pyrrolidone (“NMP”). A third-party assessment conducted by Sphere Energy confirming these benefits has been completed in the first quarter of 2024 relating to cost effectiveness and sustainability of our dry electrode battery manufacturing process (the “Sphere Energy Assessment”).

65

The Sphere Energy Assessment concluded that our dry electrode battery manufacturing process resulted in a 9% reduced carbon footprint of cell manufacturing with no toxic NMP solvent required, resulting in a significantly more sustainable process. This sustainability advantage is further augmented by a 71% reduction in energy usage during electrode manufacturing using our process (spray drying, coating, calendaring) compared to standard cell manufacturing operations (slurry casting, drying, calendaring). By removing the need for large and expensive drying ovens, our manufacturing process requires 22% less square footage. The culmination of these advantages results in a 25% reduction in emissions from energy use, making our manufacturing process more sustainable and much more environmentally friendly as compared to conventional manufacturing methods.

In addition to the energy savings, the cost assessment found our process to be highly cost-effective with an estimated 5% savings (depending on cell chemistry) on process-related costs compared to conventional methods. Importantly, these savings were calculated without the additional cost benefits provided by domestically manufacturing battery cells such as Inflation Reduction Act tax credits (issued by the IRS), tariffs, and shipping.

The dry electrode battery manufacturing process we employ uses a patented spray coating technology to adhere the anode and cathode electrodes, eliminating the need for large, energy-intensive equipment such as slurry coaters, conveyor dryers, and NMP processing equipment. This process is chemistry agnostic, allowing for the various applications, such as electric vehicles, consumer electronics, and energy storage, which is expected to enable us to expand into new markets and to achieve our goal of domestically producing nonflammable all-solid-state battery cells.

We have successfully produced anode and cathode electrode reels at scale using the dry electrode process and are now qualifying prototype cells for the core business and potential partners. When compared to slurry cast electrode tapes, which is the conventional manufacturing method, electrode tapes produced using the dry electrode process match or surpass mechanical integrity and electrochemical performance. We are considering joint development agreements, licensing agreements, and offtake agreements as instruments of partnership with interested parties.

In comparison with traditional manufacturing methods, our patented process leverages two off-the-shelf technologies to deliver the stated cell manufacturing benefits – spray drying and electrostatic powder coating. Technical risk is reduced by using off-the-shelf equipment and both unit operations continue to be optimized in 2025. A new set of spray dryers have arrived at our facility in the second quarter of 2024, enabling us to produce larger volumes of material for the electrode coating lines. However, we have delayed the deployment of these spray dryers until at least the third quarter of 2025 as we focus on designing larger-scale electrode coating equipment.

66

We have developed our patented to be chemistry agnostic and capable of producing current cell chemistries (graphite, LCO, LFP, LTO, NCA, NMC, LTO, silicon, etc.) and next generation cell chemistries (sodium-ion, solid-state, ionic liquid electrolytes, etc.). We believe this flexibility and our robust intellectual property protection internationally positions us well for potential partnerships with cell manufacturers, EV companies, and other pack suppliers in need of cell capacity. The next stage in technical development is to produce larger volumes of sample cells for qualification. These production runs will be completed with partners in the United States and at our own facilities. We have invested significant resources into developing an in-house comprehensive understanding of cell manufacturing – raw material qualification, quality control such as, cell failure diagnostics, aging, and formation processes. Our research and development Lab is equipped with over $20 million in research infrastructure to support the development of new cell chemistries, process quality control, failure diagnostics, and more. This equipment includes quality control instruments (ex. moisture analysis, particle size analysis, peel testing and titrations) and cutting-edge research instrumentation such as en operando nuclear magnetic resonance (“NMR”), electron microscopes with lithium-tracking capabilities, and en operando x-ray diffraction. This infrastructure has allowed us to optimize the dry-electrode process, allowing our team to match or surpass traditional electrode tape performance and mechanical integrity. Because our process is dry and the active material is coated directly onto the current collector, interfacial and composite resistivity of the electrode tapes often surpass the quality of slurry cast equivalents.

Our solid-state technology continues to progress as we qualify new chemistries and refine the dry electrode process for solid-state applications. Currently, we are cycling solid-state coin cells, although we have delayed the production of prototype pouch cells until at least the beginning of 2026. These cell chemistries are nonflammable, solid-state, and an LFP/graphite cell chemistry. We believe these cells will be a pivotal technology in grid storage applications once fully deployed. We intend to integrate our conventional and solid-state cells produced using our dry-electrode process into the existing Dragonfly Energy and Battle Born Batteries product portfolios.

Headquarters, Manufacturing, and Production

On February 8, 2022, we entered into a 124-month lease for an additional 390,240 square foot warehouse. In November 2024, we relocated our headquarters from our 99,000 square foot facility in Reno, Nevada to our new 390,240 square foot facility also in Reno, Nevada, which has allowed us to increase our production capacity and gives us the ability to increase sales to existing customers and penetrate new markets. Our 390,240 square foot facility provides a streamlined, partially autonomous production process for our current batteries, which comprises module assembly and battery assembly, with the availability to expand the number of lines to handle increased volumes and the additional battery modules we intend to introduce in the near future. We do not own any real estate property. We currently have two production lines with another line currently in construction. We continue to have the capability to expand our production volumes and line quantities to support increased volumes of new products we intend to introduce soon.

On April 12, 2024, we entered into the Fernley Lease Agreement pursuant to which we agreed to lease an approximately 64,000 square foot facility (the “Premises”) in Fernley, Nevada, to be used for general, warehousing, assembly/light manufacturing, painting of products, storage fulfillment, distribution of our products, and other uses as permitted under in the Fernley Lease Agreement.

67

Our manufacturing process is divided into two aspects – (1) module assembly and (2) battery assembly. We use a combination of trained employees and automated processes to increase production capacity and lower costs while maintaining the same level of quality our customers expect from our products. Module assembly is a significantly automated process, implementing custom-designed equipment and systems to suit our production needs. This includes cycling of individual cells to detect faulty components and to enable sorting by capacity. Our custom-designed automated welders spot weld individual cells that are assembled into specified module jigs based on the desired amp hour. Completed modules are then fully discharged, recharged fully, and sorted by capacity. Battery assembly is performed largely by hand by our trained employees, although we continue to look for innovative ways to integrate automation into this process. Our proprietary battery management system is thoroughly tested for quality cutoffs, then mounted onto individual modules, before the modules are bolted into its casing. We aim to automate the battery management system testing and installation process, which we expect could increase production capacity fourfold. We are currently implementing an automated process for the gluing and sealing process, which would incorporate a two-robot system for gluing and epoxying, as well as a glue pallet system to move finished batteries. After the assembled batteries are tested and sealed, they are processed for outbound distribution.

Supplier Relationships

We have a well-established, global supply chain that underlies the sourcing of the components for our products, although we source domestically wherever possible. We aim to maintain approximately six months’ worth of all components, other than cells, which we pre-order in advance for the year to ensure adequate supply. For nearly all of our components, other than our battery management system, we ensure that we have alternative suppliers available. Our battery management system is sourced from a single supplier based in China who we have a nearly 10-year relationship with and who manufactures this component exclusively for us based on our proprietary design. Our cells are sourced from two different, carefully selected cell manufacturers in China who are able to meet our demanding quality standards. As a result of our long-standing relationships with these suppliers, we are able to source LFP cells on favorable terms and within reasonable lead-times.

As we look toward the production of our traditional and solid-state cells, we have signed a Commercial Offtake Agreement with a lithium mining company and a lithium recycling company, both located in Nevada for the supply of lithium.

Customers; RV OEM Strategic Arrangements

We currently serve more than 23,000 customers in North America. Our existing customers consist of leading OEMs (such as Keystone, THOR, REV Group and Airstream); distributors (who purchase large quantities of batteries from us and sell to consumers); upfitters (who augment or customize vehicles for specific needs); and retail customers (who purchase from us directly). For the years ended December 31, 2024 and 2023, OEM sales represented 54.5% and 42.7% of our total revenues, respectively.

We have deep, long-standing relationships with many of our customers. We also have a diverse customer base, with our top 10 customers accounting for 47.4% of our revenue for the year ended December 31, 2024, in which only one customer accounted for more than 10% of our revenue. Our customers primarily utilize our products for RVs, marine vessels and off-grid residences. We work directly with OEMs to ensure compatibility with existing designs and also collaborate on custom designs for new applications.

68

The RV market is characterized by low barriers to entry. In North America, there are two large publicly traded RV companies, THOR Industries and REV Group, in addition to a number of independent RV OEMs. THOR and REV each own a number well-known RV OEM brands and their related companies. These brands compete on a number of factors such as format (e.g., motorized or towable), price, design, value, quality and service. On November 19, 2021, we entered into a long-term Manufacturing Supply Agreement with Keystone, a member of the THOR group and the largest towable RV OEM in North America (the “Supply Agreement”). Under the Supply Agreement, we will be the exclusive supplier to Keystone for certain of its future LFP battery requirements, solidifying our long standing relationship with Keystone.

In July 2022, we strengthened our ties with the THOR group of RV OEMs when (i) THOR Industries made a $15,000,000 strategic investment in us and (ii) we agreed to enter into a future, mutually agreed distribution arrangement and joint IP development arrangement. This arrangement helps facilitate our ongoing efforts to drive adoption of our products (leveraging the trend of LFP batteries increasingly replacing lead-acid batteries) by, among other things, increasing the number of RV OEMs that “design in” our batteries as original equipment and entering into arrangements with members of the various OEM dealer networks to stock our batteries for service and for aftermarket replacement sales. Once the distribution agreement has been negotiated and signed, during a to-be-agreed transition period, we will use commercially reasonable efforts to cease marketing and selling our products to other RV OEMs and suppliers to RV OEMs in North America. Although the full distribution agreement with THOR has not been executed and is subject to negotiation in the future, its terms are expected to include: (i) an initial term of 24 months, which THOR may renew for successive one-year periods; (ii) a requirement that we be the sole provider of lithium-ion batteries to the US-based THOR family of companies for THOR sales in the United States, subject to agreed exceptions; (iii) favored pricing for products and negotiated rebates or other incentives; (iv) a requirement that THOR and its North American OEMs be our exclusive RV OEM customers for our products in North America, subject to agreed exceptions; and (v) agreeable terms with respect to registered and unregistered intellectual property rights and technology rights (which do not include our existing intellectual property, including our solid-state battery technologies and related IP rights), including necessary licenses between the parties, third party licenses, and allocation of ownership of any intellectual property rights and/or technology rights developed as a result of development efforts jointly undertaken between THOR and us, subject to certain limitations.

We continue to seek to grow our customer base within our existing segments; however, we also believe that our products are well suited to address the needs in additional segments, including residential, commercial and/or industrial standby power, long-haul trucking, industrial vehicles (such as forklifts, material handling equipment and compact construction equipment) and specialty vehicles (such as emergency vehicles, utility vehicles and municipal vehicles) and we will seek to expand our market share in these segments in the future.

Sales and Marketing

Our proven sales and marketing strategy has allowed us to penetrate our current end markets efficiently. We have established a highly efficient sales and marketing strategy, to penetrate targeted end markets and ensuring prominent visibility for our Battle Born Batteries and Wakespeed brands. We prioritize educating our customer base about the benefits of LFP batteries as a superior investment compared to traditional lead-acid options. Informational videos published on our website and social media platforms highlight these advantages, complemented by written guides that assist customers in configuring, installing, and utilizing battery systems and accessories. This messaging is further reinforced through our active presence at tradeshows, live webinars, and other in-person training events with dealers and customers, fostering direct engagement and ensuring comprehensive product understanding. Participation in these events fosters strong relationships with both OEMs and retail customers, keeping us attuned to evolving preferences. By leveraging this customer feedback, we collaborate with major OEMs to design solutions tailored to new and existing applications.

In addition to traditional print and digital advertising, we harness the significant influence of social media platforms like YouTube, Instagram, and Facebook, through affiliate marketing. We partner with established content creators and influencers to cultivate lasting relationships that showcase product performance organically, beyond mere one-off promotions. Organic integration of our products in television shows, podcasts and other similar sponsorships further amplifies brand awareness. Additionally, we foster relationships with key industry publications, securing valuable editorial coverage that showcases our innovative power solutions and how they are used. We believe these strategic collaborations position our brands as industry leaders within our markets and to the general public as a whole, further strengthening brand awareness and consumer confidence.

69

We also leverage targeted pay-per-click advertising campaigns across various platforms, including search engines, social media, and connected TV. This data driven approach ensures efficient conversion of high-intent customers at the bottom of the purchase funnel, maximizing return on investment and driving targeted brand awareness among potential buyers.

Direct relationships with retail customers remain a core value. Our user-friendly website facilitates direct purchases of Battle Born Batteries and Wakespeed products, along with well-known third-party components, allowing customers to explore and acquire complete system solutions in one convenient location. Furthermore, a dedicated team of in-house experts provides comprehensive sales, technical, and service support to ensure our valued customers receive exceptional care and expertise.

Competition

The energy storage market is highly competitive, with traditional lead-acid batteries still dominating. However, lithium-ion adoption continues to grow as customers seek better performance and longer lifespans. We compete with traditional lead-acid manufacturers and distributers, such as East Penn, Trojan, and Interstate and companies importing and white-labeling low-cost lithium products. This influx of inexpensive overseas batteries has intensified price competition. We believe our products stand out through American design and assembly, premium components, superior customer service, and full system design capabilities. Our batteries are lighter and longer-lasting compared to traditional lead-acid batteries, and easy to install as direct replacements for lead-acid batteries. Proprietary technologies, including advanced battery management systems, integrated heat capabilities, and intelligent battery communication, ensure reliable, high-performance energy storage as compared to traditional lead-acid batteries and other lithium-ion products.

With regard to solid-state technology, we have two main competitors, QuantumScape and Solid Power. While both of these competitors are focused on the development of solid-state technology for use in the propulsion of electric vehicles, we are focused on power storage applications, which has different requirements. We believe that our proprietary processes, systems and materials provide us with a significant competitive advantage in developing a fully solid-state, non-toxic and highly cost-effective energy solution.

As our solid-state technology comes to fruition and we begin to commercialize this product, we intend to become a vertically integrated battery company, internalizing all aspects of the manufacturing and assembly process. This is comparable to companies such as Tesla, BYD Limited and Li-Cycle. Our solid-state technology will also enable us to further penetrate the energy storage market, and we expect to compete with technology-focused energy storage companies such as EOS Energy, ESS and STEM.

Intellectual Property

The success of our business and our technology leadership is supported by our proprietary battery technology. We have received patents and filed patent applications in the United States and other jurisdictions to provide protection for our technology. We rely upon a combination of patent, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. In addition, we seek to protect our intellectual property rights through non-disclosure and invention assignment agreements with our employees and consultants and through non-disclosure agreements with business partners and other third parties.

As of December 31, 2024, we owned 44 issued patents and 39 filed and pending patent applications. The pending patent applications are down from prior year since we abandoned 9 that were no longer useful. The patents and patent applications cover the United States, Canada, Australia, Korea, Japan, India, China, and Europe (with individual patents in Germany, France and the United Kingdom). We periodically review and update our patent portfolio to protect our products and newly developed technologies. Currently, we have a combination of issued patents and pending patent applications covering the ornamental design of our GC2 and GC3 batteries, a device and method for monitoring battery systems, pre-coated solid-state electrolyte and electroactive powders and their methods of manufacture, methods and systems for the dry spray deposition of materials in an electrochemical cell; a thermal fuse; battery systems implementing a mesh network communication protocol; a power charging system for use during towing of a vehicle; and a power charging system with temperature based charging control. These patents are expected to have expired or expire between May 2033 and 2043, absent any patent term adjustments or extensions.

70

We periodically review our development efforts to assess the existence and patentability of new intellectual property. We pursue the registration of our domain names and trademarks and service marks in the United States and other jurisdictions. In an effort to protect our brand, as of December 31, 2024, we owned 38 trademarks globally. Dragonfly owns 16 trademark registrations to cover our house marks in the United States and we have 7 registered trademark relating to our design logos and slogans in the United States and we have 22 registered trademarks internationally with 10 other international trademark applications pending.

Government Regulation and Compliance

We currently operate from a dedicated leased manufacturing facility located in Reno, Nevada as well as a leased R&D facility in Sparks, Nevada. We have never owned any facility at which we operated. Operations at our facilities are subject to a variety of environmental, health and safety regulations, including those governing the generation, handling, storage, use, transportation, and disposal of hazardous materials. To conduct our operations, we have to obtain environmental, health, and safety permits and registrations and prepare plans. We are subject to inspections and possible citations by federal, state, and local environmental, health, and safety regulators. In transit, lithium-ion batteries are subject to rules governing the transportation of “dangerous goods.” We have policies and programs in place to assure compliance with our obligations, such as policies relating to workplace safety, fire prevention, hazardous material management and other emergency action plans. We train our employees and conduct audits of our operations to assess our fulfillment of these policies.

We are also subject to laws imposing liability for the cleanup of releases of hazardous substances. Under the law, we can be liable even if we did not cause a release on real property that we lease. We believe we have taken commercially reasonable steps to avoid such liability with respect to our current leased facilities.

Employees and Human Capital Resources

As of December 31, 2024, we had 144 employees: 139 full-time, 2 part-time and 3 interns. We have adopted our Code of Ethics to support and protect our culture, and we strive to create a workplace culture in line with our values: “Tell the Truth,” “Be Fair,” “Keep Your Promises,” “Respect Individuals,” and “Encourage Intellectual Curiosity.” As part of our initiative to retain and develop our talent, we focus on these key areas:

●	Safety — Employees are regularly educated in safety around their workspaces, and employees participate in volunteer roles on a safety committee, and in emergency readiness roles. We have a dedicated safety coordinator who tracks and measures our performance, and helps us benchmark our safety programs against our peers.

●	Diversity, Equity & Inclusion — Our culture has benefitted from the diversity of our workforce from the very beginning. Inclusion and equity are “baked into the bricks” of our values, which our employees demonstrate every day. Our human resources department and all our corporate officers and directors have an open door policy, and are able to constructively communicate with employees to resolve issues when they arise.

●	Collaboration — As we grow, opportunities for cross-functional collaboration are not as organic as they used to be. We have responded to that change by staying mindful and acting intentionally to gather cross-functional input on new initiatives and continuous improvement efforts.

●	Continuous Improvement — We apply continuous improvement measures to processes as well as people. We encourage professional development of our employees, through ongoing learning, credentialing, and collaboration with their industry peers.

Attracting and retaining high quality talent at every level of our business is crucial to our continuing success. We have developed relationships with the University of Nevada Reno and the Nevada System of Higher Education to further our recruitment reach. We provide competitive compensation and benefits packages, including performance-based compensation that rewards individual and organizational achievements.

71

Properties

On February 8, 2022, we entered into a 124-month lease for an additional 390,240 square foot warehouse. In November, 2024, we relocated our headquarters to our new 390,240 square foot warehouse at 12915 Old Virginia Road in Reno, Nevada 89521. The current rent, which became payable on March 25, 2024 is $230,000 payable monthly.

We are currently leasing a 99,000 square foot facility at 1190 Trademark Drive #108, Reno, Nevada, which was the prior location of our headquarters until November 2024. The lease for this building was entered into on March 1, 2021 and expires on April 30, 2026. The current monthly rent is $59,750.

We are also currently leasing a 59,500 square foot warehouse facility at 12815 Old Virginia Road in Reno, Nevada. The lease for this space was entered into on December 1, 2021, and expires December 31, 2026; the current monthly rent is $49,732.

On April 12, 2024, we entered into the Fernley Lease Agreement, effective April 1, 2024, for the approximately 64,000 square foot Premises located at 2275 East Newlands Road, Fernley, Nevada, to be used for general, warehousing, assembly/light manufacturing, painting of products, storage fulfillment, distribution of our products. The Fernley Lease Agreement expires April 1, 2029. The current monthly rent is $44,800.

Our Research & Development lab is a 9,600 square foot facility located in Sparks, Nevada. The lease for these premises was entered into on July 27, 2020 and expires on July 31, 2025. The current monthly rent is $9,336.

Our podcast studio was a 1,772 square foot facility located in Sparks, Nevada. The lease for this space expired on September 20, 2024.

Legal Proceedings

From time to time, we may become involved in litigation or other legal proceedings. We are not currently a party to any litigation or legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Corporate Information

In October 2022, we completed the merger in connection with our business combination. On March 31, 2023, we changed our state of incorporation from the State of Delaware to the State of Nevada (the “Reincorporation”) pursuant to a plan of conversion dated March 30, 2023.The mailing address of our principal executive office is 12915 Old Virginia Road, Reno, Nevada 89521, and our telephone number is (775) 622-3448.

On November 22, 2024, we effected a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-9 (the “Reverse Stock Split”). Shares of common stock underlying outstanding stock options and other equity instruments convertible into common stock were proportionately reduced and the respective exercise prices, if applicable, were proportionately increased in accordance with the terms of the agreements governing such securities in connection with the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares of common stock resulting from the Reverse Stock Split were rounded up to the nearest whole number. All of our historical share and per share information related to issued and outstanding common stock and outstanding options and warrants exercisable for common stock included in this prospectus have been adjusted, on a retroactive basis, to reflect the Reverse Stock Split.

We file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be obtained, free of charge, by visiting the SEC’s website at www.sec.gov that contains all of the reports, proxy and information statements, and other information that we electronically file or furnish to the SEC. We also maintain a website at www.dragonflyenergy.com where we make available the proxy statements, press releases, registration statements and reports on Forms 3, 4, 8-K, 10-K and 10-Q that we (and in the case of Section 16 reports, our insiders) file with the SEC. These forms are made available as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Press releases are also issued via electronic transmission to provide access to our financial and product news, and we provide notification of and access to voice and internet broadcasts of our quarterly and annual results. Our website also includes investor presentations and corporate governance materials.

72

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position(s) Held With Dragonfly
Denis Phares	52	President, Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board
Wade Seaburg	45	Chief Commercial Officer
Tyler Bourns	36	Chief Marketing Officer
Vickram Singh	31	Chief Operating Officer
Luisa Ingargiola	57	Lead Independent Director
Rick Parod	71	Director
Karina Montilla Edmonds	54	Director
Brian Nelson	54	Director
Jonathan Bellows	49	Director
Perry Boyle	61	Director

Executive Officers

Dr. Denis Phares has served as our Chief Executive Officer and Chairman of our board of directors since October 2022. Since April 2024, Dr. Phares has served as our Interim Chief Financial Officer. Dr. Phares is the co-founder of Dragonfly Energy Corp., a Nevada corporation (“Legacy Dragonfly”) and has served as Legacy Dragonfly’s Chief Executive Officer and Chairman of the board of directors since 2012. From 2005 until 2012, Dr. Phares served as a faculty member of the Aerospace & Mechanical Engineering Department at the University of Southern California, where he worked extensively on renewable energy technologies and received tenure in 2010. Dr. Phares holds an M.B.A. from the University of Nevada — Reno, an M.S. and a Ph.D. in Environmental Engineering Science from the California Institute of Technology and a B.S. in Physics from Villanova University. Dr. Phares is qualified to serve on our board of directors based on his substantial business, leadership, and management experience as the Chief Executive Officer and Chairman of our board of directors.

Wade Seaburg has served as our Chief Commercial Officer since February 2025. Prio to that, Mr. Seaburg served as our Chief Revenue Officer from November 2022. Prior to the merger and the other transactions contemplated by that certain Agreement and Plan of Merger, dated May 15, 2022, as amended on July 12, 2022, by and among Chardan NexTech Acquisition 2 Corporation (“CNTQ”) Merger Sub and Dragonfly (the “Business Combination”), Mr. Seaburg served as an outside contractor for Legacy Dragonfly from December 2018 through May 2021 and as the Director of Outside Sales and Business Development of Legacy Dragonfly from June 2021 through October 2022. Previously, Mr. Seaburg served as a senior account representative within the Distribution Manufactured Structures Division at WESCO International, Inc. (“WESCO”) (NYSE: WCC) from February 2004 to April 2016. After Mr. Seaburg’s time with WESCO, he served as the founder and president of Structure Sales, a company focused on representing industry-leading suppliers to OEMs in the RV and Marine markets, from May 2016 to May 2021. Mr. Seaburg graduated from Purdue University in May 2002 with a B.A. in Industrial Engineering. After graduating from Purdue, Mr. Seaburg completed the Eaton Corporation’s (NYSE: ETN) distinguished Technical Sales Training Program.

Tyler Bourns has served as our Chief Marketing Officer since November 2022. Prior to the Business Combination, Mr. Bourns served as the Senior Vice President of Marketing of Legacy Dragonfly from December 2021 through October 2022. Previously, Mr. Bourns is the owner and serves as the present of Bourns Productions Inc., a video production and marketing company focused on content creation, messaging and strategy for various brands across multiple industries, for twelve years. At Bourns Productions Inc., he oversaw the day-to-day business of the company, worked closely with clients and provided hands-on service in the creation of video, photography and graphic content, including for Legacy Dragonfly for the marketing of our Battle Born Batteries brand. In 2018, he was awarded the AAF Reno Ad Person of the Year. A three-time Emmy Award Winner, he has produced and filmed thought-leading content for companies such as Panasonic, GE Energy and Terrasmart. Mr. Bourns has also served on the Board of Directors for the Cordillera International Film Festival since its inception in 2018.

73

Dr. Vickram Singh has served as our Chief Operating Officer since February 2025. Prior to the Business Combination, Dr. Singh served as Director of Research and Development. In that capacity, he has been instrumental in overseeing the development of next-generation lithium-ion batteries and manufacturing processes and optimizing all-solid-state battery chemistries for deep-cycle applications. After the Business Combination, Dr. Singh transitioned to overseeing all technical efforts at Dragonfly Energy Corporation – R&D, automation engineering, and pack development. Before joining Dragonfly Energy Corporation, Dr. Vick Singh was a Postdoctoral Research Fellow at the Lawrence Livermore National Laboratory’s Center for Global Security Research. His research focused on international energy development and its impact on foreign policy. Dr. Singh also served as a Nuclear Regulatory Commission Fellow during his Ph.D. studies at the University of Nevada, Reno, and holds a BS in Chemical Engineering from the University of Tennessee, Knoxville.

Non-Employee Directors

Rick Parod has served as a member of our board of directors since October 2022. Mr. Parod was the President and CEO and a director of the Lindsay Corporation, a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, from 2000 to 2017. From 1997 to 2000, Mr. Parod served as the Vice President and General Manager of the Irrigation Division of The Toro Company, a leading worldwide provider of outdoor turf, landscape, underground utility construction, irrigation and related equipment. Mr. Parod has also served as a director and as a member of the audit committee, compensation committee and nominating and corporate governance committee of Alamo Group Inc., a publicly listed company focusing on design, manufacturing, distribution, and service of equipment for infrastructure maintenance and agriculture, since December 2017 as well as a director of Raven Industries, Inc. from December 2017 until its acquisition by CNH Industrial N.V. in June 2022. Mr. Parod received a B.S. in accounting from Northern Illinois University and an M.B.A from Pepperdine University. Mr. Parod is qualified to serve on our board of directors based on his experience in manufacturing operations, product development and sales and marketing.

Karina Montilla Edmonds, Ph.D. has served as a member of our board of directors since October 2022. Dr. Edmonds currently serves as the Senior Vice President and Global Head of Academies and University Alliances at SAP SE, a leading producer of enterprise software for the management of business operations. Prior to joining SAP SE in April 2020, Dr. Edmonds served as the University Relations Lead for Google Cloud at Google from May 2017 through March 2020, where she facilitated research collaborations in AI. Before her time at Google, Dr. Edmonds served at the California Institute of Technology as Executive Director for Institute Corporate Relations from April 2013 through April 2016. In April 2010, Dr. Edmonds was appointed as the U.S. Department of Energy’s first Technology Transfer Coordinator, and she served in that position until April 2013. She has also held positions at the Jet Propulsion Laboratory, a NASA field center and leader in robotic space exploration, as Director for Jet Propulsion Laboratory Technology Transfer and at TRW, Inc. (now Northrop Grumman Corporation, a publicly listed multinational aerospace and defense technology company), as a Principal Investigator. Dr. Edmonds holds a B.S. in Mechanical Engineering from the University of Rhode Island and an M.S. and Ph.D. in Aeronautical Engineering, with a minor in Material Science, from the California Institute of Technology. Dr. Edmonds is also a registered patent agent with the U.S. Patent and Trademark Office. Dr. Edmonds serves on the boards of the University of Rhode Island and the National Science Foundation’s Directorate for Engineering Advisory Committee, and has previously served on the boards of the Institute for Pure and Applied Mathematics at the University of California, Los Angeles, ConnectED California and the University of Rhode Island Foundation. Dr. Edmonds is qualified to serve on our board of directors based on her industry leadership and expertise in technology transfer and commercialization.

Brian Nelson has served as a member of our board of directors since October 2022. Prior to the Business Combination, Mr. Nelson served on the board of directors of Legacy Dragonfly from April 2022 to October 2022. Mr. Nelson has served as the Chief Executive Officer of Precision Surfacing Solutions Group (formerly known as the Lapmaster Group) since 2003 and as the President since 2002. Mr. Nelson was hired in the sales department of Lapmaster in 1996 and he purchased the company in 2003. In 1996, Mr. Nelson served as a Sales Engineer for TII Technical Education Systems, and from 1993 to 1995, he served as a Staff Engineer for Rust Environment & Infrastructure. Mr. Nelson holds an M.B.A. in Entrepreneurship from the DePaul University Charles H. Kellstadt School of Business and a B.S. in Civil & Environmental Engineering from Marquette University. He is a member of the Association of Manufacturing Technology and Young President’s Organization. Mr. Nelson is qualified to serve on our board of directors based on his years of business experience as President and Chief Executive Officer of Precision Surfacing Solutions Group and Lapmaster.

74

Jonathan Bellows has served as a member of our board of directors since October 2022. Mr. Bellows currently serves as President of KORE Power, which acquired Northern Reliability in March 2022. He has served as President and Chief Executive Officer of Northern Reliability since April 2015. KORE Power is a publicly-traded fully integrated energy storage manufacturing company, combining Northern Reliability’s energy storage technology with KORE Power’s cell manufacturing capabilities. Mr. Bellows is also President and Chief Executive Officer of Nomad Transportable Power Systems, a provider of commercial and industrial-scale mobile energy storage units, which was founded by affiliates of KORE Power and Northern Reliability. Previously, Mr. Bellows was Vice President of Business and Sales at Sovernet Communications, a fiber-optic bandwidth infrastructure services provider, from 2005 to 2015. Mr. Bellows graduated Northern Vermont University - Johnson in 1998, where he earned his B.A. in History. Mr. Bellows is qualified to serve on our board of directors based on his energy storage industry expertise and operating and leadership experience.

Luisa Ingargiola has served as a member of our board of directors since October 2022. Prior to the Business Combination, Ms. Ingargiola served on the board of directors of Legacy Dragonfly from August 2021 to October 2022. Since February 2017, Ms. Ingargiola has served as Chief Financial Officer of Avalon GloboCare Corp. (NASDAQ: ALBT), a publicly listed bio-tech health care company. Prior to joining Avalon GloboCare Corp., Ms. Ingargiola served as the Chief Financial Officer and Co-Founder of MagneGas Corporation from 2007 to 2018. Ms. Ingargiola has also served as a director and Audit Committee Chair for various over-the-counter and Nasdaq companies. Ms. Ingargiola has served as a member of the board of directors and as Audit Committee Chair for Progress Acquisition Corporation from November 2020 to February 2023, as a member of the board of directors and as Audit Committee Chair for AgEagle Aerial Systems Inc. (NYSE American: UAVS) from May 2018 to November 2022, as the audit committee chair of Siyata Mobile (NASDAQ: SYTA) from December 2020 to December 2021, as a member of the board of directors, the Compensation Committee Chair and as audit committee chair for Electrameccanica Vehicles Corp. (Nasdaq: SOLO) since March 2018, as a member of the board and Audit Committee Chair for BioCorRx Inc. (OTC: BICX) since April 2018, and as a member of the board and Audit Committee Chair of Vision Marine Technologies, Inc. (NASDAQ: VMAR) since December 2020. Ms. Ingargiola holds a M.B.A. in Health from the University of South Florida and a B.S. in Finance from Boston University. Ms. Ingargiola is qualified to serve on our board of directors based on her previous roles serving as Chief Financial Officer for multiple companies and extensive experience serving on multiple boards of directors for Nasdaq companies.

Perry Boyle has served as a member of our board of directors since October 2022. Prior to the Business Combination, he served on the board of directors of CNTQ from August 2021 to October 2022. Previously, Mr. Boyle was with Point72 and its affiliates and predecessors from 2004 through his retirement in March 2020. He helped lead Point72’s launch as a registered investment advisor, raising over $6 billion in external capital. He originally joined S.A.C. Capital Advisors (“S.A.C.”) in 2004 as the firm’s first director of research. In January 2013 he became head of equities and, in January 2015, he became head of discretionary investing at Point72. From June 2016 through December 2017 he served as the President and Chief Investment Officer of Stamford Harbor Capital, L.P., a company owned by businessman Steven A. Cohen. He returned to Point72 in January 2018. Prior to joining S.A.C., Mr. Boyle was a founding partner of Thomas Weisel Partners from 1999 until 2004, and a managing director at Alex Brown & Sons from 1992 – 1999. He began his career as an investment banker with Salomon Brothers Inc. Mr. Boyle is a member of the advisory board of the Center for a New American Security, and a director of The US Friends of the International Institute for Strategic Studies (“IISS”). He was a 2018 and 2019 delegate from the IISS to the Shangri-La Dialogue in Singapore. He is a council member of the Hoover Institution and a Lionel Curtis member of Chatham House. Mr. Boyle currently serves as the Chairman of the BOMA Project, a poverty graduation program for women, youth, and displaced persons in sub-Saharan Africa. He is also the President of the Affordable Housing Coalition of Ketchum, an advocacy organization for workforce housing in Ketchum, Idaho. He received his B.A. in Economics from Stanford University, his M.B.A. from Dartmouth College and a M.A. from the Fletcher School of Law and Diplomacy at Tufts University. Mr. Boyle is qualified to serve on our board of directors based on his industry leadership and capital markets experience from research to fundraising.

75

Board Composition

Our Board currently consists of three classes of a total of seven directors. Our directors each serve staggered three-year terms with one class being elected at each year’s annual meeting of stockholders, as follows:

●	Class A, which consists of Rick Parod and Karina Edmonds, whose terms will expire at the 2026 annual meeting of stockholders;

●	Class B, which consists of Brian Nelson and Jonathan Bellows, whose terms will expire at the 2027 annual meeting of stockholders; and

●	Class C, which consists of Denis Phares, Luisa Ingargiola and Perry Boyle, whose terms will expire at the 2025 annual meeting of stockholders.

We have no formal policy regarding board diversity. Our priority in selecting our board members is the identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in our day-to-day operations. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are usually held on at least a quarterly basis. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

Board Committees

Our Board has three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee. Copies of the charters for each committee are posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

Audit Committee

The Board has formed an Audit Committee, which currently consists of Luisa Ingargiola, Rick Parod, and Perry Boyle. Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the SEC and Nasdaq. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, our board of directors has determined that Ms. Ingargiola qualifies as an audit committee financial expert within the meaning of SEC regulations and the Nasdaq Marketplace Rules.

Luisa Ingargiola serves as the chair of the Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our board of directors any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board has adopted a written charter for the Audit Committee.

Compensation Committee

The Board has formed a Compensation Committee which consists of Luisa Ingargiola, Brian Nelson, and Rick Parod, all of whom are independent (as that term is defined under the Nasdaq Marketplace Rules). Brian Nelson serves as the chair of the Compensation Committee. The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to (i) corporate governance practices and policies and (ii) compensation matters, including our directors and senior management’s compensation and the administration of our compensation plans. Our Board determined that each of the members of the compensation committee are a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq.

76

Nominating and Corporate Governance Committee

The Board has formed a Nominating and Corporate Governance Committee, which currently consists of Karina Montilla Edmonds, Brian Nelson and Jonathan Bellows, all of whom are independent (as that term is defined under the Nasdaq Marketplace Rules). Karina Montilla Edmonds serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assesses potential candidates to fill perceived needs on the Board for required, skills, expertise, independence and other factors.

Nomination of Directors

The Nominating and Corporate Governance Committee of the Board assesses potential candidates to fill perceived needs on the Board of Directors for required skills, expertise, independence and other factors. A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at the Secretary of Dragonfly at 12915 Old Virginia Road, Reno, Nevada 89521. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Board Leadership Structure and Role in Risk Oversight

Periodically, our board of directors will assess the roles of Chairman and Chief Executive Officer, and the Board leadership structure to ensure the interests of Dragonfly and our stockholders are best served. Our Board believes the current combination of the two roles is satisfactory at present. Dr. Phares, as our President, Chief Executive Officer and Chairman, has extensive knowledge of all aspects of Dragonfly and our business. Our Board has appointed Ms. Ingargiola as Lead Independent Director. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our board of directors the flexibility to establish the most appropriate structure for us at any given time.

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The Board focuses on the most significant risks we face and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board’s risk strategy. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our board of directors leadership structure supports this approach.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our executive officers, financial and accounting officers, our directors, our financial managers and all of our employees. The Board is committed to a high standard of corporate governance practices and, through its oversight role, encourages and promotes a culture of ethical business conduct. A copy of our Code of Business Conduct and Ethics is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

77

EXECUTIVE COMPENSATION

This section describes the material components of the executive compensation program for certain of our executive officers listed in the Summary Compensation Table below (the “NEOs”) and directors. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Our Board has formed a Compensation Committee. The Compensation Committee is responsible for reviewing and approving management compensation, including salaries, bonuses, and equity compensation. We seek to provide competitive compensation arrangements that attract and retain key talent necessary to achieve our business objectives.

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to each person serving as our Chief Executive Officer during the fiscal year ended December 31, 2024, the two most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers during the fiscal years ended December 31, 2024 and December 31, 2023, and up to two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as an executive officer as of December 31, 2024 for services rendered in all capacities to us for the fiscal year ended December 31, 2024. These individuals are our named executive officers (“NEOs”) for fiscal 2024.

						Non-Equity		Non-Qualified
						Incentive		Deferred
				Stock	Option	Plan		Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation		Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)	($)		($)	($)	($)
Dr. Denis Phares	2024	622,000	—	—	—	—		—	—	622,000
Chief Executive Officer, Interim Chief Financial Officer, President	2023	622,000	—	255,333	—	—	(3)	—	—	877,333
Wade Seaburg	2024	340,000	—	—	—	—		—	—	340,000
Chief Commercial Officer	2023	340,000	—	81,666	—	—	(4)	—	—	421,666
Tyler Bourns	2024	280,000	—	—	—	—		—	—	280,000
Chief Marketing Officer	2023	280,000	—	39,333	—	—	(5)	—	—	319,333
John Marchetti (6)	2024	127,202	—	—	—	—		—	6,727	133,929
Former Senior Vice President, Operations, Former Chief Financial Officer	2023	227,692	175,000	107,667	—	—	(7)	—	—	510,359

(1)	The amounts reported in this column represent discretionary bonuses awarded to each executive for performance during the fiscal year ended December 31, 2023.

78

(2)	The amounts reported in this column reflect the grant date fair value of restricted stock awards granted to the NEOs for performance during the fiscal years ended December 31, 2024 and December 31, 2023 under the 2022 Plan (as defined below) and are accounted for in accordance with FASB ASC Topic 718. Please see the section titled “Stock-Based Compensation” beginning on page F-14 of our Notes to Consolidated Financial Statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating these amounts.

(3)	On April 12, 2024, Dr. Phares received a contingent cash award in the amount of $510,666.67 for services performed for the year ended December 31, 2023, which will not be paid out to Dr. Phares until we have achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment.

(4)	On April 12, 2024, Mr. Seaburg received a contingent cash award in the amount of $163,333.33 for services performed in December 31, 2023, which will not be paid out to Mr. Seaburg until we have achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment.

(5)	On April 12, 2024, Mr. Bourns received a contingent cash award in the amount of $78,667.67 for services performed in December 31, 2023, which will not be paid out to Mr. Bourns until we have achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment.

(6)	Mr. Marchetti commenced employment as Legacy Dragonfly’s Chief Financial Officer on September 6, 2021. On August 20, 2023, upon mutual agreement between us and Mr. Marchetti, Mr. Marchetti resigned from his position as our Chief Financial Officer. Mr. Marchetti continued in the role of Senior Vice President, Operations until his employment was terminated on April 19, 2024. As a result, Mr. Marchetti’s 26,585 RSUs were forfeited.
(7)	On April 12, 2024, Mr. Marchetti received a contingent cash award in the amount of $215,333.33 for services performed in December 31, 2023, which will not be paid out to Mr. Marchetti until we have achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment. As a result of the termination of Mr. Marchetti’s employment, his contingent cash award was forfeited.

In 2022, the Compensation Committee engaged Compensia, Inc. as our independent compensation consultant. Compensia, Inc. viewed both executive and director compensation and did not provide us any other services. Compensia, Inc. reported directly to the Compensation Committee and provided guidance on trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of our compensation peer group and other matters as directed by the Compensation Committee. Dragonfly Energy Holdings Corp. did not engage an independent compensation consultant for years ended December 31, 2023 or December 31, 2024.

Named Executive Officer Employment Agreements

We have entered into employment agreements, dated as of October 11, 2022 with each of Dr. Phares and Mr. Marchetti. On November 7, 2022, we entered into an employment agreement with each of Mr. Seaburg and Mr. Bourns.

Each agreement provides for a three-year initial employment term, with automatic three-year renewal terms thereafter, subject to 90 days’ notice of non-renewal by either party. Each agreement also provides for the executive to receive an annual base salary (Dr. Phares — $622,000; Mr. Marchetti — $370,000; Mr. Seaburg — $340,000; Mr. Bourns — $280,000) and to be eligible for an annual bonus of up to a specified percentage of the executive’s base salary (Dr. Phares — 100%; Mr. Marchetti — 63%; Mr. Seaburg – 92%; Mr. Bourns – 30%). The executive is generally eligible for an annual bonus only if he remains employed with us through the date the bonus is paid (or if the executive’s employment terminates due to his death or disability during the year). The executive is also eligible to receive a long-term incentive award each fiscal year with a grant-date value not less than a dollar amount specified in the agreement (Dr. Phares — $1,532,000; Mr. Marchetti — $646,000; Mr. Seaburg — $490,000; Mr. Bourns — $236,000), with the terms and conditions of each such award to be determined by the Compensation Committee. Each agreement also includes non-competition and non-solicitation covenants that apply for 12 months following the executive’s termination of employment, and certain confidentiality and other covenants.

79

If the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (as such terms are defined in the employment agreement) and other than a termination in connection with a change in control as described below, the executive would be entitled to receive (i) cash severance equal to 1.5 times the executive’s annual base salary (in the case of Dr. Phares) or 1.0 times the executive’s annual base salary (in the case of Mr. Marchetti, Mr. Seaburg, and Mr. Bourns), payable in installments over two years following the termination date, (ii) reimbursement of monthly COBRA premiums for the executive and his dependents for up to 18 months (in the case of Dr. Phares) or 12 months (in the case of Mr. Marchetti, Mr. Seaburg, and Mr. Bourns), and (iii) vesting in full of any time-based equity awards granted by us to the executive (with any performance-based awards to remain eligible to vest following termination if the applicable performance conditions are satisfied). In such circumstances, Dr. Phares would also be entitled to receive payment of 1.5 times the annual bonus he would have received for the fiscal year in which his termination occurs, pro-rated to reflect the portion of the fiscal year he was employed prior to his termination.

If, during the period commencing three months before a change in control and ending 12 months after a change in control, the executive’s employment is terminated by us without cause (or as a result of us not renewing the term of the agreement) or by the executive for good reason, the executive would be entitled to receive the severance benefits described in the preceding paragraph (except that the cash severance would be 1.5 times the executive’s base salary for Mr. Marchetti, Mr. Seaburg and Mr. Bourns, the severance in each case would be payable in a lump sum rather than installments, and the pro-rated bonus provision for Dr. Phares described above would not apply). In addition, the executive’s outstanding stock options granted by us would fully vest and be exercisable for the remainder of the term of the option. In the event any of the executive’s benefits under the agreement would be subject to an excise tax as a “parachute payment” under U.S. tax laws, the executive would be entitled to an additional payment equal to the sum of the excise tax and any additional amount necessary to put the executive in the same after-tax position as if no excise tax has been imposed.

In each case, the executive’s right to receive the severance benefits described above is subject to him providing a release of claims to us and his continued compliance with the restrictive covenants in favor of us in the agreement.

On February 24, 2023, we entered into an amended and restated employment agreement with Mr. Marchetti to provide that Mr. Marchetti will receive a minimum annual bonus of $175,000 for the fiscal year ended December 31, 2023. All other terms of the amended and restated Agreement remain the same as the original agreement.

On August 20, 2023, upon mutual agreement between us and Mr. Marchetti, Mr. Marchetti resigned from his position as our Chief Financial Officer and continued in the role of Senior Vice President, Operations. In connection with Mr. Marchetti’s resignation, on August 20, 2023, the Board appointed Dr. Phares to succeed Mr. Marchetti as our Interim Chief Financial Officer.

Effective April 12, 2024, we entered into amendments to the employment agreements with Dr. Phares, Mr. Marchetti, Mr. Seaburg and Mr. Bourns to amend the terms of their annual equity compensation (the “Amended Employee Agreements”). The Amended Employee Agreements allow us to issue a combination of cash and equity awards on an annual basis up to a specified amount ($1,532,000 for Dr. Phares, $646,000 for Mr. Marchetti, $490,000 for Mr. Seaburg, and $236,000 for Mr. Bourns), subject to approval and such other terms and conditions imposed by the compensation committee of the board of directors.

On April 19, 2024, Mr. Marchetti’s employment with us as our Senior Vice President, Operations, was terminated.

80

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding options to acquire our common stock held by each of the NEOs as of December 31, 2024, including the vesting dates for the portions of these awards that had not vested as of that date. The NEO did not hold any other outstanding equity awards as of that date.

	Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised		Option	Option
	Options (#)	Options (#)	Unearned		Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)		Price ($)	Date
Dr. Denis Phares	—	—	63,046	(1)	4.05	04/12/2034
Wade Seaburg	—	—	20,165	(1)	4.05	04/12/2034
	823	—	—		5.31	06/09/2030
	712	—	—		5.31	10/19/2030
	8,209	—	1,642	(2)	26.01	08/04/2031
	2,532	—	903	(3)	26.00	12/06/2031
	507	—	—		25.96	12/06/2031
Tyler Bourns	4,558	—	1,353	(2)	26.01	12/06/2031
Tyler Bourns	—	—	9,712	(1)	4.05	04/12/2034

(1)	Restricted stock units vest annually as to 1/3rd on April 12, 2025, with the remaining shares vesting in equal annual installments over a period of 2 years.
(2)	Stock options vest as to 1/4th on August 4, 2022, with the remaining shares vesting in equal monthly installments over a period of 36 months commencing on September 4, 2022.
(3)	Stock options vest as to 1/4th on December 6, 2021, with the remaining shares vesting in equal monthly installments over a period of 36 months commencing on January 6, 2022.

Equity Grants

For services performed during the year ended December 31, 2023, on April 12, 2024, Dr. Phares was granted 63,046 restricted stock units (“RSUs”), Mr. Marchetti was granted 26,585 RSUs, Mr. Seaburg was granted 20,165 RSUs, and Mr. Bourns was granted 9,712 RSUs. Each of the RSUs granted will vest in three equal annual installments, with the first vesting date on the one (1) year anniversary of the date of issuance and the following two vesting dates on each subsequent anniversary of the date of issuance, subject to each employees’ continued employment as of each vesting date. In addition to the RSU awards, our board of directors also approved the following cash awards to the above referenced employees: (i) $510,666.67 to Dr. Phares; (ii) $215,333.33 to Mr. Marchetti, (iii) $163,333.33 to Mr. Seaburg; and (iv) $78,667.67 to Mr. Bourns. Each of the approved cash awards will not be paid out to the employees until we have achieved a minimum cash balance of $30,000,000, and are subject to each employee’s continued employment on the date of payment.

As a result of the termination of Mr. Marchetti’s employment, his 26,585 RSUs and cash award of $215,333.33 were forfeited.

Equity Grants

For services performed during the year ended December 31, 2022, on February 10, 2023, Dr. Phares was granted 22,697 RSUs, Mr. Marchetti was granted 9,571 RSUs, Mr. Seaburg was granted 7,260 RSUs and Mr. Bourns was granted 3,497 RSUs. Each grant vested in full on the date of grant.

81

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any formal policy that requires us to grant, or avoid granting, stock options at particular times. We have in the past typically granted RSUs to our officers and directors and do not typically grant stock options but may do so in the future. The timing of any stock option grants in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of stock options occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

No stock options were issued to executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Director Compensation

We have adopted a policy that provides for cash and equity compensation for members of our board of directors of directors who are not employed by us or any of our subsidiaries (our “Non-Employee Directors”). The policy provides that each Non-Employee Director is entitled to receive the following cash compensation for board service, as applicable:

●	$58,800 annual retainer for service as a Board member;
●	$20,000 additional annual retainer for service as Lead Independent Director; and
●	$20,000 additional annual retainer for service as Chair of the Audit Committee, $15,000 additional annual retainer for service as Chair of the Compensation Committee, and $10,000 additional annual retainer for service as Chair of the Nominating and Corporate Governance Committee.

Under the policy, directors are not paid fees for service as members on any of our standing committees, apart from the Chair fees discussed above. Further, directors must attend at least 75% of all meetings of the Board and all meetings of each committee on which the director sits to be eligible to receive any of the retainers specified above. These annual retainers are paid on a quarterly basis and pro-rated if the director commences service in the applicable position after the start of a fiscal quarter.

Our Compensation Committee also has discretion under the director compensation policy to grant Non-Employee Directors equity-based awards under our Dragonfly Energy Holdings 2022 Equity Incentive Plan (“2022 Plan”) (or any successor equity compensation plan approved by our stockholders). It is currently expected that Non-Employee Directors will receive an award of options, RSUs and/or cash with a value of $300,000 upon their initial appointment to the Board and an award of options, RSUs and/or cash with a value of $100,000 on an annual basis thereafter. For each award, the Compensation Committee will determine at the time of grant the methodology for converting the foregoing dollar amounts to shares and the vesting schedule. The Compensation Committee may approve other grants of equity-based awards to Non-Employee Directors from time to time, on such terms as the Compensation Committee may determine and subject to the applicable provisions of our equity compensation plan then in effect.

Under the policy, Non-Employee Directors are entitled to reimbursement from us for their reasonable travel (including airfare and ground transportation), lodging and meal expenses incident to meetings of the Board or committees thereof or in connection with other Board-related business.

82

Our Board may change the terms of our director compensation policy from time to time.

Effective on the October 7, 2022, we granted each of our Non-Employee Directors then serving of the Board (i.e. Jonathan Bellows, Perry Boyle, Karina Montilla Edmonds, Luisa Ingargiola, Brian Nelson, and Rick Parod) an award of 3,334 RSUs under the 2022 Plan that are eligible to vest on the first anniversary of the grant date, subject to the director’s continued service on the Board through the vesting date.

On April 12, 2024, we granted each of our Non-Employee Directors then serving on the Board (i.e. Jonathan Bellows, Perry Boyle, Karina Montilla Edmonds, Luisa Ingargiola, Brian Nelson, and Rick Parod) an award of 24,692 RSUs units under the 2022 Plan that are eligible to vest in three equal annual installments, beginning on the first anniversary of the grant date, subject to the director’s continued service on the Board through each vesting date.

Director Compensation Table — Fiscal 2024

The following table sets forth certain information concerning compensation awarded to, earned by, or paid to our Non-Employee Directors for services on our board during the year ended December 31, 2024. Dr. Phares did not receive any additional compensation for his service on the Board during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Jonathan Bellows	44,100	100,000	—	—	144,100
Perry Boyle	44,100	100,000	—	—	144,100
Karina Montilla Edmonds, Ph.D.	51,600	100,000	—	—	151,600
Luisa Ingargiola	74,100	100,000	—	—	174,100
Brian Nelson	55,350	100,000	—	—	155,350
Rick Parod	44,100	100,000	—	—	144,100

(1)

The amount reported in this column reflects the grant date fair value of the stock option and/or RSUs granted to the Non-Employee Directors for services performed during the year ended December 31, 2023 under the 2022 Plan as described above and is accounted for in accordance with FASB ASC Topic 718. Please see the section titled “Stock-Based Compensation” in our Notes to Consolidated Financial Statements included in our prospectus. As of March 31, 2025, each Non-Employee Director held 24,692 unvested RSUs.

(2)	As of December 31, 2024, the following options remained outstanding: (i) Luisa Ingargiola held options exercisable for 10,836 shares of common stock; and (ii) Brian Nelson held options exercisable for 7,227 shares of common stock.

83

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than compensation arrangements for our Named Executive Officers and directors, which are described in the section entitled “Executive Compensation,” we have had the following transactions or series of similar transactions, since January 1, 2022, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Agreements with Directors and Officers

Separation Agreements

On April 26, 2023, we entered into a separation and release of claims agreement with Nicole Harvey, our former Chief Legal Officer. As consideration for Ms. Harvey’s execution of the agreement, we agreed to pay the employee payments equivalent to $720,000 for wages and benefits divided into 24 monthly payments commencing on June 1, 2023, and all outstanding equity-based compensation awards to become fully vested. Ms. Harvey had three (3) months from the termination date to exercise the outstanding options. The three (3) month period ended on July 26, 2023 in which the options were not exercised and the options were forfeited as a result.

Promissory Notes with Brian Nelson

On March 5, 2023, we issued the unsecured promissory note (the “March 2023 Note”) in the principal amount of $1.0 million to Brian Nelson, one of our directors, in a private placement in exchange for cash in an equal amount. The March 2023 Note became due and payable in full on April 1, 2023. We were also obligated to pay a loan fee of $100,000 to Mr. Nelson on April 4, 2023. We paid the principal amount and the loan fee in full on April 1, 2023 and April 4, 2023, respectively.

On January 30, 2024, we issued an unsecured convertible promissory note (the “January Note”) in the principal amount of $1.0 million (the “January Principal Amount”) to Brian Nelson, one of our directors, in a private placement in exchange for cash in an equal amount. The January Note became due and payable in full on February 2, 2024. We were also obligated to pay $50,000 (the “January Loan Fee”) to Mr. Nelson on February 2, 2024. We paid the January Principal Amount and the January Loan Fee in full on February 2, 2024.

On February 27, 2024 we issued a convertible promissory (the “February Note”) in the amount of $1.7 million (the “February Principal Amount”) to Mr. Nelson, in a private placement in exchange for cash in an equal amount. The February Note became due and payable in full on March 1, 2024. We were also obligated to pay a $85,000 loan fee (the “February Loan Fee”) to Mr. Nelson on March 1, 2024. We paid the February Principal Amount and the February Loan Fee on March 1, 2024.

Related Person Transactions Policy

Our Board adopted a written Related Person Transactions Policy on October 7, 2022 (the “Policy”) that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we (including any of our subsidiaries, if any) was, is or will be a participant, (ii) the aggregate amount involved exceeds or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest.

Subject to certain limitations, transactions involving compensation for services provided to us as an employee or director will not be considered related person transactions under the Policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons. A related person is also someone who has a position or relationship with any firm, corporation or other entity that engages in the transaction if (i) such person is employed or is a general partner or principal or in a similar position with significant decision making influence, or (ii) the direct or indirect ownership by such person and all other foregoing persons, in the aggregate, is 10% or greater in another person which is party to the transaction.

84

Under the Policy, any related person, or any director, officer or employee of ours who knows of the transaction, must report the information regarding the proposed related person transaction to our Chief Financial Officer and chairperson of the Audit Committee for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the nature of the related person’s interest in the transaction;
●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the terms of the transaction;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties.

All related party transactions may be consummated or continued only if approved or ratified by our Audit Committee. No director or member of our audit committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a related party, except that such member may be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of our Audit Committee.

All of the transactions entered into since the adoption of the Policy have been approved or ratified by our Audit Committee.

Director Independence

Our common stock is listed on Nasdaq. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has determined that Rick Parod, Perry Boyle, Jonathan Bellows, Karina Montilla Edmonds, Brian Nelson, and Luisa Ingargiola are an “independent directors” as such term is defined under the applicable rules of Nasdaq.

We have established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has determined that Ms. Ingargiola is an “audit committee financial expert,” as defined under the applicable rules of the SEC, and that all members of the Audit Committee are “independent” within the meaning of the applicable Nasdaq rule and the independence standards of Rule 10A-3 of the Exchange Act. Each of the members of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.

85

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of March 27, 2025, with respect to the beneficial ownership of common stock by the following:

●	Each other person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our outstanding shares of common stock;
●	each of our named executive officers;
●	each of our current directors; and
●	all of our executive officers and directors as a group.

Information relating to beneficial ownership of the voting securities by our principal stockholders and management is based upon each person’s information using “beneficial ownership” concepts under the SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. For purposes of computing the number and percentage of shares beneficially owned by a security holder, any shares which such person has the right to acquire within 60 days of March 31, 2025 (“Presently Exercisable Securities”), are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other security holder.

The table reflects 7,589,642 shares common stock outstanding as of March 27, 2025 plus any shares issuable upon exercise of Presently Exercisable Securities held by such person or entity.

Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, ownership consists of sole ownership, voting and investment rights, and the address for each stockholder listed is c/o 12915 Old Virginia Rd, Reno, Nevada 89521.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Holders:
Dynavolt Technology (HK) Ltd.(1)	1,313,434	17.31%

Named Executive Officers and Directors:
Dr. Denis Phares(2)(3)	1,802,303	23.75%
Dr. Vickram Singh(4)	20,110	*
John Marchetti (5)	-	*
Wade Seaburg(6)	35,194	*
Tyler Bourns(7)	11,836	*
Luisa Ingargiola(8)	22,401	*
Brian Nelson(9)	19,446	*
Perry Boyle(10)	13,722	*
Jonathan Bellows(11)	11,565	*
Rick Parod(12)	11,565	*
Karina Montilla Edmonds(13)	11,599	*
All Executive Officers and Directors as a group (10 persons):	1,959,741	25.82%

* Less than one percent.

(1)	Based on the Schedule 13D filed by Dynavolt Technology (HK) Ltd. (“Dynavolt”) on October 12, 2022. The business address of Dynavolt is Flat/Room 02-03 26/F, Bea Tower Millennium City 5, 418 Kwun Tong Road, Kwun Tong, Hong Kong.

86

(2)	Excludes 25,000,000 shares of common stock not yet payable as the earnout contingencies have not yet been met and will not be met within 60 days of March 27, 2025.

(3)	Includes (i) 135,323 shares held on behalf of the Phares 2021 GRAT dated July 9, 2021, of which Dr. Phares is the trustee.

(4)	Includes 6,493 shares of common stock issuable upon exercise of outstanding stock options and 11,112 of restricted stock units exercisable within 60 days of March 27, 2025.

(5)	On April 19, 2024, Mr. Marchetti’s employment with us was terminated. As a result, his vested options were forfeited and his unvested options were terminated on such date.

(6)	Includes 14,220 shares of common stock issuable upon exercise of outstanding stock options and 6,722 of restricted stock units exercisable within 60 days of March 27, 2025.

(7)	Includes 5,175 shares of common stock issuable upon exercise of outstanding stock options and 3,237 of restricted stock units exercisable within 60 days of March 27, 2025.

(8)	Includes 10,836 shares of common stock issuable upon exercise of outstanding stock options and 8,231 of restricted stock units exercisable within 60 days of March 27, 2025.

(9)	Includes 7,881 shares of common stock issuable upon exercise of outstanding stock options and 8,231 of restricted stock units exercisable within 60 days of March 27, 2025.

(10)	Includes 8,231 shares of common stock issuable upon exercise of restricted stock units exercisable within 60 days of March 27, 2025.
(11)	Includes 8,231 shares of common stock issuable upon exercise of restricted stock units exercisable within 60 days of March 27, 2025.
(12)	Includes 8,231 shares of common stock issuable upon exercise of restricted stock units exercisable within 60 days of March 27, 2025.

(13)	Includes 8,231 shares of common stock issuable upon exercise of restricted stock units exercisable within 60 days of March 27, 2025.

Securities Authorized for Issuance Under Equity Compensation Plans

In connection with our Business Combination, our board of directors and stockholders adopted the 2022 Plan, which provides for the grant of incentive stock options and non-qualified stock options to purchase shares of our common stock and other types of awards, as well as the Dragonfly Energy Holdings Corp. Employee Stock Purchase Plan (the “ESPP”).

The general purpose of the 2022 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2021 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

87

The general purpose of the ESPP is to provide an additional means to attract, motivate, retain and reward employees and other eligible persons by allowing them to purchase additional shares of our common stock. The ESPP is designed to allow our eligible employees and the eligible employees of our participating subsidiaries to purchase shares of our common stock, at semi-annual intervals, with their accumulated payroll deductions.

Also, in connection with the Business Combination, our board of directors and stockholders approved the adoption of the Dragonfly Energy Corp. 2019 Stock Incentive Plan (the “2019 Plan”) and the Dragonfly Energy Corp. 2021 Stock Incentive Plan (the “2021 Plan”) in connection with the consummation of the Business Combination.

The following table summarizes the number of shares of our common stock authorized for issuance under our equity compensation plans as of December 31, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans under equity compensation (excluding) securities reflected in column (a)
Plan Category	(a)	(b)	(c)(2)
Equity compensation plans approved by security holders (1)	514,672	$8.52	850,738

Equity compensation plans not approved by security holders	—	—	—

Total	514,672	$8.52	850,738

(1) The amounts shown in this row include securities under the 2022 Plan, 2021 Plan and 2019 Plan.

(2) In accordance with the “evergreen” provision in the 2022 Plan, an additional 289,306 shares were automatically made available for issuance on the first trading day of 2025, which represents an amount equal 4% of the number of shares outstanding on December 31, 2024. In accordance with the “evergreen” provision in the ESPP, an additional 72,327 shares were automatically made available for issuance on the first trading day of 2025, which represents an amount equal to 1% of the number of shares of common stock issued and outstanding on December 31, 2024. The shares made available pursuant to the “evergreen” provisions are excluded from this calculation.

88

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our capital stock. It is subject to and qualified in its entirety by reference to our Articles of Incorporation, the Certificate of Designation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read our Articles of Incorporation, our Certificate of Designation, our Bylaws and the applicable provisions of the Nevada Revised Statutes (the “NRS”), for additional information.

Authorized Capitalization

We have 255,000,000 shares of capital stock authorized under our Articles of Incorporation, which consists of 250,000,000 shares of common stock with a par value of $0.0001 per share and 5,000,000 shares of preferred stock with par value $0.0001 per share.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purposes. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, rights, preferences, privileges and restrictions thereof, without further vote or action by the stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption, liquidation preferences and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Series A Preferred Stock

Of the 5,000,000 authorized shares of preferred stock under the Articles of Incorporation, our board of directors has designated 5,000 shares as Series A Preferred Stock pursuant to the Certificate of Designation. The Certificate of Designation provides the following with respect to the rights, powers, preferences and privileges of our Series A Preferred Stock.

General

Each share of Series A Preferred Stock has a stated value of $10,000 per share (the “Series A Stated Value”) and, when issued, the Series A Preferred Stock will be fully paid and non-assessable.

89

Ranking

The Series A Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of our Company, ranks senior to all of our capital stock, unless the Required Holder (as defined in the Certificate of Designation) consents to our creation of other capital stock that is senior or equal in rank to the Series A Preferred Stock.

Dividends

The holders of Series A Preferred Stock will be entitled to receive dividends, commencing from the date of issuance of the Series A Preferred Stock, payable in cash and/or shares of Series A Preferred Stock at our election. Unless we notify the holders otherwise, such dividends will be paid in kind by increasing the amount of the Series A Stated Value for the applicable shares of Series A Preferred Stock on each dividend date by the applicable dividend amount. Such dividends are payable quarterly in arrears on the first trading day of each fiscal quarter commencing on the first trading day of the initial fiscal quarter after the date of issuance, at the dividend rate of 8% per year (the “Dividend Rate”). Upon the occurrence and continuation of a Triggering Event (as defined in the Certificate of Designation), the Dividend Rate will increase to the lesser of 18% per year or the maximum rate permitted under applicable law until such Triggering Event has been cured or has ceased.

Conversion at Option of Holder

At any time from and after the first date of issuance of any shares of Series A Preferred Stock, subject to the Beneficial Ownership Limitation (as defined below) and the Issuable Maximum, each holder of Series A Preferred Stock may convert all, or any part, of the outstanding Series A Preferred Stock, at such holder’s option, into common stock at a conversion rate equal to the quotient of (i) the Conversion Amount (as defined below), divided by (ii) the Conversion Price (as defined below), subject to the Floor Price (as defined below).

Voluntary Adjustment Right

Subject to the rules and regulations of Nasdaq, we have the right, at any time, with the written consent of the Required Holder, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Conversion at the Holder’s Election

At the holder’s option, at any time, the holder may convert (an “Alternate Conversion”) some or all of such holder’s Series A Preferred Stock, at a conversion price equal to the lower of (i) the applicable Conversion Price as in effect on the date of such Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP (as defined in the Certificate of Designation) of the common stock during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice as set forth in the Certificate of Designation (the “Alternate Conversion Price”).

With respect to each share of Series A Preferred Stock, as of the applicable date of determination, the “Conversion Amount” is equal to the sum of (1) 120% of (i) the Series A Stated Value plus (ii) all declared and unpaid dividends on such shares as of such date of determination plus (2) any other amounts thereon owed to such holder, pursuant to this Certificate of Designations or any other Transaction Document (as defined in the Certificate of Designation) that have not otherwise been paid or satisfied.

90

The “Conversion Price” is equal to: (i) with respect to the shares of Series A Preferred Stock issued in the registered director offering (the “Registered Direct Offering”) and at the initial closing of the concurrent private placement (the “Private Placement”) pursuant to the securities purchase agreement (the “Purchase Agreement”) between us and a single institutional investor entered into on February 26, 2025, $2.332 per share (the “Initial Conversion Price”); (ii) with respect to each share of Series A Preferred Stock funded on the second closing of the Private Placement (the “Second Closing”) pursuant to the Purchase Agreement or issued upon exercise of a private placement warrant (“Private Placement Warrant”) issued pursuant to the Purchase Agreement, other than pursuant to the holders right to exercise when certain equity conditions have been waived which is set forth under clauses (iii) and (iv) below, as of any date of conversion (“Conversion Date”) or other date of determination, the lower of (x) the Initial Conversion Price and (y) 110% of the last closing trade price (the “Closing Sale Price”) on the trading day immediately preceding the Second Closing, any applicable Funding Date (as defined in each Private Placement Warrant) or any applicable Exercise Date (as defined in each Private Placement Warrant), as the case may be; (iii) with respect to each share of Series A Preferred Stock issued upon exercise of a Private Placement Warrant, the lower of (A) $3.50 and (B) 110% of the last closing trade price (“Closing Sale Price”) on the trading day immediately preceding the delivery or deemed delivery of the applicable Exercise Notice or Call Notice (each as defined in each Private Placement Warrant), as the case may be; and (iv) with respect to each share of Series A Preferred Stock issued upon exercise of a Private Placement Warrant at any time following the date the shares of common stock issued or issuable upon the conversion of the Series A Preferred Stock issued in the Private Placement are registered for resale (the “Registration Effectiveness Date”) when the Closing Sale Price exceeds $10.00 for twenty (20) consecutive trading days, as of any date of conversion or other date of determination, 110% of the Closing Sale Price on the trading day immediately preceding the delivery or deemed delivery of the applicable Exercise Notice or Call Notice (as the case may be), in each case, subject to adjustment; provided, that subsections (iii) and (iv) shall only apply in the event that certain equity conditions specified in the Private Placement Warrant are not met on the applicable Funding Date. The Conversion Price is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions and as set forth below under “Other Adjustments” below.

The “Floor Price” is equal to (i) for any Series A Preferred Stock offered by the Registered Direct Offering $1.00, (ii) for any Series A Preferred Stock sold in the initial closing of the Private Placement $0.424 (20% of the Nasdaq Minimum Price of the Common Stock (as defined by Nasdaq) as of the trading day prior to the execution of the Purchase Agreement), and (iii) for any Series A Preferred Stock issued after the initial closing of the Private Placement, including the Second Closing, 20% of the Nasdaq Minimum Price of the Common Stock as of the trading day ended immediately prior to the date the shares of Series A Preferred Stock are issued; provided, that if the Floor Price then in effect is higher than the Adjusted Floor Price (as defined in the Certificate of Designation) on any date following the six (6) month anniversary of the initial date of issuance of the Series A Preferred Stock, then the Required Holder may elect to reduce the Floor Price to the Adjusted Floor Price, subject to approval of Nasdaq. The Floor Price and the Adjusted Floor Price are each subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Other Adjustments

Until we have obtained approval as may be required from our stockholders (the “Stockholder Approval”), we may not issue, upon conversion of the Series A Preferred Stock and certain related transactions, a number of shares of common stock which would exceed 1,450,489 shares of common stock in the aggregate, which amount is equal to 19.99% of the shares of common stock issued and outstanding on February 26, 2025, subject to adjustment for forward and reverse stock splits, recapitalizations and the like (the “Issuable Maximum”). The Issuable Maximum shall be applied collectively, when any conversions of Series A Preferred Stock are aggregated together with all shares of common stock issuable upon conversion or exchange of any securities issued in certain related transactions to the Registered Direct Offering and Private Placement. If, at any time on or after the date of the Purchase Agreement, we issue any shares of common stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to the New Issuance Price.

Purchase Rights

If at any time we grant, issue or sell any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock (the “Purchase Rights”), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all the Series A Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price, subject to the Beneficial Ownership Limitation.

91

Liquidation Preference

Each share of Series A Preferred Stock carries a liquidation preference equal to the greater of (A) the conversion of such Series A Preferred Stock on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series A Preferred Stock into common stock immediately prior to the date of such payment.

Mandatory Redemption Triggering Event.

Upon any Mandatory Triggering Event (as defined in the Certificate of Designation), we shall immediately redeem in cash all amounts due under the Series A Preferred Stock at a redemption price equal to the Conversion Amount to be redeemed.

Voting Rights

The holders of the Series A Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of common stock, except as provided in the Certificate of Designation (or as otherwise required by applicable law). We may not take the following actions without the prior consent of the Required Holder: (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in the Series A Certificate of Designations) senior to, or otherwise pari passu with, the Series A Preferred Stock, or any junior stock that has a maturity date or other date requiring redemption or repayment of such shares of junior stock that is prior to the 91st calendar day after the date no shares of Series A Preferred Stock remain outstanding, (c) amend our articles of incorporation or other Articles of Incorporation documents in any manner that adversely affects any rights of the holders of the Series A Preferred Stock, (d) increase or decrease the number of authorized shares of Series A Preferred Stock, (e) pay dividends or make any other distribution on any shares of common stock, (f) purchase or redeem any capital stock junior to the Series A Preferred Stock, (g) issue any shares of Series A Preferred Stock other than as contemplated by the Certificate of Designation, Purchase Agreement or Private Placement Warrants or (g) otherwise circumvent a right of the Series A Preferred Stock set forth under the Certificate of Designation.

Change of Control Exchange

Upon a change of control of our Company, each holder may require us to exchange such holder’s shares of Series A Preferred Stock for consideration equal to the Conversion Amount (or (1) the Series A Stated Value thereof plus (2) all declared and unpaid dividends on such shares as of such date of determination plus (3) any other amounts thereon owed to such holder, pursuant to the Certificate of Designation or any other Transaction Document that have not otherwise been paid or satisfied, in the case of any shares of Series A Preferred Stock funded following the Announcement Time (as defined in the Certificate of Designation) but prior to the date of the change of control.

Company Optional Redemption

Under the Certificate of Designation, we have the right, at any time, to redeem all or part of the then outstanding shares of Series A Preferred Stock (a “Company Optional Redemption”) by delivering a written notice to each holder of Series A Preferred Stock (such delivery date, the “Company Optional Redemption Notice Date”). The shares of Series A Preferred Stock subject to redemption will be redeemed by us in cash at a price equal to the Conversion Amount, subject in certain instances at a price equal to the Stated Value, being redeemed as of the Company Optional Redemption Notice Date. If a Triggering Event has occurred and is continuing on the date the Company Optional Redemption takes effect, such price will equal the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Notice Date and (ii) the product of (1) the Conversion Rate (as defined in the Certificate of Designation) with respect to the Conversion Amount being redeemed as of such date multiplied by (2) the average of the five (5) highest daily VWAPs of the common stock during the period beginning on the date preceding such Company Optional Redemption Notice Date and ending on the trading day immediately prior to the date we make the entire payment required.

92

Fundamental Transactions

The Certificate of Designation prohibits us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) assumes in writing all of our obligations under the Certificate of Designation and the other Transaction Documents or otherwise redeem the then outstanding Series A Preferred Stock in full.

Covenants

The Certificate of Designation contains a variety of obligations on our part not to engage in specified activities. In particular, we will not, and will cause its subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Certificate of Designation) and will not incur any indebtedness (other than Permitted Indebtedness, as defined in the Purchase Agreement), enter into any transactions with affiliates, or incur any liens, in each case without the prior written consent of the Required Holder and subject to certain exceptions, as applicable. In addition, we will not issue any shares of Series A Preferred Stock or issue any other securities that would cause a breach or default under the Certificate of Designation or any securities at a price less than the Floor Price then in effect.

Reservation Requirements

So long as any Series A Preferred Stock remains outstanding, we have agreed to at all times reserve at least 100% of the number of shares of common stock as shall from time to time be necessary to effect the conversion of all Series A Preferred Stock then outstanding.

Beneficial Ownership Limitation

Each holder of Series A Preferred Stock is restricted from acquiring shares of common stock upon conversion thereof that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of common stock outstanding immediately after giving effect to the conversion (the “Beneficial Ownership Limitation”).

Fractional Shares

No fractional shares of common stock will be issued upon conversion of the Series A Preferred Stock. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Public Warrants

The following summary of certain terms and provisions of our Public Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the respective Warrant Agreement and form of Public Warrant which are filed as exhibits to registration statement of which this prospectus forms a part. We encourage you to review the terms and provisions set forth in the Warrant Agreement and form of Public Warrant. The Public Warrants are administered by American Stock Transfer & Trust Company, LLC, as the warrant agent.

Exercisability

The Public Warrants will expire on October 7, 2027 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The Public Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us and the warrant agent a duly executed exercise notice accompanied by payment in full for the number of common stock purchased upon such exercise. If a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”) the issuance of the shares of common stock underlying the Public Warrants is not effective or available, the holder may, in its sole discretion, elect to exercise the Public Warrants for cash or on a cashless basis, and we will not be obligated to issue any shares to registered holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising registered holder, or an exemption from registration or qualification is available.

93

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.99% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

Exercise Price

Each whole redeemable Public Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment for stock splits or combinations, stock dividends and distributions, reclassifications, subdivisions, and other similar transactions. Pursuant to the Amended And Restated Warrant Agreement, a Public Warrant holder may exercise its warrants only for a whole number of shares of common stock. No fractional shares will be issued in connection with the exercise of a Public Warrant. In lieu of fractional shares, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the Public Warrant holder.

Adjustments; Fundamental Transaction

The exercise price and the number of shares underlying the Public Warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common shares, stock combinations or similar events affecting our common shares. If, at any time while the Public Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) or (3) we effect any reclassification or recapitalization of the ordinary shares or any compulsory exchange pursuant to which the ordinary shares are converted into or exchanged for other securities, cash or property, or each, a “Fundamental Transaction,” then upon any subsequent exercise of the Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares then issuable upon exercise of those Warrants, and any additional consideration payable as part of the Fundamental Transaction.

Redemption

We may call the Public Warrants for redemption in accordance with the terms summarized below:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder;

●	if, and only if, the last sales price of our common stock equals or exceeds $16.00 per share for any ten (10) trading days within a 30-trading day period ending three business days before we send the notice of redemption; and

●	if, and only if, there is a current registration statement in effect with respect to the offer and sale of the shares of common stock underlying such warrants at the time of redemption and for the entire 30-trading day period referred to above and continuing each day thereafter until the date of redemption.

We may not exercise our redemption right if the issuance of shares of common stock upon exercise of the Public Warrants (i) is not exempt from registration or qualification under applicable state blue sky laws – we will use our best efforts to register or qualify such shares or (ii) we are unable to effect such registration or qualification. However, there may be instances in which registered holders of our Public Warrants may be unable to exercise such Public Warrants but registered holders of our Private Warrants, described below, may be able to exercise such Private Warrants.

94

Transferability

Subject to applicable laws and the limitations provided within the Amended and Restated Warrant Agreement, the Public Warrants may be transferred at the option of the holders upon surrender of the to the warrant agent, together with the appropriate instruments of transfer.

Rights as a Stockholders

Except as otherwise provided in the Warrant Agreement or by virtue of such holder’s ownership of common stock, holders of the Public Warrants do not have rights or privileges of holders of common stock, including any voting rights, until a holder exercises such Public Warrant.

Governing Law

The Public Warrants and Warrant Agreement are governed by New York law.

Anti-Takeover Effects of the Articles of Incorporation, the Bylaws and Nevada Law

We are a Nevada corporation and are generally governed by the NRS. The following is a brief description of the provisions in our Articles of Incorporation, Bylaws and the NRS that could have an effect of delaying, deferring, or preventing a change in control of the Company.

The provisions of the NRS, our Articles of Incorporation, and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Combinations with Interested Stockholders

The “combinations with interested stockholders” provisions of Sections 78.411 to 78.444, inclusive, prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various business “combinations” with any person deemed to be an “interested stockholder” for a period of two years after the date that the person first become an interested stockholder, unless the business combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors before the person first became an interested stockholder, or the business combination is approved by the board of directors and thereafter is approved at a meeting of the corporation’s stockholders by the affirmative vote of at least 60% of the outstanding voting power of the corporation not beneficially owned by the interested stockholder, its affiliates, and associates.

Following the expiration of the two-year period, the corporation is prohibited from engaging in a business “combinations” with the interested stockholder, unless: (i) the business combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors before the person first became an interested stockholder; (ii) the business combination is approved by a majority of the outstanding voting power of the corporation held by disinterested stockholders; or (iii) the aggregate amount of the consideration to be received in the business combination by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested stockholder is at least equal to the higher of: (a) the highest price per share paid by the interested stockholder, at a time when the interested stockholder was the beneficial owner, directly or indirectly, of 5 percent or more of the outstanding voting shares of the corporation, for any common shares of the same class or series acquired by the interested stockholder within two years immediately before the date of announcement with respect to the combination or within two years immediately before, or in, the transaction in which the person became an interested stockholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the date of consummation at the rate for one-year obligations of the United States Treasury in effect on that earliest date, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per common share since that earliest date, and (b) the market value per common share on the date of the announcement of the business combination or on the date that the person first became an interested stockholder, whichever is higher, plus interest compounded annually from that date through the date of consummation at the rate for one-year obligations of the United States Treasury in effect on that date, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per common share since that date.

95

In general, an “interested stockholder” is any person who is (i) the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within two years immediately before the date in question was the direct or indirect beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.

Companies are entitled to opt out of the business combination provisions of the NRS. In our Articles of Incorporation, we have not opted out of the business combination provisions of NRS 78.411 to 78.444, inclusive.

Acquisition of Controlling Interests

Nevada law also protects the corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive. Delaware law does not have similar provisions.

The restriction on acquisition of a controlling interest applies to corporations which have 200 or more stockholders of record (at least 100 of whom have had addresses in Nevada at all times during the 90 days immediately preceding the date of the acquisition) and conducts business in Nevada, unless the Articles of Incorporation or bylaws of the corporation in effect on the tenth day after the acquisition of a controlling interest provide otherwise. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority, or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. Once an acquirer crosses one of these thresholds by acquiring a controlling interest in the corporation, the shares which the acquirer acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest in the corporation become “control shares.” Pursuant to NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at an annual meeting or a special meeting of such stockholders held upon the request and at the expense of the acquiring person, or, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and, provided that the proper procedure is adhered to, the corporation must comply with the demand.

NRS 78.378(1) provides that the control share statutes of the NRS do not apply to any acquisition of a controlling interest in an issuing corporation if the Articles of Incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. NRS 78.378(2) provides that the corporation may impose stricter requirements if it so desires. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

96

Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws provide for:

●	classifying our board of directors into three classes;

●	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

●	limiting the removal of directors by the stockholders;

●	requiring the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, to adopt, amend alter or repeal our Bylaws and amend certain provisions of our Chart, including provisions relating to the size of the board, removal of directors, special meetings, and actions by written consent;

●	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

●	eliminating the ability of stockholders to call a special meeting of stockholders;

●	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings; and

●	establishing Nevada as the exclusive jurisdiction for certain stockholder litigation against us.

Authorized Shares

Section 78.207 of the NRS provides that without any action by our shareholders, we may increase or decrease the number of authorized shares in a class or series of our shares and correspondingly effect a forward or reverse split of any class or series of the our shares (and change the par value thereof), so long as the action taken does not adversely change or alter any right or preference of our shareholders and does not include any provision or provisions pursuant to which only money will be paid or scrip issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares. Series A common stock and preferred stock have been established, and our board has authority to establish more than one series of preferred stock, and the different series shall have such relative rights and preferences, with such designations, as our board may by resolution provide. Issuance of such a new series could, depending upon the terms of the class or series, delay, defer, or prevent a change of control of our Company.

Limitation on Liability and Indemnification of Directors and Officers

Section 78.138 of the NRS provides that, unless the corporation’s Articles of Incorporation provide otherwise, a director or officer will not be individually liable unless the presumption that it is acting in good faith and on an informed basis with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:(a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

97

Section 78.7502 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) as not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Unless otherwise restricted by the Articles of Incorporation, bylaws, or other agreement. Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The Articles of Incorporation, bylaws, or other agreement may require a corporation to advance such expenses upon receipt of such an undertaking. Section 78.751 of the NRS further permits a Nevada company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement; provided, however, that unless advanced or otherwise ordered by a court, indemnification may not be made to or on behalf of any director or officer finally adjudged by a court, after exhaustion of appeals, to be liable for intentional misconduct, fraud, or a knowing violation of law that was material to the cause of action.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provides that the Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced, without interest, if it shall ultimately be determined by final adjudication from which there is no further right to appeal that the indemnitee is not entitled to be indemnified.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

98

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Articles of Incorporation and the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Choice of Forum Provisions

Our Articles of Incorporation, in Article XI, includes a mandatory forum provision that, to the fullest extent permitted by law, and unless we consent in writing, the Second Judicial District Court, in and for the State of Nevada, located in Washoe County, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on our behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to the Company or our stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine.

These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Our Transfer Agent and Warrant Agent

The transfer agent for our shares of common stock and warrant agent for all of our warrants is American Stock Transfer & Trust Company, LLC.

Stock Exchange Listing

Our common stock is currently listed on the Nasdaq Global Market under the symbol “DFLI” and our Public Warrants are currently listed on the Nasdaq Capital Market under the symbol “DFLIW”.

99

SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder upon conversion of the shares of Series A Preferred Stock sold in the First Closing and to be sold in the Second Closing. For additional information regarding the issuance of the shares of Series A Preferred Stock, see “Private Placement” above. We are registering the shares of common stock in order to permit the Selling Stockholder to offer such shares for resale from time to time. Except for the ownership of the Series A Preferred Stock and Private Placement Warrants issued pursuant to the Securities Purchase Agreement, neither the Selling Stockholder, nor any persons (entities or natural persons) who have control over the Selling Stockholder, have held any position or office, or have otherwise had any material relationship with us or any of our subsidiaries within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholder. The second column lists the number of shares of common stock owned by the Selling Stockholder, based on its ownership of shares of common stock and Series A Preferred Stock, as of March 27, 2025, assuming the consummation of the Second Closing and conversion of the Series A Preferred Stock to be held by the Selling Stockholder on that date but not taking account of any limitations on conversion and exercise set forth therein and excluding shares of common stock underlying the Series A Preferred Stock issuable upon exercise of the Private Placement Warrants.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder and does not take in account any limitations on conversion of the Series A Preferred Stock set forth therein.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of 100% of the sum of the maximum number of shares of common stock issued or issuable pursuant to Certificate of Designation, including payment of PIK Dividends for two years determined as if the Series A Preferred Stock was converted, exercised or cancelled (as the case may be) in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at the floor price then in effect. Because the floor price applicable to the shares of Series A Preferred Stock may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Series A Preferred Stock, the Selling Stockholder may not convert the Series A Preferred Stock to the extent (but only to the extent) the Selling Stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Owned prior to Offering		Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (1)
JAK Opportunities XVII (2)	38,389,112	(2)	36,901,132	1,487,980	4.99%

(1)	Percentage is based on 7,589,642 shares of common stock outstanding as of March 27, 2025.
(2)	Kerry Propper and Antonio Ruiz-Gimenez, each a managing partner of ATW Partners Opportunities Management LLC, as the investment manager of JAK Opportunities XVII, LLC, have voting and investment power over the securities held by the Selling Stockholder, and each disclaim any beneficial ownership of the Company’s securities reported herein. The address of the Selling Stockholder is 1 Penn Plaza, Suite 4810, New York, NY 10119. Mr. Propper is also the executive Chairman and substantial owner of Chardan Capital Markets, LLC, a broker-dealer. The Selling Stockholder purchased the securities included in the Registered Direct Offering and the Private Placement in the ordinary course of business, and at the time of the purchase of such securities, the Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute such securities.

100

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock to permit the resale of these shares of common stock by the holders of the shares of Series A Preferred Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

101

The Selling Stockholder may pledge or grant a security interest in some or all of the shares of Series A Preferred Stock, incremental warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus. The Selling Stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $75,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

102

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the securities being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Parsons Behle & Latimer, Reno, Nevada and Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements of Dragonfly Energy Holdings Corp. as of and for the years ended December 31, 2024 and 2023 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

103

Financial Statements and Supplemental Data

DRAGONFLY ENERGY HOLDINGS CORP.

F-1

Dragonfly Energy Holdings Corp.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Dragonfly Energy Holdings Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Dragonfly Energy Holdings Corp. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audits, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum llp

We have served as the Company’s auditor since 2023.

New York, NY

March 31, 2025

F-2

Dragonfly Energy Holdings Corp.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	2024	2023

Current Assets
Cash and cash equivalents	$4,849	$12,713
Accounts receivable, net of allowance for credit losses	2,416	1,639
Inventory	21,716	38,778
Prepaid expenses	806	772
Prepaid inventory	1,362	1,381
Prepaid income tax	307	519
Assets held for sale	644	-
Other current assets	825	118
Total Current Assets	32,925	55,920
Property and Equipment
Machinery and equipment	16,778	16,714
Office furniture and equipment	355	319
Leasehold improvements	9,103	1,727
Vehicle	33	33
Total	26,269	18,793
Less accumulated depreciation and amortization	(4,162)	(2,824)
Property and Equipment, Net	22,107	15,969
Operating lease right of use asset, net	19,737	3,315
Other assets	445	-
Total Assets	$75,214	$75,204

Current Liabilities

Accounts payable	$10,716	$10,258
Accrued payroll and other liabilities	4,129	7,107
Accrued tariffs	1,915	1,713
Accrued settlement, current portion	750	-
Customer deposits	317	201
Deferred revenue, current portion	1,000	-
Uncertain tax position liability	55	91
Notes payable, current portion, net of debt issuance costs	-	19,683
Operating lease liability, current portion	2,926	1,288
Financing lease liability, current portion	47	36
Total Current Liabilities	21,855	40,377
Long-Term Liabilities
Deferred revenue, net of current portion	3,583	-
Warrant liabilities	5,133	4,463
Accrued expenses-long term	-	152
Accrued settlement, net of current portion	1,750	-
Notes payable, non current portion, net of debt issuance costs	29,646	-
Operating lease liability, net of current portion	22,588	2,234
Financing lease liability, net of current portion	63	66
Total Long-Term Liabilities	62,763	6,915
Total Liabilities	84,618	47,292
Commitments and Contingencies (See Note 5)
Stockholders’ (Deficit) Equity
Preferred stock, 5,000,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of December 31, 2024 and 2023, respectively	-	-
Common stock, 250,000,000 shares at $0.0001 par value, authorized, 7,232,650 and 6,695,587 shares issued and outstanding as of December 31, 2024 and 2023, respectively	1	1
Additional paid in capital	72,749	69,450
Accumulated deficit	(82,154)	(41,539)
Total Stockholders’ (Deficit) Equity	(9,404)	27,912
Total Liabilities and Stockholders’ (Deficit) Equity	$75,214	$75,204

The accompanying notes are an integral part of the consolidated financial statements.

F-3

Dragonfly Energy Holdings Corp.

Consolidated Statements of Operations

Years Ended December 31, 2024 and 2023

(in thousands, except share and per share data)

	2024	2023

Net Sales	$50,645	$64,392

Cost of Goods Sold	39,019	48,946

Gross Profit	11,626	15,446

Operating Expenses
Research and development	5,451	3,863
General and administrative	21,909	26,389
Selling and marketing	10,025	12,623

Total Operating Expenses	37,385	42,875

Loss From Operations	(25,759)	(27,429)

Other (Expense) Income
Interest expense, net	(21,504)	(16,015)
Other (expense) income	(36)	19
Change in fair market value of warrant liability	6,684	29,582
Total Other (Expense) Income	(14,856)	13,586

Net Loss Before Taxes	(40,615)	(13,843)

Income Tax Expense (Benefit)	-	(26)

Net Loss	$(40,615)	$(13,817)

Loss Per Share- Basic & Diluted	$(5.91)	$(2.36)

Weighted Average Number of Shares - Basic & Diluted	6,866,826	5,865,165

The accompanying notes are an integral part of the consolidated financial statements.

F-4

Dragonfly Energy Holdings Corp.

Consolidated Statements of Shareholders’ Equity (Deficit)

Years Ended December 31, 2024 and 2023

(in thousands, except share data)

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	(Deficit)	Total

Balance - January 1, 2023	4,811,078	$-	$38,465	$(27,722)	$10,743

Net loss	-	-	-	(13,817)	(13,817)
Common stock issued in public offering (ATM), net of costs	65,389	-	1,273	-	1,273
Common stock issued in public offering, net of costs	1,267,223	1	7,877	-	7,878
Exercise of stock options	101,963	-	586	-	586
Exercise of public warrants	7,219	-	747	-	747
Exercise of investor warrants	30,345	-	546	-	546
Cashless exercise of liability classified warrants	341,036	-	13,246	-	13,246
Shares issued for vested restricted stock units	71,334	-	-	-	-
Stock compensation expense	-	-	6,710	-	6,710

Balance - December 31, 2023	6,695,587	1	69,450	(41,539)	27,912

Net loss	-	-	-	(40,615)	(40,615)
Adjustment due to the rounding impact from the reverse stock split in lieu of issuing fractional shares	123,408	-	-	-	-
Common stock issued in public offering (ATM), net of costs	350,423	-	2,025	-	2,025
Share issuance under ESPP	61,178	-	250	-	250
Share cancellation	(49)	-	-	-	-
Exercise of stock options	1,240	-	4	-	4
Shares issued for vested restricted stock units	863	-	-	-	-
Stock compensation expense	-	-	1,020	-	1,020

Balance - December 31, 2024	7,232,650	$1	$72,749	$(82154)	$(9,404)

The accompanying notes are an integral part of the consolidated financial statements.

F-5

Dragonfly Energy Holdings Corp.

Consolidated Statements of Cash Flows

Years Ended December 31, 2024 and 2023

(in thousands)

	2024	2023
Cash flows from Operating Activities
Net (Loss)	$(40,615)	$(13,817)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities
Stock based compensation	1,020	6,710
Amortization of debt discount	7,241	1,470
Change in fair market value of warrant liability	(6,684)	(29,582)
Non-cash interest expense (paid-in kind)	10,058	4,938
Provision for credit losses	3	114
Depreciation and amortization	1,372	1,237
Amortization of right of use of assets	2,231	1,179
Loss on disposal of property and equipment	-	116
Loss on impairment of assets	873	-
Write-off of prepaid inventory	69	596
Changes in Assets and Liabilities
Accounts receivable	(780)	(309)
Inventories	17,062	11,411
Prepaid expenses	(42)	852
Prepaid inventory	(50)	25
Other current assets	(707)	149
Other assets	(445)	19
Income taxes payable	212	6
Accounts payable and accrued expenses	(5,365)	(3,527)
Accrued tariffs	202	781
Accrued settlement	2,500	-
Deferred revenue	4,583	-
Uncertain tax position liability	(36)	(37)
Customer deposits	116	(37)
Total Adjustments	33,433	(3,889)
Net Cash Used in Operating Activities	(7,182)	(17,706)

Cash Flows From Investing Activities
Proceeds from sale of property and equipment	8	-
Purchase of property and equipment	(2,737)	(6,885)
Net Cash Used in Investing Activities	(2,729)	(6,885)

The accompanying notes are an integral part of the consolidated financial statements.

F-6

Dragonfly Energy Holdings Corp.

Consolidated Statements of Cash Flows (continued)

Years Ended December 31, 2024 and 2023

(in thousands)

(continued from previous page)	2024	2023
Cash Flows From Financing Activities
Proceeds from public offering	-	21,646
Proceeds from public offering (ATM), net	2,043	1,273
Proceeds from note payable, related party	2,700	1,000
Repayment of note payable, related party	(2,700)	(1,000)
Repayment of note payable	-	(5,275)
Proceeds from exercise of public warrants	-	747
Proceeds from exercise of options	4	586
Proceeds from exercise of investor warrants	-	546
Net Cash Provided by Financing Activities	2,047	19,523

Net Decrease in cash and cash equivalents	(7,864)	(5,068)
Beginning Cash and cash equivalents - beginning of year	12,713	17,781
Ending Cash and cash equivalents - end of year	$4,849	$12,713

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$-	$238
Cash paid for interest	$6,288	$9,102
Supplemental Non-Cash Items
Purchases of property and equipment, not yet paid	$1,703	$96
Recognition of right of use asset obtained in exchange for operating lease liability	$18,653	$-
Recognition of leasehold improvements obtained in exchange for operating lease liability	$4,683	$-
Recognition of warrant liability - Investor Warrants	$-	$13,762
Recognition of warrant liability - Penny Warrants	$7,354	$698
Settlement of accrued liability for employee stock purchase plan	$250	$-
Reclassification of assets held for sale	$644	$-
Non-cash impact of cash exercise of liability classified warrants	$-	$617
Cashless exercise of liability classified warrants	$-	$12,629

The accompanying notes are an integral part of the consolidated financial statements.

F-7

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 1 - NATURE OF BUSINESS

Dragonfly Energy Holdings Corp. (the “Company”) sells lithium ion battery packs for use in a wide variety of applications. The Company sells to distributors under the Dragonfly Energy brand name, and sells direct to consumers under the trade name Battleborn Batteries. In addition, the Company develops technology for improved lithium ion battery manufacturing and assembly methods.

On March 31, 2023, the Company changed its state of incorporation from the State of Delaware to the State of Nevada (the “Reincorporation”) pursuant to a plan of conversion dated March 30, 2023 (the “Plan of Conversion”). Pursuant to the Plan of Conversion, the issued and outstanding shares of common stock of the Company were automatically converted into common stock of the reincorporated company at the effective time of the Reincorporation.

On November 29, 2023, the Company filed an amendment to the articles of incorporation with the State of Nevada, to increase the number of authorized shares of it common stock to 250,000,000 shares. The par value remained at $0.0001 per share.

On November 12, 2024, the Company’s Board of Directors approved the implementation of a 1-for-9 reverse stock split of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and a corresponding proportional reduction in the number of common stock shares issued and outstanding. The reverse stock split was effected upon market open on November 22, 2024, (the “Effective Date”), and shares of Common Stock began trading on a split-adjusted basis as of market open on November 22, 2024.

All shares of Common Stock, stock option awards and per share amounts contained in the Consolidated Financial Statements and Notes have been retroactively adjusted to reflect the 1-for-9 reverse stock split.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and in accordance with generally accepted accounting principles generally accepted in the United States of America (“U.S. GAAP”) and present the consolidated financial statements of the Company and its wholly owned subsidiary.

Principles of consolidation

The accompanying consolidated financial statements and related notes have been prepared in accordance with “U.S. GAAP” and present the consolidated financial statements of the Company and its wholly owned subsidiary. All significant intercompany transactions and balances are eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-8

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

Going Concern (Continued)

For the years ended December 31, 2024 and 2023, the Company incurred losses from operations and had negative cash flow from operations. As of December 31, 2024, the Company had $4,849 in cash and cash equivalents and a working capital of $11,070. The Company’s ability to achieve profitability and positive cash flow depends on its ability to increase revenue, contain its expenses and maintain compliance with the financial covenants in its outstanding indebtedness agreements.

In connection with the Company’s senior secured term loan facility in an aggregate principal amount of $75,000 (as amended, the “Term Loan”), the Company is obligated to comply with certain financial covenants, which include maintaining a maximum senior leverage ratio, minimum liquidity, a springing fixed charge coverage ratio, and maximum capital expenditures (See Note 6). On March 31, 2024, April 29, 2024, May 30, 2024, June 28, 2024, July 31, 2024, August 31, 2024, September 30, 2024, October 31, 2024, November 30, 2024 and December 31, 2024 the Company obtained waivers from the Term Loan administrative agent and lenders of its failures to satisfy the liquidity requirement under the Term Loan for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024, and December 31, 2024 and the fiscal months ended April 30, 2024, May 31, 2024, July 31, 2024, August 31, 2024, October 31, 2024 and November 30, 2024, as applicable.

On February 2025, subsequent to the current year ended December 31, 2024, the Company entered into a Securities Purchase agreement (“Purchase Agreement”). The Purchase Agreement calls for the Company to authorize a new series of convertible preferred stock of the Company designated as the Series A Convertible Preferred Stock, which shall be convertible into shares of the Company’s common stock, and sell to each Buyer an aggregate number of shares of Series A Preferred Stock and 20 warrants, to each buyer, that are convertible to common stock.

Total expected proceeds amount to $8,000 which the Company will use for working capital, general corporate purposes and mandatory payments on the Term Loan if more than $8,000 is raised. In addition, investors received warrants to purchase up to 4,000 shares of Series A preferred stock at $10,000 per share, potentially providing up to $40 million in future capital. We received $3,500 less $300 in costs on February 27, 2025 and expect to receive the remaining $4,500, minus costs, in early May 2025.

In addition to the Purchase Agreement, the Term Loan was amended to (i) extend the maturity date by one (1) year to October 2027, (ii) defer all principal and interest payments to April 2026 and (iii) remove any applicable financial covenants (except for a financial covenant requiring the Company to maintain cash and cash equivalents equal to or greater than $2,500) for the next one and a half years.

As presented above, strategic initiatives were executed in order to alleviate the substantial doubt, such as the Company’s ability to raise funds through the Purchase Agreement, the maturity extension of the Term Loan (which reclassifies the loan as long-term on the financial statements for the year ending December 31, 2024), and the absence of any covenants, other than a $2,500 minimum cash requirement, for at least one year from the financial statement issuance date. While these initiatives were enough support to move our debt to a long term classification, the initiatives were not enough support to completely alleviate the Company’s going concern. Due to no other concessions being made by the lenders in terms of future debt and interest due, except for extending payments into 2026 and the maturity date by one year, and due to the inherent uncertainty surrounding the realization of projected revenues from new markets, management concluded that there is significant doubt about the Company’s ability to continue as a going concern.

F-9

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies(continued)

Cash and Cash Equivalents

The Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. As of December 31, 2024 and 2023, the Company held no Cash Equivalents.

From time to time the Company has amounts on deposit with financial institutions that exceed federally insured limits. The Company has not experienced any significant losses in such accounts.

Accounts Receivable

The Company’s trade receivables are recorded when billed and represent claims against third parties that will be settled in cash. Generally, payment is due from customers within 30- 90 days of the invoice date and the contracts do not have significant financing components. Trade accounts receivables are recorded gross and are net of any applicable allowance. The allowance for credit losses as of December 31, 2024 and 2023 were not material.

Inventory

Inventories (Note 4), which consist of raw materials and finished goods, are stated at the lower of cost (first in, first out) or net realizable value, net of reserves for obsolete inventory. The Company continually analyzes its slow moving and excess inventories. Based on historical and projected sales volumes and anticipated selling prices, the Company established reserves. Inventory that is in excess of current and projected use is reduced by an allowance to a level that approximates its estimate of future demand. Products that are determined to be obsolete are written down to net realizable value.

Assets Held for Sale

Assets held for sale are valued at the lower of the carrying amount or the net realizable value estimated at December 31, 2024. Impairment to carrying amounts are recognized to non-operating expenses. The Assets held for sale, or the disposal group, consists of two research and development pieces of equipment that were not in use yet. Due to the nature of the disposal group being long-lived assets, the disposal group qualifies for the held for sale classification, as defined in ASC 360. Due to the Company shifting its focus from research and development efforts to product development, these assets would be put into service at an undeterminable time in the future and therefore, a search for a potential buyer was conducted. We have already invoiced the prospective buyer within the first three months of 2025 and plan to ship the equipment after payment is received.

Property and Equipment

Property and equipment are stated at cost, including the cost of significant improvements and renovations. Costs of routine repairs and maintenance are charged to expense as incurred. Depreciation and amortization are calculated by the straight line method over the estimated useful lives for owned property, or, for leasehold improvements, over the shorter of the asset’s useful life or term of the lease. Depreciation expense for the years ended December 31, 2024 and 2023 was $1,372 and $1,237, respectively.

The various classes of property and equipment and estimated useful lives are as follows:

Office furniture and equipment	3 to 7 years
Vehicles	5 years
Machinery and equipment	3 to 7 years
Leasehold improvements	Shorter of Useful Life of Remaining Term of Lease

F-10

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company utilizes the use of estimates in its calculations for the reserve for obsolete or slow moving inventory, going concern, right of use asset, warrant liability, equity based compensation, income taxes, leases and license arrangement.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of these asset may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate over its remaining life. When indications of impairment are present and the estimated undiscounted future cash flows from the use of these assets is less than the assets’ carrying value, the related assets will be written down to fair value. For the year ended December 31, 2024, the Company recorded an $873 impairment, in connection to the Assets Held for Sale, on the Consolidated Statement of Operations. There were no impairments for the year ended December 31, 2023.

Warrants

The Company applies relevant accounting guidance for warrants to purchase the Company’s stock based on the nature of the relationship with the counterparty. For warrants issued to investors or lenders in exchange for cash or other financial assets, the Company follows guidance issued within ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), and ASC 815, Derivatives and Hedging (“ASC 815”), to assist in the determination of whether the warrants should be classified as liabilities or equity. Warrants that are determined to require liability classification are measured at fair value upon issuance and are subsequently remeasured to their then fair value at each subsequent reporting period with changes in fair value recorded in current earnings. Warrants that are determined to qualify for equity classification are measured at fair value upon issuance and are not subsequently remeasured unless they are required to be reclassified.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Revenue Recognition

Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.

F-11

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

Revenue is recognized when control of the promised goods is transferred to the customer or reseller, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods and services. Revenue associated with products holding rights of return are recognized when the Company concludes there is not a risk of significant revenue reversal in the future periods for the expected consideration in the transaction. There are no material instances including discounts and refunds where variable consideration is constrained and not recorded at the initial time of sale. Generally, our revenue is recognized at a point in time for standard promised goods at the time of shipment when title and risk of loss pass to the customer.

The Company recognizes revenue from right-to-access license agreements upon the transfer of control to the customer. Upfront fees are deferred and recognized over the estimated period of benefit. Royalties are recognized as revenue when the customer’s underlying sales occur. The transaction price and timing of revenue recognition are adjusted as necessary to reflect changes in expectations.

The Company may receive payments at the onset of the contract before delivery of goods for customers in the retail channel. Payment terms for distributors and OEMs are typically due within 30-90 days after shipment. In such instances, the Company records a customer deposit liability. The Company recognizes these contract liabilities as sales after the revenue criteria are met. As of December 31, 2024 and 2023, the contract liability related to the Company’s customer deposits were approximately $317 and $201, respectively.

The Company recognized $201 of the contract liability as of December 31, 2023 during the year ended December 31, 2024. During the year ended December 31, 2023, the Company recognized $230 of the contract liability that was recorded as a January 1, 2023 beginning balance.

On July 29, 2024, Dragonfly Energy Corp. (“Legacy Dragonfly”), a wholly-owned subsidiary of the Company, and Battle Born Battery Products, LLC (“Battle Born LLC”), a wholly-owned subsidiary of Legacy Dragonfly, entered into a License Agreement (the “License Agreement”) with Stryten Energy LLC (“Stryten”) (Note 8). The $5,000 initial licensing fee is being recognized as revenue on a straight-line basis over five years. The Company has recorded $417 in revenue related to the license agreement for the year ended December 31, 2024. As of December 31, 2024 and 2023, the contract liability related to the Company’s deferred revenue were approximately $4,583 and $0, respectively. As of December 31, 2024, the Company had $1,000 in short term deferred revenue and $3,583 in long-term deferred revenue related to the license agreement.

Disaggregation of Revenue

The following table present our disaggregated revenues by distribution channel:

	December 31,
Sales	2024	2023
Direct to customer	$22,616	$36,875
Original equipment manufacture	27,612	27,517
License fee revenue	417	-
Total	$50,645	$64,392

F-12

DRAGONFLY ENERGY HOLDINGS CORP.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

Shipping and Handling

Shipping and handling fees paid by customers are recorded within net sales, with the related expenses recorded in cost of sales. Shipping and handling costs associated with outbound freight are included in sales and marketing expenses. Shipping and handling costs associated with outbound freight totaled $2,530 and $3,466 for the years ended December 31, 2024 and 2023, respectively.

Product Warranty

The Company offers assurance type warranties from 5 to 10 years on its products. The Company estimates the costs associated with the warranty obligation using historical data of warranty claims and costs incurred to satisfy those claims. The Company estimates, based upon a review of historical warranty claim experience, the costs that may be incurred under its warranties and record a liability in the amount of such estimate at the time a product is sold. Factors that affect our warranty liability include the number of units sold, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of our recorded warranty liability and adjust the accrual as claims data and historical experience warrants. The Company has assessed the costs of fulfilling its existing assurance type warranties and has determined that the estimated outstanding warranty obligation at December 31, 2024 and 2023 to be $514 and $307, respectively.

	December 31,
	2024	2023
Beginning warranty obligation	$307	$328
Provision of warranty expense	541	397
Settlement of warranty claims	(334)	(418)
Ending warranty obligation	$514	$307

Concentrations

As of December 31, 2024, receivables from Customer A and Customer B comprised approximately 21% and 15%, respectively, of accounts receivable. As of December 31, 2023, receivables from Customer C and D comprised approximately 28% and 10%, respectively, of accounts receivable. There are no other significant accounts receivable concentration.

Sales from Customer A comprised approximately 14% of the Company’s total revenue for the year ended December 31, 2024. Sales from Customer B comprised approximately 16% of the Company’s total revenue for the year ended December 31, 2023.

As of December 31, 2024, payables to Vendor A, Vendor B, and Vendor C comprised approximately 33%, 12%, and 11%, respectively, of accounts payables. As of December 31, 2023, payables to Vendor A comprised approximately 65% of accounts payables.

For the year ended December 31, 2024, Vendor A accounted for approximately 11% of the Company’s total purchases. For the year ended December 31, 2023, Vendor B accounted for approximately 14% of the Company’s total purchases.

F-13

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

Deferred Financing Costs

The incremental cost, including the fair value of warrants, directly associated with obtaining debt financing is capitalized as deferred financing costs upon the issuance of the debt and amortized over the term of the related debt agreement using the effective-interest method with such amortized amounts included as a component of interest expense in the consolidated statement of operations. Unamortized deferred financing costs are presented on the consolidated balance sheets as a direct deduction from the carrying amount of the related debt obligation.

Research and Development

The Company expenses research and development costs as incurred. Research and development expenses include salaries, contractor and consultant fees, supplies and materials, as well as costs related to other overhead such as depreciation, facilities, utilities, and other departmental expenses. The costs we incur with respect to internally developed technology and engineering services are included in research and development expenses as incurred as they do not directly relate to acquisition or construction of materials, property or intangible assets that have alternative future uses.

Advertising

The Company expenses advertising costs as they are incurred and are included in selling and marketing expenses. Advertising expenses amounted to $2,257 and $2,167 for the years ended December 31, 2024 and 2023, respectively.

Stock-Based Compensation

The Company accounts for stock based compensation arrangements with employees and non-employee consultants using a fair value method which requires the recognition of compensation expense for costs related to all stock based payments, including stock options (Note 12). The fair value method requires the Company to estimate the fair value of stock based payment awards to employees and non-employees on the date of grant using an option pricing model. Stock based compensation costs are based on the fair value of the underlying option calculated using the Black Scholes option pricing model and recognized as expense on a straight line basis over the requisite service period, which is the vesting period. Restricted stock unit awards are valued based on the closing trading value of the Company’s common stock on the date of grant and then amortized on a straight-line basis over the requisite service period of the award. The Company measures equity-based compensation awards granted to non-employees at fair value as the awards vest and recognizes the resulting value as compensation expense at each financial reporting period.

Determining the appropriate fair value model and related assumptions requires judgment, including estimating stock price volatility, expected dividend yield, expected term, risk free rate of return, and the estimated fair value of the underlying common stock. Due to the lack of company specific historical and implied volatility data, the Company has based its estimate of expected volatility on the historical volatility of a group of similar companies that are publicly traded. The historical volatility is calculated based on a period of time commensurate with the expected term assumption. The group of representative companies have characteristics similar to the Company, including stage of product development and focus on the lithium ion battery industry. The Company uses the simplified method, which is the average of the final vesting tranche date and the contractual term, to calculate the expected term for options granted to employees as it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The risk free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. The Company uses an assumed dividend yield of zero as the Company has never paid dividends and has no current plans to pay any dividends on its common stock. The Company accounts for forfeitures as they occur.

F-14

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

Income Taxes

Deferred income tax assets and liabilities (Note 14) are determined based on the estimated future tax effects of net operating loss, credit carryforwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates.

The Company recognizes a tax benefit for an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The Company had a liability of $55 and $91 as of December 31, 2024 and 2023, of uncertain tax positions.

The Company’s accounting policy is to include penalties and interest related to income taxes if any, in selling, general and administrative expenses. The Company regularly assesses the need to record a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Net Loss per Common Share

Basic net loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss earnings per share is calculated using the weighted-average number of common shares outstanding during the period and, if dilutive, the weighted-average number of potential shares of common stock.

The weighted-average number of common shares included in the computation of diluted net loss gives effect to all potentially dilutive common equivalent shares, including outstanding stock options and warrants.

Common stock equivalent shares are excluded from the computation of diluted net loss per share if their effect is antidilutive. In periods in which the Company reports a net loss, diluted net loss per share is generally the same as basic net loss per share since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

The following table sets forth the number of potential shares of common stock that have been excluded from diluted net loss per share because their effect was anti-dilutive:

	December 31,
	2024	2023
Warrants	3,926,151	2,723,397
Restricted stock units	334,751	5,224
Options	168,809	262,720
Weighted average number of common shares-basic	4,429,711	2,991,341

Leases

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement including the use of an identified asset(s) and the Company’s control over the use of that identified asset. The Company elected, as allowed under FASB ASU 2016-02, Leases (“ASC 842”), to not recognize leases with a lease term of one year or less on its balance sheet. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets and current and non-current lease liabilities, as applicable.

F-15

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (continued)

Segment Reporting

Operating segments are identified (Note 15) as components of an enterprise for which separate discrete financial information is available for evaluation by the Company’s Chief Executive Officer to make decisions with respect to resource allocation and assessment of performance. Previously, the Company recognized one operating segment. Historically, the Company reported a single operating and reportable segment, as management evaluated the business on a consolidated basis. During the fourth quarter of the current year, the Company reassessed its internal reporting structure and how management monitors operations and makes decisions. As a result of this reassessment, the Company determined that it now manages its business through two distinct operating segments. This change was driven by the development of the Company’s operations and internal decision-making processes, including the introduction of separate performance metrics and discrete financial information for each segment.

Recently adopted accounting pronouncements:

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures (“ASU 2023-07”) which will require companies to disclose significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”). The pronouncement is effective for annual filings for the year ended December 31, 2024. The adoption of ASU 2023-07 will necessitate substantial changes to the notes to the financial statements, specifically in the area of segment disclosures. For a company that operates as a single-segment entity and previously did not need to comply with ASC 280 Segment Reporting (“ASC 280”), the changes include:

●	Single reportable segment entities are required to provide the new disclosures and all disclosures currently required under ASC 280
●	Disclosure of the title and position of the CODM
●	Disclosure of significant segment expenses and “other segment items” for reach reportable segment
●	Disclosure of reportable segment profit or loss and assets in annual and interim periods
●	Disclosure of segment profitability measures used by the CODM provided such measures comply with the use of non-GAAP financial measures

The Company evaluated the impact of ASU 2023-07 on its financial reporting and the adoption did not have a material impact on its results of operations, financial position or cash flows. The Company implemented updates to its reporting processes (Note 15) to ensure compliance with the new standard, which required additional data collection related to significant segment expenses.

Recently issued accounting pronouncements:

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires enhanced annual disclosures regarding the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, and may be adopted on a prospective or retrospective basis. Early adoption is permitted. The Company is evaluating the impact of this guidance on its consolidated financial statements and related disclosures.

F-16

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires a public entity to disclose additional information about specific expense categories in the notes to the financial statements on an annual and interim basis. It is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. In January 2025, the FASB issued ASU 2025-01 to clarify that all public entities, including non-calendar year-end entities, should adopt the disclosure requirements of ASU 2024-03. The Company is currently evaluating the impact.

Note 3 - FAIR VALUE MEASUREMENTS

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.
●	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for a similar asset or liability, either directly or indirectly.
●	Level 3 inputs are unobservable inputs that reflect the Company’s own assumptions about the inputs that market participants would use in pricing the asset or liability.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

F-17

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 3 - Fair Value Measurements (continued)

The following table presents assets and liabilities that were measured at fair value in the Consolidated Balance Sheets on a recurring basis as of December 31, 2024:

	Carrying Amount	Fair Value	(Level 1)	(Level 2)	(Level 3)
	As of December 31, 2024
Liabilities
Warrant liability- Term Loan	$3,883	$3,883	$-	$3,883	$-
Warrant liability- June Public Offering	1,250	1,250	-	1,250	-
Total liabilities	$5,133	$5,133	$-	$5,133	$-

Due to Black Scholes calculation being utilized on all fair value measurement of warrant liabilities as of December 31, 2024, the fair value warrant liabilities were transferred from Level 3 to Level 2. This is due to the observable inputs (such as the Company’s stock price and comparable company volatility calculations) included in the Black Scholes calculation, which makes the fair value measurement of the warrant liabilities more closely aligned with Level 2.

The following table presents assets and liabilities that were measured at fair value in the Consolidated Balance Sheets on a recurring basis as of December 31, 2023:

	Carrying Amount	Fair Value	(Level 1)	(Level 2)	(Level 3)
	As of December 31, 2023
Liabilities
Warrant liability- Term Loan	$1,014	$1,014	$-	$-	$1,014
Warrant liability- June Public Offering	3,434	3,434	-	-	3,434
Warrant liability- Private placement warrants	15	15	-	15	-
Total liabilities	$4,463	$4,463	$-	$15	$4,448

The carrying amounts of accounts receivable and accounts payable are considered level 1 and approximate fair value as of December 31, 2024 and 2023 because of the relatively short maturity of these instruments.

The carrying value of the term loan as of December 31, 2024 and 2023 approximates fair value as the interest rate does not differ significantly from the current market rates available to the Company for similar debt and is considered level 2.

F-18

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 3 - Fair Value Measurements (continued)

Level 3 Roll forward

Fair value measurements categorized within Level 3 are sensitive to changes in assumptions or methodology used to determine fair value, and such changes could result in a significant increase or decrease in the fair value.

The changes for Level 3 items measured at fair value on recurring basis using significant unobservable inputs are as follows:

	Warrant Liability – Term Loan	Warrant liability- June Public Offering
Fair value as of January 1, 2024	$1,014	$3,434
Warrants Issued	7,353	-
Change in fair value, gain included in net loss(1)	(4,484)	(2,184)
Transfers from Level 3 to Level 2(2)	(3,883)	(1,250)
Fair value as of December 31, 2024	$-	$-

	Warrant Liability – Term Loan	Warrant liability- June Public Offering
Fair value as of January 1, 2023	$30,841	$-
Warrants Issued	698	13,762
Warrant exercises	(11,284)	(617)
Change in fair value, gain included in net loss(1)	(19,241)	(9,711)
Fair value as of December 31, 2023	$1,014	$3,434

(1)	Changes in fair value of warrant liabilities are disclosed separately in the Consolidated Statements of Operations.
(2)	Transfers of warrant liability fair market value reclassified from Level 3 to Level 2 due to utilizing Black Scholes calculation for fair value measurement across all warrant liabilities, which includes observable inputs (such as company stock price and comparable company volatility calculations) and more closely aligns with Level 2.

F-19

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 4 - INVENTORY

Inventory consists of the following:

	December 31, 2024	December 31, 2023
Raw material	$18,776	$31,604
Finished goods	2,940	7,174
Total inventory	$21,716	$38,778

Note 5 - COMMITMENTS AND CONTINGENCIES

Litigation

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, governmental actions, administrative actions, investigations or claims are pending against the Company or involve the Company that, in the opinion of the Company’s management, could reasonably be expected to have a material adverse effect on the Company’s business and financial condition.

Operating Leases

The Company has leases related to the main office, warehouse space, research and development lab, engineering office, and sales office, all located in Reno, Nevada. The leases require annual escalating monthly payments ranging from $111 to $309. On February 2, 2022, the Company entered into a 124-month lease agreement in Reno, Nevada. The lease calls for monthly base rent of $230, $23 of fixed operating expense costs, and estimated monthly property taxes of $21. The monthly base rent and fixed operating expense costs are subject to escalation of 3% and 2.4%, respectively, on an annual basis. A certificate of substantial completion has been issued and the lease commencement date was March 25, 2024. The Company began paying monthly rent under the lease on July 24, 2024.

On April 12, 2024 the Company entered into a lease agreement, pursuant to which the Company agreed to lease an approximately 64,000 square foot facility (the “Premises”) located in Fernley, Nevada, to be used for general, warehousing, assembly/light manufacturing, painting of products, storage fulfillment, distribution of the Company’s products, and other uses as permitted under the Fernley Lease Agreement (the “Fernley Lease Agreement”). The effective date of the lease is April 1, 2024 (the “Lease Commencement Date”). However, the initial term of the Fernley Lease Agreement (the “Term”) is for a period of sixty (60) months, effective June 1, 2024 (the “Rent Commencement Date”). The base rent for the Premises, payable monthly, is $45 for the first ten months, starting June 1, 2024, and is subject to a three percent (3.0%) increase on the anniversary of the Lease Commencement Date each year. The Company also will be responsible for twenty-five percent (25%) of any operating expenses, taxes and insurance expenses incurred by the Landlord in connection with the building in which the Premises are located (the “Expenses”) as well as utility expenses. The Expenses are subject to recalculation and increase upon the completion of the Initial Improvements (as defined in the Fernley Lease Agreement). The Landlord is responsible for completing the Initial Improvements. The Fernley Lease Agreement also contains customary default provisions allowing the Landlord to terminate the Fernley Lease Agreement if the Company fails to cure certain breaches of its obligations under the Fernley Lease Agreement within a specified period of time upon written notice to the Company. Concurrent with the execution of the Fernley Lease Agreement, the Company paid the Landlord a security deposit of $50.

F-20

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 5 - Commitments and Contingencies (continued)

The following table presents the breakout of the operating leases as of:

	December 31, 2024	December 31, 2023
Operating lease right-of-use assets	$19,737	$3,315
Short-term operating lease liabilities	2,926	1,288
Long-term operating lease liabilities	22,588	2,234
Total operating lease liabilities	$25,514	$3,522
Weighted average remaining lease term	8.46 years	2.6 years
Weighted average discount rate	7.86%	5.2%

Assumptions used in determining our incremental borrowing rate include our implied credit rating and an estimate of secured borrowing rates based on comparable market data.

At December 31, 2024, the future minimum lease payments under these operating leases are as follows:

Fiscal Years Ending
December 31, 2025	$4,817
December 31, 2026	4,376
December 31, 2027	3,588
December 31, 2028	3,695
December 31, 2029	3,443
Thereafter	15,883
Total lease payments	35,802
Less imputed interest	10,288
Total operating lease liabilities	$25,514

		For The Years Ended December 31,
Lease cost	Classification	2024	2023
Operating lease cost	Cost of goods sold	$1,579	$1,393
Operating lease cost	Research and development	520	90
Operating lease cost	General and administration	2,291	47
Operating lease cost	Selling and marketing	47	47
Total lease cost		$4,437	$1,577

All lease costs included in the schedule above are fixed.

F-21

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 5 - Commitments and Contingencies (continued)

Financing Leases

The Company entered into finance lease agreements for equipment to support the Company’s operations. Payments under the finance lease agreements are fixed for a term of 3-5 years. The leased assets are recognized in property plant & equipment.

The following table presents the breakout of the financing leases as of:

	December 31, 2024	December 31, 2023
Finance lease right-of-use assets	$121	$106
Short-term finance lease liabilities	47	36
Long-term finance lease liabilities	63	66
Total finance lease liabilities	$110	$102
Weighted average remaining lease term	2.78 years	2.7 years
Weighted average discount rate	5.2%	5.2%

Assumptions used in determining our incremental borrowing rate include our implied credit rating and an estimate of secured borrowing rates based on comparable market data.

At December 31, 2024, the future minimum lease payments under these financing leases are as follows:

Fiscal Years Ending
December 31, 2025	$52
December 31, 2026	37
December 31, 2027	18
December 31, 2028	9
December 31, 2029	2
Total lease payments	118
Less imputed interest	8
Total financing lease liabilities	$110

Other Contingencies

See Note 7 for further discussion regarding contingent consideration arising from the April 2022 Asset Purchase agreement with Thomason Jones Company, LLC.

F-22

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 6 - LONG TERM DEBT

Term Loan Agreement

As of December 31, 2024, the Company had an outstanding term loan under a Term Loan, Guarantee and Security Agreement (the “Term Loan Agreement”), dated October 7, 2022, with EICF Agent LLC, as agent, and certain lenders. The Term Loan matures on October 7, 2027 and amortizes at a rate of 5% per annum beginning in October 2024. During the year ended December 31, 2023, the Company prepaid the first four required quarterly installments totaling $5,275, which deferred the commencement of principal payments to October 2025.

Prior to any amendments, the Term Loan accrues interest based on the Company’s senior leverage ratio. From inception through September 30, 2024, interest accrued at a per annum rate equal to adjusted SOFR (subject to a floor of 1.0%) plus 7.0% payable in cash, plus an additional 4.5% to 6.5% payable in kind (“PIK”), depending on the Company’s senior leverage ratio. Effective April 1, 2024, interest payable to lenders subject to the regulations of the U.S. Small Business Administration (with $30,846 of principal outstanding as of that date) is limited to 14.0% per annum, excluding default interest permitted under applicable SBA regulations. From October 1, 2024 through March 31, 2025, interest on the non-SBA regulated portion continued to accrue at adjusted SOFR plus 7.0% payable in cash, and 4.5% to 6.5% payable in kind. Beginning April 1, 2025, interest on all outstanding balances will be payable entirely in cash, at a rate equal to adjusted SOFR plus a margin ranging from 11.5% to 13.5%, depending on the Company’s senior leverage ratio.

During the years ended December 31, 2024 and 2023, the Company recognized interest expense of $13,999 and $14,272, respectively. Amortization of debt issuance costs amounted to $7,241 and $1,471, respectively, for the same periods. As of December 31, 2024, the carrying value of the Term Loan was $29,646, consisting of $69,974 in principal and $15,938 in capitalized PIK interest, net of $56,266 in unamortized debt discount. As of December 31, 2023, the carrying value was $19,683, consisting of $69,725 in principal and $6,130 in capitalized PIK interest, net of $56,172 in unamortized debt discount.

The obligations under the Term Loan Agreement are secured by a first-priority lien on substantially all of the Company’s assets, including certain mortgaged properties.

Subsequent to the original execution of the Term Loan Agreement, the Company entered into several amendments which modified certain terms of the facility, including, but not limited to, interest rate mechanics, the timing of principal payments, and certain financial and operational covenants. These amendments were in effect as of December 31, 2024, and the terms described above reflect the terms of the agreement as originally issued. See below for further discussion of the amendments.

F-23

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 6 - Long Term Debt (continued)

On May 13, 2024, the Company received a waiver from its Administrative Agent and Term Loan Lenders (the “May 2024 Waiver”) in regards to its compliance with the Senior Leverage Ratio and Fixed Charge Coverage Ratio tests (the “Tests”) as of the last day of the quarter ended March 31, 2024. The May 2024 Waiver provided for a one-time issuance of penny warrants (the “May 2024 Penny Warrants”) to purchase up to 283,334 shares of the Company’s common stock, par value $0.0001 per share (the “May 2024 Penny Warrant Shares”). The May 2024 Penny Warrants have an exercise price of $0.09 per share, were valued at $3,022, and recorded as a debt discount. The May 2024 Penny Warrants were issued in connection with the Term Loan Lenders’ agreement to waive the Tests under the Term Loan for the quarter ended March 31, 2024. The May 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

On June 28, 2024, the Company entered into a Limited Waiver and First Amendment (the “Term Loan Amendment” and, together with the Term Loan Agreement, the “Term Loan Agreement”) to the Term Loan with the lenders in regards to its compliance with the Tests as of the last day of the quarter ended June 30, 2024 and certain amendments to the Term Loan. The Term Loan Amendment provided for a one-time issuance of Penny Warrants to purchase up to 233,334 shares of the Company’s Common Stock at an exercise price of $0.09 per share (the “June 2024 Penny Warrants”), valued at $1,767 and recorded as a debt discount. The June 2024 Penny Warrants were issued in connection with the lenders’ agreement to waive the Tests under the Term Loan for the quarter ended June30, 2024 and to amend the Term Loan. The June 2024 Penny Warrants are immediately exercisable upon issuance and will expire ten years from the date of issuance.

F-24

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 6 - Long Term Debt (continued)

In addition, the First Amendment (i) reduced the liquidity requirement under the Term Loan to be $3.5 million as of the last day of the month ended June 30, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ended July 31, 2024 and (ii) provided for the interest to be paid on the Payment Date (as defined in the Term Loan) occurred on July 1, 2024 to be solely payable-in-kind.

In connection with the License Agreement, on July 29, 2024, the Company, Legacy Dragonfly and Battle Born LLC entered into a Limited Waiver, Consent and Second Amendment (the “Second Amendment”) to Term Loan.

Pursuant to the Second Amendment, the Term Loan Lenders (i) consented to the transactions contemplated by the License Agreement and the Trademark Transfer Agreement and (ii) agreed to waive the mandatory prepayment under the Term Loan that would have been due to the Lenders under the Loan Agreement upon Battle Born LLC’s receipt of the Initial Licensing Fee.

In connection with the Second Amendment, Battle Born LLC entered into a Joinder Agreement with the Term Lenders whereby Battle Born LLC became a guarantor and credit party to the Term Loan.

On September 30, 2024, the Company entered into a Limited Waiver and Third Amendment (the “Third Amendment”, together with the Original Term Loan Agreement, the First Amendment and the Second Amendment, the “Term Loan Agreement”) to the Term Loan Agreement with the Term Loan Lenders in regards to its compliance with the Tests as of the last day of the quarter ended September 30, 2024 and certain amendments to the Term Loan Agreement. The Third Amendment provided for a one-time issuance of penny warrants (the “September 2024 Penny Warrants”, collectively with the Original Penny Warrants, the May 2024 Penny Warrants and the June 2024 Penny Warrants, the “Penny Warrants”) to purchase up to 333,334 shares of the Company’s Common Stock at an exercise price of $0.09 per share (the “September 2024 Penny Warrant Shares”, collectively with the Original Penny Warrants, the May 2024 Penny Warrants and the June 2024 Penny Warrants, the “Penny Warrant Shares”), valued at $1,576 and recorded as a debt discount. The September 2024 Penny Warrants were issued in connection with the Term Loan Lenders’ agreement to waive the Tests under the Term Loan for the quarter ended September 30, 2024 and to amend the Term Loan Agreement. The September 2024 Penny Warrants are immediately exercisable upon issuance and will expire ten years from the date of issuance.

In addition, the Third Amendment (i) reduced the liquidity requirement under the Term Loan to be $7.0 million as of the last day of the month ended September 30, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ended July 31, 2024 and (ii) on October 1, 2024, interest is payable (a) $1,500,000 in cash for the pro rata benefit of the Lenders and (b) the remaining interest in-kind, to be capitalized and added to the principal. For Payment Dates occurring on or after January 1, 2025 (including interest accruing from October 1, 2024, through December 31, 2024), all interest shall be paid in cash at a rate equal to Adjusted Term SOFR plus the Applicable Margin.

F-25

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 6 - Long Term Debt (continued)

On December 31, 2024, the Company entered into a Limited Waiver and Fourth Amendment (the “Fourth Amendment”, together with the Original Term Loan Agreement, the First Amendment, the Second Amendment, and the Third Amendment the “Term Loan Agreement”) to the Term Loan Agreement with the Term Loan Lenders in regards to its compliance with the Tests as of the last day of the quarter ended December 31, 2024 and certain amendments to the Term Loan Agreement. The Fourth Amendment provided for a one-time issuance of penny warrants (the “December 2024 Penny Warrants”, collectively with the Original Penny Warrants, the May 2024 Penny Warrants, the June 2024 Penny Warrants and the September 2024 Penny Warrants, the “Penny Warrants”) to purchase up to 350,000 shares of the Company’s Common Stock at an exercise price of $0.01 per share (the “December 2024 Penny Warrant Shares”, collectively with the Original Penny Warrants, the May 2024 Penny Warrants, the June 2024 Penny Warrants and the September 2024 Penny Warrants, the “Penny Warrant Shares”), valued at $971 and recorded as a debt discount. The December 2024 Penny Warrants were issued in connection with the Term Loan Lenders’ agreement to waive the Tests under the Term Loan for the quarter ended December 31, 2024 and to amend the Term Loan Agreement. The December 2024 Penny Warrants will be exercisable at such time that the Company obtain the Warrant Issuance Shareholder Approval (as defined below) and will expire ten years from the date of issuance.

In addition, the Fourth Amendment (i) reduced the liquidity requirement under the Term Loan to be $3.5 million as of the last day of the month ended December 31, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ended January 31, 2025 and (ii) on January 1, 2025, interest is payable in-kind, to be capitalized and added to the principal. For Payment Dates occurring on or after April 1, 2025 (including interest accruing from January 1, 2025, through March 31, 2025), all interest shall be paid in cash at a rate equal to Adjusted Term SOFR plus the Applicable Margin.

Financial Covenants

The Company is subject to restrictive financial covenants pertaining to Maximum Senior Leverage Ratio, Liquidity, Fixed Charge Coverage Ratio, and Capital Expenditures as defined in the Term Loan Agreement. As of December 31, 2024, the Company was not in compliance with its financial covenants pertaining to the fixed charge coverage ratio, liquidity, and the maximum senior leverage ratio. On March 31, 2024, April 29, 2024, May 30, 2024, June 28, 2024, July 31, 2024, August 30, 2024, September 30, 2024, October 31, 2024, November 30, 2024 and December 31, 2024 the Company obtained waivers from the Term Loan Lenders and administrative agent in regards to its failure to satisfy the liquidity requirement under the Term Loan for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024, and December 31, 2024 and the fiscal months ended April 30, 2024, May 31, 2024, July 31, 2024, August 31, 2024, October 31, 2024, November 30, 2024, as applicable.

On February 2025, subsequent to the current year ended December 31, 2024, in connection with the Securities Purchase Agreement, the Company entered into the Fifth Amendment to the Term Loan. This amendment extended the loan’s maturity date by one year to October 2027 and deferred all principal and interest payments until April 2026. Additionally, the amendment postponed certain covenant requirements, significantly reducing the likelihood of a breach and the lender’s ability to accelerate repayment based on prior noncompliance, thereby allowing the Company to reclassify the debt as long-term as of December 31, 2024. As a result, the debt now qualifies for long-term classification.

At December 31, 2024, the future debt maturities are as follows:

For Year Ended December 31,
2025	$-
2026	2,813
2027	98,342
Total debt	101,155
Less: Estimated interest paid-in-kind	(15,243)
Total debt	85,912
Less: Unamortized debt issuance costs	(56,266)
Total carrying amount	29,646
Less: Current portion of debt	$-
Total long-term debt	$29,646

F-26

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 7 - ASSET PURCHASE AGREEMENT

Thomason Jones Company, LLC

In April 2022, the Company entered into an Asset Purchase Agreement with William Thomason, Richard Jones, and Thomason Jones Company, LLC whereby the Company acquired inventory and intellectual property assets for a price not to exceed $700 cash plus contingent payments of $1,000 each to William Thomason and Richard Jones (the “Earn Out”). The transaction was determined to be a business combination under the guidance in FASB ASC 805: Business Combinations. The Company followed the guidance under ASC 805-10-55 and determined the contingent consideration to be separate from the business combination and the earn out to be recognized as contingent compensation to Mr. Thomason and Mr. Jones as the contingency became probable of being met. The Company concluded the purchase price to be $444 and was allocated in its entirety to inventory.

Pursuant to the terms of the agreement dated April 2022, Dragonfly Energy Corp. agreed to a contingent compensation arrangement with Mr. Thomason and Mr. Jones. According to this agreement, if Dragonfly Energy Corp. realizes $3,000 in gross sales from products sold under the Wakespeed brand or which incorporate any portion of the Purchased Intellectual Property (IP) within twenty-four months of the acquisition, the Company is obligated to pay each of Thomason and Jones $1,000. The Company may satisfy this obligation in cash or by issuing common stock at its discretion.

The Company has determined that this arrangement constitutes compensation for post-acquisition services. Consequently, the Company has recognized this contingent consideration as a compensation expense, measured at its fair value at the acquisition date. The fair value was determined using a probability weighted expected outcome approach, considering the likelihood of reaching the gross sales target.

As of December 31, 2023, the Company has recognized $2,000 of compensation expense, respectively, in connection with this arrangement. This expense is reflected in the statement of operations under Sales and marketing expense. The total amount was recognized as compensation expense as of December 31, 2023, since it was deemed earned and no further service performance was required.

Note 8 - LICENSE AGREEMENT

On July 29, 2024, Legacy Dragonfly and Battle Born LLC, a wholly-owned subsidiary of Legacy Dragonfly, entered into the License Agreement with Stryten. Under the terms of the License Agreement, Battle Born LLC granted Stryten an exclusive, worldwide license to use certain trademarks associated with the Company’s lithium-ion battery brand, Battle Born Batteries®, for business-to-business battery sales in specified markets. In exchange, Stryten paid an initial licensing fee of $5,000 and will make additional mid-single digit royalty payments to be paid based on net sales to be paid quarterly utilizing the licensed trademarks, with total royalties capped at $25,000. Once the cap is reached, Stryten will be required to pay a nominal annual license fee. The License Agreement is perpetual unless terminated in accordance with its terms. Concurrently, the Company transferred all intellectual property rights related to the licensed trademarks to Battle Born LLC and retained a worldwide license outside of Stryten’s designated markets. The $5,000 initial licensing fee is being recognized as revenue on a straight-line basis over five years, which reflects the period over which the Company expects to satisfy its performance obligations and the customer is expected to benefit from the license. For the year ended December 31, 2024, the Company has recorded $417 in revenue related to the amortization of the License Agreement and no royalty payments have been received or earned. As of December 31, 2024, the Company has recorded $1,000 in short term deferred revenue and $3,583 in long-term deferred revenue related to the license agreement.

F-27

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 9 - RELATED PARTY

On October 25, 2022, the Company entered into a separation and release of claims agreement with its Chief Operating Officer (“COO”). As consideration for the COO’s execution of the agreement, the Company agreed to pay the employee a lump sum payment of $100 which is included in general and administrative expenses in the statements of operations, payments equivalent to $1,000 divided into 24 monthly payments commencing on December 1, 2022, and all outstanding equity-based compensation awards to become fully vested and exercisable. The COO shall have 12 months from the termination date to exercise outstanding options. The twelve (12) month period ended on November 7, 2023 in which the COO exercised 11,111 options and 8,480 options expired.

In February 2023, the Company entered into an agreement with its former COO in which the COO waived their rights to a transaction bonus resulting from the merger transaction in lieu of a Company van. The Company accounted for the cost of the van as an employee bonus, resulting in $116 of general and administrative expense for the prior year.

On March 5, 2023, the Company entered into a convertible promissory note (the “Note”) with a board member in the amount of $1,000, or the Principal Amount. Upon execution of the Note and funding of the original principal sum, a payment of $100 ( the “Loan Fee”) was fully earned as of the date of the Note and was due and payable in full in cash on April 4, 2023. The Company paid the Principal Amount and the Loan Fee on April 1, 2023 and April 4, 2023, respectively.

On April 26, 2023, the Company entered into a separation and release of claims agreement with its former Chief Legal Officer (“CLO”). As consideration for the CLO’s execution of the agreement, the Company agreed to pay the employee payments equivalent to $720 divided into 24 monthly payments commencing on June 1, 2023, and all outstanding equity based compensation awards to become fully vested and exercisable at an expense of $76. The CLO shall have 3 months from the termination date to exercise outstanding options. The three (3) month period ended on July 26, 2023 in which the options were not exercised and the options were forfeited as a result.

On January 26, 2024 the Company entered into a convertible promissory note (the “January Note”) with a board member in the amount of $1,000, or the January Principal Amount. Upon execution of the January Note and funding of the original principal sum, a payment of $50 (the “January Loan Fee”) was fully earned as of the date of the January Note and was due and payable in full in cash on February 2, 2024. The Company paid the January Principal Amount and the January Loan Fee on February 1, 2024.

On February 27, 2024 the Company entered into a convertible promissory note (the “February Note”) with a board member in the amount of $1,700, or the February Principal Amount. Upon execution of the February Note and funding of the original principal sum, a payment of $85 (the “February Loan Fee”) was fully earned as of the date of the February Note and was due and payable in full in cash on March 1, 2024. The Company paid the February Principal Amount and the February Loan Fee on March 1, 2024.

Effective April 12, 2024, the Company entered into amendments to the employment agreements with its Chief Executive Officer, its Chief Revenue Officer and its Chief Marketing Officer to amend the terms of their annual equity compensation (the “Amended Employee Agreements”). The Amended Employee Agreements allow the Company to issue a combination of cash and equity awards on an annual basis up to a specified amount ($1,532 for the Chief Executive Officer, $490 for the Chief Revenue Officer and $236 for the Chief Marketing Officer), subject to approval and such other terms and conditions imposed by the compensation committee of the board of directors.

F-28

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 10 - WARRANTS

Common Stock Warrants classified as Equity

Public Warrants

Each Public Warrant entitles the holder to the right to purchase one share of common stock at an exercise price of $103.50 per share. No fractional shares will be issued upon exercise of the Public Warrants. The Company may elect to redeem the Public Warrants subject to certain conditions, in whole and not in part, at a price of $0.09 per Public Warrant if (i) 30 days’ prior written notice of redemption is provided to the holders, and (ii) the last reported sale price of the Company’s common stock equals or exceeds $144.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders. Upon issuance of a redemption notice by the Company, the warrant holders have a period of 30 days to exercise for cash, or on a cashless basis. On the Closing Date, there were 1,054,167 Public Warrants issued and outstanding. The Public Warrants are not precluded from equity classification, and are accounted for as such on the date of issuance, and each balance sheet date thereafter.

The measurements of the Public Warrants after the detachment of the Public Warrants from the Units are classified as Level 1 due to the use of an observable market quote in an active market under the ticker DFLIW. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value of the Warrants as of each relevant date.

As of December 31, 2024 and 2023, there were 1,046,948 Public Warrants issued and outstanding.

During the year ended December 31, 2024, no public warrants were exercised.

During the year ended December 31, 2023, the company received proceeds from public warrant exercises of $747 in exchange for 7,219 common shares.

June 2023 Offering (Underwriter and Investor Warrants)

In connection with the entry into the underwriting agreement as further described in Note 11 of the financial statements, (the “June 2023 Offering”) the Company issued (i) underwriters warrants to purchase up to an aggregate of 63,362 shares of Common Stock (the “Underwriters’ Warrants”) which are exercisable upon issuance and will expire on June 20, 2028. The initial exercise price of the Underwriters’ Warrants is $22.50 per share, which equals 125% of the per share public offering price in the June 2023 Offering and (ii) warrants to purchase up to 1,111,111 shares of Common Stock to the investors in the offering together with shares of Common Stock (the “Investor Warrants”), at the combined public offering price of $18.00 per share of Common Stock and accompanying Investor Warrant, less underwriting discounts and commissions.

F-29

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 10 - Warrants (Continued)

June 2023 Offering (Underwriter and Investor Warrants) (continued)

The Company also granted the underwriters a 45-day over-allotment option to purchase up to an additional 166,667 shares of Common Stock and/or Investor Warrants to purchase up to 166,667 shares of Common Stock at the public offering price per security, less underwriting discounts and commissions. The underwriters exercised their over-allotment option to purchase an additional 156,112 shares of Common Stock and Investor Warrants to purchase up to 156,112 shares of Common Stock. The Company accounts for the Investor Warrants issued in connection with the Offering in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the Investor Warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liabilities will be adjusted to its current fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. It was determined that the Underwriters’ Warrants were not precluded from equity treatment and have been accounted for as such.

Underwriters’ Warrants:

Common Stock Warrants
Underwriters’ Warrants Outstanding, January 1, 2023	-
Underwriters’ Warrants issued	63,362
Underwriters’ Warrants Outstanding, December 31, 2023	63,362
Underwriters’ Warrants issued	-
Underwriters’ Warrants Outstanding, December 31, 2024	63,362

Common Stock Warrants classified as Liability

Private Placement Warrants

On October 7, 2022, in connection with the merger, the Company assumed the outstanding private placement warrants of CNTQ. There were no Private Placement Warrants outstanding prior to the merger. The Private Placement Warrants (the “Private Warrants”) may not be redeemed by the Company so long as the Private Placement Warrants are held by the initial purchasers, or such purchasers’ permitted transferees. The Private Warrants: (i) will be exercisable either for cash or on a cashless basis at the holders’ option and (ii) will not be redeemable by the Company, in either case as long as the Private Warrants are held by the initial purchasers or any of their permitted transferees (as prescribed in the Subscription Agreement). The Private Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of, the Private Warrants (or any securities underlying the Private Warrants) for a period of one hundred eighty (180) days following the effective date of the Registration Statement to anyone other than any member participating in the Public Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. During the year ended December 31, 2023, private placement warrant holders exercised 347,386 warrants on a cashless basis, with the Company agreeing to issue 122,222 shares of Common Stock in connection with such exercise. There were 166,821 private warrants outstanding as of December 31, 2024 and 2023, respectively. The Company accounts for the Private Warrants issued in connection with the Initial Public Offering in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the private warrants do not meet the criteria for equity treatment thereunder, each private warrant must be recorded as a liability. This liability is subject to re-measurement at each balance sheet date.

F-30

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 10 - Warrants (Continued)

Common Stock Warrants classified as Liability (Continued)

Private Placement Warrants (Continued)

With each such re-measurement, the warrant liabilities will be adjusted to its current fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date.

The Private Placement Warrants are classified as Level 2 within the fair value hierarchy. Although these instruments are not actively traded, they are valued based on observable inputs, including the market price of the Company’s publicly traded warrants. The Company used a Black-Scholes model to estimate the fair value of the Private Placement Warrants, applying a discount to the value of the Public Warrants to account for the difference in remaining life. Because the valuation primarily relies on observable market data with limited adjustments, the Company determined that classification within Level 2 is appropriate.

Term Loan Warrants

In connection with the entry into the Term Loan Agreement on October 7, 2022, and as a required term and condition thereof, the Company issued (i) the penny warrants to the Term Loan Lenders exercisable to purchase an aggregate of 288,118 shares of Common Stock (the “Original Penny Warrants”) and (ii) the $90.00 warrants to issue warrants to the Term Loan Lenders exercisable to purchase an aggregate of 177,778 shares of Common Stock at $90 per share (the “$10 Warrants” and, together with the Original Penny Warrants, the “Term Loan Warrants”). The $10 Warrants were exercised on a cashless basis on October 10, 2022, with the Company issuing 50,794 shares of Common Stock in connection with such exercise. During the year ended December 31, 2023, Original Penny Warrant holders exercised 222,223 warrants on a cashless basis, with the Company agreeing to issue 221,814 shares of Common Stock in connection with such exercise. During the year ended December 31, 2023 the Company issued additional Original Penny Warrants to purchase 532 shares of Common Stock to the Term Loan Lenders in accordance with the anti-dilution provisions of the original penny warrants with respect to certain sales made by the Company under the ChEF Equity Facility. In addition, pursuant to the Company’s limited waiver agreement on December 29, 2023 between the Company and the lenders and lending agent, the Company agreed to issue to the lenders additional penny warrants exercisable to purchase an aggregate 142,964 shares of its Common Stock.

On May 13, 2024, the Company received the May 2024 Waiver in regards to its compliance with the Tests as of the last day of the quarter ended March 31, 2024. The May 2024 Waiver provided for a one-time issuance of the May 2024 Penny Warrants to purchase up to 283,334 shares of the Company’s common stock, at an exercise price of $0.09 per share, in connection with the Term Loan Lenders’ agreement to waive the Tests under the Term Loan for the quarter ended March 31, 2024. The May 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

On June 28, 2024, the Company entered into the First Amendment to the Term Loan with the Term Loan Lenders in regards to its compliance with the Tests for the quarter ended June 30, 2024. The First Amendment provided for a one-time issuance of the June 2024 Penny Warrants to purchase up to 233,334 shares of the Company’s common stock, at an exercise price of $0.09 per share, in connection with the Term Loan Lenders’ agreement to waive the Tests under the Term Loan for the quarter ended June 30, 2024 and certain amendments to the Term Loan. The June 2024 Penny Warrants are immediately exercisable upon issuance and will expire ten years from the date of issuance.

F-31

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 10 - Warrants (continued)

Common Stock Warrants classified as Liability (Continued)

On September 30, 2024, the Company entered into the Third Amendment to the Term Loan with the Term Loan Lenders in regards to its compliance with the Tests for the quarter ended September 30, 2024. The Third Amendment provided for a one-time issuance the September 2024 Penny Warrants to purchase up to 333,334 shares of the Company’s Common Stock, at an exercise price of $0.09 per share, in connection with the Term Loan Lenders agreement to waive the Tests under the Term Loan for the quarter ended September 30, 2024 and to amend the Term Loan. The September 2024 Penny Warrants are immediately exercisable upon issuance and will expire ten years from the date of issuance.

On December 31, 2024, the Company entered into the Fourth Amendment to the Term Loan with the Term Loan Lenders in regards to its compliance with the Tests for the quarter ended December 31, 2024. The Fourth Amendment provided for a one-time issuance the December 2024 Penny Warrants to purchase up to 350,000 shares of the Company’s Common Stock, at an exercise price of $0.01 per share, in connection with the Term Loan Lenders agreement to waive the Tests under the Term Loan for the quarter ended December 31, 2024 and to amend the Term Loan. During the year ended December 31, 2024 the Company issued additional Original Penny Warrants to purchase 2,754 shares of Common Stock to the Term Loan Lenders in accordance with the anti-dilution provisions of the original penny warrants with respect to certain sales made by the Company under the ChEF Equity Facility. The December 2024 Penny Warrants will be exercisable at such time that the Company obtain the Warrant Issuance Shareholder Approval (as defined below) and will expire ten years from the date of issuance. The May 2024 Penny Warrants, the June 2024 Penny Warrants, the September 2024 Penny Warrants and the December 2024 Penny Warrants were valued utilizing a Black-Scholes model with the following assumptions:

	May 2024 penny warrants	June 2024 penny warrants	September 2024 penny warrants	December 2024 penny warrants
Stock price	$10.71	$7.65	$4.77	$2.78
Strike price	$0.09	$0.09	$0.09	$0.01
Term	10 years	10 years	10 years	10 years
Volatility	88%	91%	90%	90%
Risk-free rate	4.5%	4.4%	3.8%	4.6%

The Company concluded the Penny Warrants are not considered indexed to the Company’s Common Stock and to be accounted for as liabilities under ASC 815. As such, the estimated fair value is recognized as a liability each reporting period, with changes in the fair value recognized within income each period. There were no Term Loan Warrants outstanding prior to the merger.

F-32

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 10 - Warrants (continued)

Common Stock Warrants classified as Liability (Continued)

The following table provides the significant inputs to the Black-Scholes method for the fair value of the Penny Warrants:

	As of December 31, 2024	As of December 31, 2023
Common stock price	$2.78	$4.86
Exercise price	0.09	0.09
Dividend yield	0%	0%
Term	7.77	10
Volatility	94.00%	96.00%
Risk-free rate	4.5%	3.90%
Fair value	$2.74	$4.86

The following table provides the significant inputs to the Black-Scholes method for the fair value of the Investor Warrants issued in the June 2023 Offering:

	As of December 31, 2024	As of December 31, 2023
Common stock price	$2.78	$4.86
Exercise price	$18.00	$18.00
Dividend yield	0%	0%
Term	3.47	4.48
Volatility	105%	106.00%
Risk-free rate	4.3%	3.90%
Fair value	$1.01	$2.79

F-33

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 10 - Warrants (continued)

Common Stock Warrants classified as Liability (Continued)

The following table presents a roll-forward of the Company’s warrants from January 1, 2024 to December 31, 2024 and January 1, 2023 to December 31, 2023:

Common Stock Warrants:

	Private Warrants	Public Warrants	Term Loan Warrants	Investor Warrants
Warrants Outstanding, January 1, 2024	166,821	1,046,948	209,391	1,236,878
Exercise of warrants	-	-	-	-
Warrants issued	-	-	1,202,756	-
Warrants Outstanding, December 31, 2024	166,821	1,046,948	1,412,147	1,236,878

Warrants Outstanding, January 1, 2023	514,207	1,054,167	288,118	-
Exercise of warrants	(347,386)	(7,219)	(222,223)	(30,345)
Warrants issued	-	-	143,496	1,267,223
Warrants Outstanding, December 31, 2023	166,821	1,046,948	209,391	1,236,878

Common Stock Warrants classified as Liability

The following table presents a roll forward of the aggregate fair values of the Company’s warrant liabilities for which fair value is determined by Level 2 Inputs. The only class of warrants that were determined to be Level 2 were the term loan and June offering investor warrants. Due to Black Scholes calculation being utilized on all fair value measurement of warrant liabilities as of December 31, 2024, the fair value warrant liabilities were transferred from Level 3 to Level 2. This is due to the observable inputs (such as the Company’s stock price and comparable company volatility calculations) included in the Black Scholes calculation, which makes the fair value measurement of the warrant liabilities more closely aligned with Level 2.

Warrant Liability
Balances, January 1, 2024	$4,448
Issuance of warrants	7,354
Exercise of warrants	-
Change in fair value of warrants	(6,669)
Balances, December 31, 2024	$5,133

Balances, January 1, 2023	$30,841
Issuance of warrants	14,460
Exercise of warrants	(11,901)
Change in fair value of warrants	(28,952)
Balances, December 31, 2023	$4,448

F-34

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 11 - COMMON STOCK

The Company is authorized to issue up to 250,000,000 shares of common stock with $0.0001 par value. Common stockholders are entitled to dividends if and when declared by the Board of Directors subject to the rights of the preferred stockholders. As of December 31, 2024 and 2023, there were 7,232,650 and 6,695,587 shares issued and outstanding. No dividends on common stock had been declared by the Company.

For the years ended December 31, 2024 and 2023, the Company had reserved shares of common stock for issuance as follows:

	December 31, 2024	December 31, 2023
Options issued and outstanding	168,809	262,720
Common stock outstanding	7,232,650	6,695,587
Warrants outstanding	3,926,156	2,723,397
Earnout shares	2,777,778	4,444,444
Shares available for future issuance	854,412	496,587
Total	14,959,805	14,622,735

ChEF Equity Facility

On October 7, 2022, the Company and Chardan Capital Markets LLC, a New York limited liability company (“CCM LLC”) entered into a purchase agreement (the “Original Purchase Agreement”) and a Registration Rights Agreement in connection with the merger. Pursuant to the Original Purchase Agreement, the Company has the right to sell to CCM LLC an amount of shares of Common Stock, up to a maximum aggregate purchase price of $150 million, pursuant to the terms of the Purchase Agreement (the “ChEF Equity Facility”). In addition, the Company appointed LifeSci Capital, LLC as “qualified independent underwriter” with respect to the transactions contemplated by the Purchase Agreement. On May 20, 2024, the Company entered into an amendment to the Original Purchase Agreement (the “A&R Purchase Agreement”, together with the Original Purchase Agreement, the “Purchase Agreement”) with CCM LLC to update the volume weighted average price purchase mechanics of the equity facility to permit Intraday VWAP Purchases (as defined in the A&R Purchase Agreement). Under the terms of the Purchase Agreement with CCM LLC, during the years ended December 31, 2024 and 2023, the Company issued 350,423 and 65,389 shares, respectively, for aggregate net proceeds to the Company of $2,025 and $1,273, respectively.

June 2023 Offering

In the June 2023 Offering, the Company sold an aggregate of (i) 1,111,111 shares of its Common Stock and, (ii) accompanying Investor Warrants to purchase up to 1,111,111 shares of Common Stock, at the combined public offering price of $18.00 per share and accompanying Investor Warrant, less underwriting discounts and commissions, and (iii) the Underwriters’ Warrants.

The Investor Warrants are exercisable for five years from the closing date of the June 2023 Offering, have an exercise price of $18.00 per share and are immediately exercisable. In the event of certain fundamental transactions, holders of the Investor Warrants will have the right to receive the Black Scholes Value (as defined in the Investor Warrants) of their Investor Warrants calculated pursuant to the formula set forth in the Investor Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock. The Underwriters’ Warrants are exercisable upon issuance at an exercise price of $22.50 per share and will expire on June 20, 2028.

F-35

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 11 - Common Stock (continued)

June 2023 Offering (continued)

The Company granted the underwriters a 45-day over-allotment option to purchase up to an additional 166,667 shares of Common Stock and/or Warrants to purchase up to an aggregate of 166,667 shares of Common Stock at the public offering price per security, less underwriting discounts and commissions, of which the underwriters exercised for 156,112 shares of Common Stock and Investor Warrants to purchase up to 156,112 shares of Common Stock and the remaining was not exercised within the 45-day window.

The Company received gross proceeds of $22,810 and incurred $2,074 of offering related costs. The gross proceeds were first allocated to the liability classified warrants based upon the transaction date fair value and then to the equity classified warrants with the residual allocated to the common shares. The offering related costs were allocated based on the relative fair value of all instruments, of which $1,169 was accounted for as a reduction of additional-paid-in-capital and $904 was recorded within general and administrative expenses. The Company accounted for the investor warrants issued in connection with the Public Offering and the exercise of the underwriters’ over-allotment option in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants described above are precluded from equity classification. The fair value of the warrants were recorded as a liability in the amount of $13,762 on issuance and are being fair valued at each reporting period.

Reverse Stock Split and Recasting of Per-Share Amounts

On November 12, 2024, Dragonfly Energy Holdings Corp. (the “Company”) filed a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada (the “Certificate of Amendment”) to be effected at 6:00 a.m. Eastern Time on November 22, 2024, a one-for-nine reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Certificate of Amendment, effective as of 6:00 a.m., Eastern Time on August 30, 2023, every 9 shares of Common Stock issued and outstanding, including shares of Common Stock held by the Company as treasury shares, were automatically combined into one share of Common Stock. The number of authorized shares of Common Stock remained the same at 250,000,000 authorized shares.

Shares of the Common Stock began trading on a split-adjusted basis at market open on November 22, 2024. The $0.0001 par value per share of Common Stock and any other rights associated the Common Stock were not affected by the reverse stock split.

All shares of Common Stock, stock option awards and per share amounts in the accompanying Consolidated Financial Statements and related Notes have been retrospectively restated to reflect the effect of the reverse stock split.

Preferred shares outstanding were not affected by the reverse stock split and as such, those shares have not been adjusted in the accompanying Consolidated Financial Statements and related Notes

F-36

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 12 - STOCK-BASED COMPENSATION

In July of 2021, the Board of Directors approved the 2021 Stock Incentive Plan (the “2021 Plan” and, together with the 2019 Plan, the “Prior Plans”) with a term of ten years. The Plan was administered by the Board of Directors, which was authorized to grant, at its discretion, awards to employees, directors, and consultants. The maximum number of common shares reserved for grants of awards under the Plan was 1,000,000 shares which was amended and increased to 2,000,000 in May of 2022. The Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), and the grants and sale of RSUs. Shares issued under this Plan may be drawn from authorized and unissued shares, or shares reacquired by the Company.

In connection with the merger, shareholders and board members approved the Dragonfly Energy Holdings 2022 Equity Incentive Plan (the “2022 Plan”). A total of 2,785,950 shares of common stock was initially reserved for issuance under the 2022 Plan, with the potential for additional shares to be issued under the plan. The 2022 Plan replaced the Prior Plans, which the Company assumed in the merger. Following the Closing, no additional awards will be granted under the Prior Plans, although all stock awards granted under the Prior Plans that are outstanding immediately prior to the Closing will be assumed by the Company and continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the applicable Prior Plan.

If an incentive award granted under the 2022 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for future awards under the 2022 Plan. The number of shares subject to the 2022 Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction.

The Company maintains the Dragonfly Energy Holdings Corp. Employee Stock Purchase Plan (the “ESPP”) which is designed to allow eligible employees and the eligible employees of the Company’s participating subsidiaries to purchase shares of the Company’s common stock, at semi-annual intervals, with their accumulated payroll deductions. A total of 273,822 shares of the Company’s common stock were initially available for issuance under the ESPP. The share limit will automatically increase on the first trading day in January of each year by an amount equal to lesser of (1) 1% of the total number of outstanding shares of the Company’s common stock on December 31 in the prior year, (2) 166,667 shares, or (3) such number as determined by the Company’s board of directors.

A summary of the Company’s option activity and related information follows:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Grant Date Fair Value	Weighted-Average Remaining Contractual Life (in years)	Aggregate intrinsic value
Balances, January 1, 2023	404,773	$18.18	$10.89	7.90	$35,898
Options granted	15,956	67.50	34.38	-	632
Options forfeited	(56,013)	26.55	14.67	-	439
Options exercised	(101,996)	5.76	11.52	-	585
Balances, December 31, 2023	262,720	$24.21	$14.13	7.60	$60

Balances, January 1, 2024	262,720	$24.21	$14.13	7.60	$60
Options granted	-	-	-	-	-
Options forfeited	(27,029)	26.53	26.53	-	4
Options expired	(65,660)	18.93	18.93	-	492
Options exercised	(1,222)	3.17	3.17	-	-
Balances, December 31, 2024	168,809	$25.97	$25.97	6.50	$-

At December 31, 2024
Vested and Exercisable	146,613	$24.79		6.47	$-
Vested and expected to vest	168,809	$25.97		6.50	$-

During the year ended December 31, 2024, the Company issued 1,240 shares as a result of exercised stock options upon the receipt of proceeds of approximately $4.

Share-based compensation expense for options and RSUs totaling $1,020 and $6,710 was recognized in the Company’s consolidated statements of operations for the years ended December 31, 2024 and 2023, respectively.

Of the $1,020 of share-based compensation incurred during the year ended December 31, 2024, $100 is allocated to cost of goods sold, $168 to research and development, $265 to selling and marketing, and $488 to general and administrative expenses. Of the $6,710 of share-based compensation incurred during the year ended December 31, 2023, $133 is allocated to cost of goods sold, $116 to research and development, $1,097 to selling and marketing, and $5,364 to general and administrative expenses.

F-37

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 12 - Stock-Based Compensation (continued)

The valuation methodology used to determine the fair value of the options issued during the year was the Black Scholes option pricing model. The Black Scholes model requires the use of a number of assumptions including volatility of the stock price, the fair value of the underlying stock, the average risk free interest rate, and the weighted average expected life of the options. The expected term was estimated using the simplified method due to lack of sufficient history of option exercises.

	2024	2023
Weighted average fair value of options granted	N/A	$34.38
Risk-free interest rate	N/A	4.20%
Volatility	N/A	45.0%
Expected life (years)	N/A	6.45
Dividend yield	N/A	0.00%

Restricted Stock Units

On February 10, 2023, the Company granted 51,333 restricted stock units under the 2022 Plan which vested in full immediately upon grant. The fair value of the restricted stock units on the date of grant was $3,464 and was recorded as compensation expense during the year ended December 31, 2023. The Company granted an additional 5,224 restricted stock units. The fair value of the 5,224 unvested restricted stock units was $126 and an expense of $22 was recorded during the year ended December 31, 2023.

On February 5, 2024, the Company granted 24,447 restricted stock units of which 11,111 vested immediately. The fair value of the 24,447 restricted stock units was $95 and an expense of $53 was recorded as compensation expense during the year ended December 31, 2024, respectively.

On April 12, 2024, the Company issued a total of 92,923 RSUs to the following employees: (i) 63,045 RSUs to the Chief Executive Officer; (ii) 20,165 RSUs to the Chief Revenue Officer; and (iii) 9,712 RSUs to the Chief Marketing Officer. Each of the RSUs granted will vest in three equal annual installments, with the first vesting date on the one (1) year anniversary of the date of issuance and the following two vesting dates on each subsequent anniversary of the date of issuance, subject to each employees’ continued employment as of each vesting date. The fair value of the 92,923 RSUs was $376 and an expense of $91 was recorded during the year ended December 31, 2024.

On April 12, 2024, the board of directors authorized the issuance of 24,692 RSUs to each director in connection with their service as directors for the year ended December 31, 2023. The RSUs will vest in three equal annual installments, with the first vesting date on the one (1) year anniversary date of their issuance, subject to the directors continued service on with the Company on each vesting date. The fair value of the 148,152 RSUs issued to directors in total was $600 and an expense of $145 was recorded during the year ended December 31, 2024.

On June 24, 2024, the Company granted 2,417 restricted stock units. The fair value of the 2,417 RSUs was $19 and an expense of $2 was recorded as compensation expense during the year ended December 31, 2024.

F-38

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 12 - Stock-Based Compensation (continued)

Restricted Stock Units (Continued)

In addition to the restricted stock unit awards, the Board also approved the following cash awards to the above referenced employees: (i) $511 to the Chief Executive Officer; (ii) $163 to the Chief Revenue Officer; and (iii) $79 to the Chief Marketing Officer. Each of the approved cash awards will not be paid out to the employees until the Company has achieved a minimum cash balance of $30,000, and are subject to each employee’s continued employment on the date of payment.

On August 19, 2024, the Company issued a total of 81,710 RSUs. Each of the RSUs granted will vest in three equal annual installments, with the first vesting date on the one (1) year anniversary of the date of issuance and the following two vesting dates on each subsequent anniversary of the date of issuance, subject to each employees’ continued employment as of each vesting date. The fair value of the 81,710 RSUs was $448 and an expense of $52 was recorded as compensation expense during the year ended December 31, 2024.

On August 26, 2024, the Company issued a total of 2,223 RSUs. Each of the RSUs granted will vest in three equal annual installments, with the first vesting date on the one (1) year anniversary of the date of issuance and the following two vesting dates on each subsequent anniversary of the date of issuance, subject to each employees’ continued employment as of each vesting date. The fair value of the 2,223 RSUs was $12 and no expense was recorded as compensation expense during the year ended December 31, 2024.

For the year ended December 31, 2024, the Company issued 863 shares in exchange for 1,103 vested restricted stock units less shares deducted to cover taxes.

The following table presents the restricted stock units activity for the years ended December 31, 2024 and 2023:

	Number of Shares	Weighted-Average Fair Market Value
Unvested shares, January 1, 2023	20,000	$126.00
Granted and unvested	56,557	63.54
Vested	(71,333)	83.88
Unvested shares, December 31, 2023	5,224	$24.21

Unvested shares, January 1, 2024	5,224	$24.21
Granted and unvested	351,872	4.41
Forfeited	(9,727)	7.51
Exercised	(1,103)	32.79
Vested	(11,515)	4.18
Unvested shares, December 31, 2024	334,751	$4.54

As of December 31, 2024 and 2023 there were 854,412 and 496,587 shares, respectively, of unissued authorized and available for future awards under the 2022 Equity Incentive Plan and Employee Stock Purchase Plan.

F-39

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 12 - Stock-Based Compensation (continued)

Employee Stock Purchase Plan

The Company maintains the Dragonfly Energy Corporation, Inc. Employee Stock Purchase Plan which permits eligible employees to purchase shares at not less than 85% of the market value of the Company’s common stock on the offering date or the purchase date of the applicable offering period, whichever is lower. The plan was adopted by the Company’s Board of Directors on May 13, 2022. On April 24, 2024, the Company issued 27,197 common shares in connection with its Employee Stock Purchase Plan for a total consideration of approximately $112. The ESPP allows employees to purchase shares at a 15% discount to the lesser of the stock price at the beginning or the end of the offering period, which was October 1, 2023, and April 1, 2024, respectively. The discount resulted in an exercise price of $4.14 per share.

On April 1, 2024, the Company commenced a second offering under the Employee Stock Purchase Plan (ESPP), which ran through September 30, 2024, with the same terms as the first offering. As of September 30, 2024, the Company had issued 33,950 common shares in connection with its Employee Stock Purchase Plan for a total consideration of approximately $135. The ESPP allows employees to purchase shares at a 15% discount to the lesser of the stock price at the beginning or the end of the offering period, which was April 1, 2024, and September 30, 2024, respectively. The discount resulted in an exercise price of $3.99 per share.

Note 13 - SUPPLIER AGREEMENT

On May 9, 2023, Ioneer Rhyolite Ridge LLC, or the seller, an emerging lithium-boron producer, and the Company announced a commercial offtake agreement partnership whereby the seller is developing the Rhyolite Ridge Project which, once completed, is expected to produce 20 ktpa of lithium carbonate, and 174 ktpa of boic acid (the “project”). Beginning on the Supply Start Date, which is the date the seller notifies the Company that the project is fully completed and commissioned in accordance with the engineering, procurement and construction contract, and for the duration of the supply period, the Company shall purchase and receive product from seller, on the terms and conditions of the agreement. The agreement calls for a minimum annual purchase requirement. The agreement becomes effective when the seller has informed the Company that the seller has made a positive financial investment decision in respect of the project.

F-40

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 14 - INCOME TAXES

The income tax expense consists of the following items:

	2024	2023
Current – Federal	$-	$(36)
Current – State	-	10
Deferred – Federal	-	-
Deferred – State	-	-
Total tax expense	$-	$(26)

Components of deferred tax assets (liabilities) are as follows:

	2024	2023
Deferred tax assets:
Start up costs	$793	$850
Lease liability	5,860	804
Stock based compensation	115	1,305
Accrued expenses	1,291	1,179
Allowance for bad debt	59	62
Research and development credit	875	847
Fixed assets and intangibles	2,896	1,657
Interest expense	8,211	4,907
Prepaid expenses	320	512
Settlement accrual	574	-
Net Operating Loss	12,813	7,891
Inventory (Sec. 263A)	175	360
Deferred tax asset	$33,982	$20,374

Deferred tax liabilities:
Right of Use Asset	4,533	757
Fixed assets and intangibles	-	-
Deferred tax liability	4,533	757
Net deferred tax asset (liability)	29,449	19,617
Valuation Allowance	(29,449)	(19,617)
Net deferred tax asset	$-	$-

F-41

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 14 - Income Taxes (Continued)

Reconciliation between the effective tax rate on income from continuing operations and the statutory rate for the year ending December 31, 2024 and 2023, is as follows:

	2024		2023
	Tax	Percentage	Tax	Percentage
Book income (loss) before taxes	$(8,529)	21.00%	(2,902)	21.00%

Permanent differences (other than tax))	(259)	0.64%	(6,089)	44.07%
State taxes, net	(1,110)	2.73%	(1,233)	8.92%
Deferred true-up	(142)	0.35%	(1,617)	11.71%
Research and development credits	(29)	0.07%	(647)	4.68%
Research and development capitalization	-	-%	(300)	2.17%
Uncertain tax positions	(36)	0.09%	132	(0.96)%
Other	94	(0.23)%	68	(0.49)%
Rate Change	179	(0.44)%	268	(1.94)%
Change in valuation allowance	9,832	(24.21)%	12,294	(88.96)%
Total	$-		(26)
Effective tax rate		-%		0.20%

The tax returns of the Company are open for three years from the date of filing. At the report date, federal tax returns are open for the Company for 2021, 2022 and 2023.

Under the provisions of the Internal Revenue Code, the net operating loss and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. Net operating loss and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50 percent, as defined under Sections 382 and 383 of the Internal Revenue Code, respectively, as well as similar state provisions. This could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has not yet evaluated if section 382 was triggered.

Subject to the limitations described below, as of December 31, 2024, the Company had federal net operating loss carryforwards of approximately $56,315 available to reduce future taxable income which do not expire, but are limited to 80% utilization against taxable income. As of December 31, 2024, the Company had state net operating loss carryforwards of approximately $24,910 available to reduce future taxable income, which start to expire in 2037. The Company also had research and development credits of $875 as of December 31, 2024 to offset future federal income taxes, which are set to expire in 2042.

Management of the Company evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets and determined that it is more likely than not that the Company will not recognize the benefits of the deferred tax assets. As a result, a full valuation allowance was recorded as of December 31, 2024. The valuation allowance as of December 31, 2024 was $29,449, primarily due to the company entering into a 3 year cumulative loss position and no expectation of income for the year ended December 31, 2024.

F-42

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 14 - Income Taxes (Continued)

As part of the Tax Cuts and Jobs Act that was enacted in December of 2017, taxpayers are required to capitalize research and development expenses and amortize them over five years if the expense is incurred in the US and over fifteen years if incurred in a foreign jurisdiction. The effective date for that provision is for tax years beginning on or after January 1, 2022. The new capitalization requirement increased deferred tax assets related to research and development expenses and decreased taxable loss in the current year, both of which were offset by a full valuation allowance.

The roll-forward of the Company’s gross uncertain tax positions is as follows:

Gross Uncertain Tax Position
Balance at January 1, 2023	$128
Additions for current year tax positions	(37)
Balance at December 31, 2023	91
Additions for current year tax positions	(36)
Balance at December 31, 2024	$55

The Company’s total uncertain tax positions decreased during the year ended December 31, 2024 as a result of a reserve established on federal research and development credits generated in the current year. None of the uncertain tax positions that, if realized, would affect the Company’s effective tax rate in future periods due to a valuation allowance provided against the Company’s net deferred tax assets.

Note 15 - REPORTABLE SEGMENTS

The Company has two reportable segments: DTC and OEM. The DTC segment pertains to Battle Born, LLC branded batteries which are sold directly to consumers. The OEM segment pertains to Dragonfly branded batteries which are sold to original equipment manufacturers

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance for all of its reportable segments based on both segment gross and net profit or loss from operations.

For the DTC and OEM, the Chief Operating Decision Maker (“CODM”) uses both segment gross profit and loss from operations to allocate resources (including employees, property, and financial or capital resources) for each segment predominantly in the annual budget and forecasting process.

Assets information for the reported segments is not disclosed as it is not used by the CODM in evaluating the performance of, or making decisions about, the reported segments.

The Company’s reportable segments are strategic business units that offer different branded products. They are managed separately because each segment requires different technology and marketing strategies.

The Company’s CODM is the Chief Executive Officer.

F-43

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 15 - Reportable Segments (continued)

The following table presents the reportable segments information as of December 31, 2024:

	DTC	OEM	Other		Total

Net Sales	$22,616	$27,612	$417	(1)	$50,645

Reconciliation of Net Sales
Reconciling items					-
Consolidated Net Sales					$50,645

Direct material	13,915	18,308	-		32,223
Direct labor	1,433	1,858	-		3,291
Direct overhead and depreciation	1,529	1,976	-		3,505

Total Cost of Goods Sold	16,877	22,142	-		39,019

Gross profit	5,739	5,470	417		11,626

Operating Expenses
Research & development	-	-	5,451	(2)	5,451
Sales tax adjustment	88	-	-		88
Credit card & amazon transaction fees	556	-	-		556
Loss on settlement	1,126	1,374	-	(5)	2,500
Other general & administrative	-	-	18,749	(3)	18,749
Shipping	1,711	818	-		2,529
Sales and marketing stock compensation	54	157	-		211
Sales and marketing wages	1,156	1,718	-		2,874
Marketing spend	1,411	990	-		2,401
Rent	73	16	-		89
Unallocated sales and marketing stock compensation			54	(4)	54
Unallocated sales and marketing wages			292	(4)	292
Other sales & marketing	-	-	1,591	(4)	1,591

Total Operating Expenses	6,175	5,073	26,137		37,385

Income (Loss) from operations	(436)	397	(25,720)		(25,759)

Other income (expense)	-	-	(36)		(36)
Interest expense, net	-	-	(21,504)		(21,504)
Change in FMV of warrant liability	-	-	6,684		6,684

Total Other Income (Expense)	-	-	(14,856)	(6)	(14,856)

Net Loss Before Taxes	(436)	397	(40,576)		(40,615)

Income Tax Benefit	-	-	-		-

Net Income (Loss)	$(436)	$397	$(40,576)		$(40,615)

Reconciliation of net loss
Reconciling items					-
Consolidated net loss					$(40,615)

F-44

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 15 - Reportable Segments (continued)

(1)	Licensing Revenue which is not considered a segment as it is currently immaterial
(2)	Research and Development expenses including employee costs related to new products
(3)	Administrative and Engineering employee costs along with legal, insurance, professional fees related to administration and other general office expenses
(4)	General sales and marketing employee cost and other marketing expenses
(5)	Loss on settlement from patent licensing litigation
(6)	Interest expense related to debt and change in fair market value of warrant liability

There were no significant customer revenues from the Company’s DTC segment for the year ended December 31, 2024.

Revenues from one customer of the Company’s OEM segment represents approximately $7,310, or 14%, of the Company’s consolidated revenues for the year ended December 31, 2024.

F-45

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 15 - Reportable Segments (continued)

The following table presents the reportable segments information as of December 31, 2023:

	DTC	OEM	Other		Total

Net Sales	$36,875	$27,517	$-		$64,392

Reconciliation of Net Sales
Reconciling items					-
Consolidated Net Sales					$64,392

Direct material	21,601	19,746	-		41,347
Direct labor	1,895	2,029	-		3,924
Direct overhead and depreciation	1,775	1,900	-		3,675

Total Cost of Goods Sold	25,271	23,675	-		48,946

Gross profit	11,604	3,842	-		15,446

Operating Expenses
Research & development	-	-	3,863	(1)	3,863
Sales tax adjustment	125	-	-		125
Credit card & amazon transaction fees	1,101	-	-		1,101
Other general & administrative	-	-	25,121	(2)	25,121
Shipping	2,037	1,431	-		3,468
Sales and marketing stock compensation	42	640	-		682
Sales and marketing wages	783	1,817	-		2,600
Marketing spend	1,375	112	-		1,487
Rent	54	42	-		96
Unallocated sales and marketing stock compensation			413	(3)	413
Unallocated sales and marketing wages			1,818	(3)	1,818
Other sales & marketing	-	-	2,101	(3)	2,101

Total Operating Expenses	5,517	4,042	33,316		42,875

Loss from Operations	6,087	(200)	(33,316)		(27,429)

Other income (expense)	-	-	19		19
Interest expense, net	-	-	(16,015)		(16,015)
Change in FMV of warrant liability	-	-	29,582		29,582

Total Other Income (Expense)	-	-	13,586	(4)	13,586

Net Loss before taxes	6,087	(200)	(19,730)		(13,843)

Income Tax Benefit	-	-	(26)		(26)

Net Income (Loss)	$6,087	$(200)	$(19,704)		$(13,817)

Reconciliation of net loss
Reconciling items					-
Consolidated net loss					$(13,817)

F-46

Dragonfly Energy Holdings Corp.

Notes to Consolidated Financial Statements

(in thousands, except share and per share data)

Note 15 - Reportable Segments (continued)

(1)	Research and Development expenses including employee costs related to new products
(2)	Administrative and Engineering employee costs along with legal, insurance, professional fees related to administration and other general office expenses
(3)	General sales and marketing employee cost and other marketing expenses
(4)	Interest expense related to debt and change in fair market value of warrant liability

There were no significant customer revenues from the Company’s DTC segment for the year ended December 31, 2023.

Revenues from one customer of the Company’s OEM segment represents approximately $10,285, or 16%, of the Company’s consolidated revenues for the year ended December 31, 2023.

Note 16 - SUBSEQUENT EVENTS

On February 1, 2025, the Company appointed Dr. Vickram Singh, the Company’s former Senior Vice President of Technology, as its Chief Operating Officer pursuant to an employment agreement, dated February 1, 2025 (the “Employment Agreement”). Dr. Singh’s employment as the Company’s Chief Operating Officer commenced on February 4, 2025. The Employment Agreement provides for a three-year initial employment term, with automatic three-year renewal terms thereafter, subject to 90 days’ notice of nonrenewal by either party. The Employment Agreement also provides for an initial annual base salary of $350,000 (the “Base Salary”) and a discretionary annual bonus of up to 65% of the Base Salary.

On February 2025, the Company entered into a Securities Purchase agreement (“Purchase Agreement”). The Purchase Agreement calls for the Company to authorize a new series of convertible preferred stock of the Company designated as the Series A Convertible Preferred Stock, which shall be convertible into shares of the Company’s common stock, and sell to each Buyer an aggregate number of shares of Series A Preferred Stock and 20 warrants, to each buyer, that are convertible to common stock.

Total expected proceeds amount to $8,000 which the Company will use for working capital, general corporate purposes and mandatory payments on the Term Loan if more than $8,000 is raised. In addition, investors received warrants to purchase up to 4,000 shares of Series A preferred stock at $10,000 per share, potentially providing up to $40 million in future capital. We received $3,500 less $300 in costs on February 27, 2025 and expect to receive the remaining $4,500, minus costs, in early May 2025.

In addition to the Purchase Agreement, the Term Loan was amended to (i) extend the maturity date by one (1) year to October 2027, (ii) defer all principal and interest payments to April 2026 and (iii) remove any applicable financial covenants (except for a financial covenant requiring the Company to maintain cash and cash equivalents equal to or greater than $2,500) for the next one and a half years.

In March 2025, the Company entered into a settlement agreement with a third party regarding a patent licensing dispute. Under the terms of the settlement, the Company agreed to pay $2,500 to resolve the matter. As a result of the settlement, the Company has recorded a liability of $2,500 on the balance sheet as of December 31, 2024

In March 2025, the Company sold certain machinery and equipment assets to a third party at a price below their carrying value. As a result of the sale, the Company recognized an impairment loss of $873 on consolidated statement of operations and reclassified the remaining fair value of $644 as Assets Held for Sale on the balance sheet as of December 31, 2024.

F-47

36,901,132 Shares of Common Stock

PRELIMINARY PROSPECTUS

The date of this prospectus is                  , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement. All amounts are estimated except the SEC registration fee.

Amount to be
Paid
SEC Registration fee	$5,367
Printing expenses	5,000
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Miscellaneous fees and expenses	633
Total	$71,000

Item 14. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor our Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes, as amended (“NRS”). NRS Section 78.751 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute or agreement, no person other than a corporation is individually liable for a debt or liability of the corporation, unless the person acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether the person acts as the alter ego of a corporation.

II-1

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

See also the undertakings set out in response to Item 17 of this Registration Statement.

Item 15. Recent Sales of Unregistered Securities.

RSU Grants

On October 7, 2022, we granted each of our non-employee directors (i.e. Jonathan Bellows, Perry Boyle, Karina Edmonds, Luisa Ingargiola, Brian Nelson, and Rick Parod) an award of 3,333 restricted stock units (“RSUs”) under the Dragonfly Energy Holdings Corp. 2022 Equity Incentive Plan. The RSUs are eligible to vest on the first anniversary of the grant date, subject to each director’s continued service on our board through the vesting date.

The foregoing transactions did not involve any underwriters, underwriting discounts or commissions, or any public offering. We believe these transactions were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering.

All certificates or book entry statements representing the securities issued in the transactions described above included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities.

Original Private Placement

On October 7, 2022, we entered into a Term Loan Guarantee and Security Agreement, dated as of October 2022, as amended July 1, 2024 (the “Term Loan Agreement”) by and among us, the lenders signatory thereto (the “Term Loan Lenders”) and Alter Domus (US), LLC, setting forth the terms of our Term Loan. The Term Loan Agreement provided for a one-time issuance of penny warrants (the “Original Penny Warrants”) exercisable for 288,188 shares of common stock (the “Original Shares”), at an exercise price of $0.09 per share, in connection with the entry into the Term Loan Agreement. The Original Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

II-2

March 2023 Promissory Note

On March 5, 2023, we issued a note in the principal amount of $1.0 million (the “Principal Amount”) to Brian Nelson (the “Note”), one of our directors, in a private placement in exchange for cash in an equal amount. The Note became due and payable in full on April 1, 2023. We were also obligated to pay a loan fee in the amount of $100,000 to Mr. Nelson on April 4, 2023 (the “Loan Fee”). The Principal Amount of the Note was paid in full on April 1, 2023 and the Loan Fee was paid in full on April 4, 2023.

December 2023 Private Placement

On December 29, 2023, we received the December 2023 Waiver from the Term Loan Lenders in regards to our compliance with Tests under Term Loan Agreement, as of the last day of the quarter ended December 31, 2023. The December 2023 Waiver provided for a one-time issuance of the December 2023 Penny Warrants to purchase 142,964 December 2023 Waiver Shares, at an exercise price of $0.09 per share, in connection with the Term Loan Lenders’ agreement to waive the Tests under the Term Loan for the quarter ended December 31, 2023. The December 2023 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

February 2024 Promissory Note

On February 27, 2024, we issued a note in the principal amount of $1.7 million (the “February Principal Amount”) to Brian Nelson (the “February Note”) in a private placement in exchange for cash in an equal amount. The February Note became due and payable in full on March 1, 2024. We were also obligated to pay a loan fee in the amount of $85,000 to Mr. Nelson on March 1, 2024 (the “February Loan Fee”). The February Note and the February Loan Fee were paid in full on March 1, 2024.

May 2024 Private Placement

On May 13, 2024, we received the May 2024 Waiver from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended March 31, 2024. The May 2024 Waiver provided for a one-time issuance of the May 2024 Penny Warrants to purchase 283,334 May 2024 Penny Warrant Shares, at an exercise price of $0.09 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended March 31, 2024. The May 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

June 2024 Private Placement and First Amendment to Term Loan Agreement

On June 28, 2024, we received a limited waiver and First Amendment to the Term Loan Agreement from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended June 30, 2024. The First Amendment provided for a one-time issuance of the June 2024 Penny Warrants to purchase up to 233,334 June 2024 Penny Warrant Shares, at an exercise price of $0.09 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended June 30, 2024. The June 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

In addition, the First Amendment (i) reduced the liquidity requirement under the Term Loan to be $3.5 million as of the last day of the month ended June 30, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ended July 31, 2024 and (ii) provided for the interest to be paid on the Payment Date (as defined in the Term Loan Agreement) occurred on July 1, 2024 to be solely payable-in-kind.

September 2024 Private Placement and Third Amendment to the Term Loan Agreement

On September 30, 2024, we received a limited waiver and Third Amendment to the Term Loan Agreement from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended September 30, 2024. The Third Amendment provided for a one-time issuance of the September 2024 Penny Warrants to purchase up to 333,334 September 2024 Penny Warrant Shares, at an exercise price of $0.09 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended September 30, 2024. The September 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

II-3

In addition, the Third Amendment (i) reduced the liquidity requirement under the Term Loan to be $7.0 million as of the last day of the month ended September 30, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ended July 31, 2024 and (ii) on October 1, 2024, interest is payable (a) $1,500,000 in cash pro rata benefit of the Lenders and (b) the remaining interest in-kind, to be capitalized and added to the principal. For Payment Dates occurring on or after January 1, 2025 (including interest accruing from October 1, 2024, through December 31, 2024), all interest shall be paid in cash at a rate equal to Adjusted Term SOFR (as defined in the Term Loan Agreement) plus the Applicable Margin (as defined in the Term Loan Agreement).

December 2024 Private Placement and Fourth Amendment to the Term Loan Agreement

On December 31, 2024, we received a limited waiver and Fourth Amendment to the Term Loan Agreement from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended December 31, 2024. The Fourth Amendment provided for a one-time issuance of the December 2024 Penny Warrants to purchase up to 350,000 December 2024 Penny Warrant Shares, at an exercise price of $0.01 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended December 31, 2024. The December 2024 Penny Warrants will be exercisable at such time that we obtain the Warrant Issuance Shareholder Approval (as defined below) and will expire ten years from the date of issuance.

In addition, the Fourth Amendment (i) reduced the liquidity requirement under the Term Loan to be $3.5 million as of the last day of the month ended December 31, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ended January 31, 2025 and (ii) on January 1, 2025, interest is payable in-kind, to be capitalized and added to the principal. For Payment Dates occurring on or after April 1, 2025 (including interest accruing from January 1, 2025, through March 31, 2025), all interest shall be paid in cash at a rate equal to Adjusted Term SOFR plus the Applicable Margin.

Pursuant to the Fourth Amendment, we agreed to use commercially reasonable efforts to obtain shareholder approval for the issuance of up to 1,400,000 shares of common stock underlying penny warrants issued to the Term Loan Lenders on and after the date of the Fourth Amendment, including the December 2024 Penny Warrant Shares and the Accrued Warrant Shares, in accordance with the Warrant Issuance Shareholder Approval. Further, we agreed to issue the Term Loan Lenders the Accrued Penny Warrants exercisable for the number of Accrued Warrant Shares upon the earlier to occur of (i) five business days after the end of the Waiver Period or (ii) five business days prior to the effectiveness of a Change of Control (as defined in the Term Loan Agreement), in which such Accrued Penny Warrants would not be exercisable prior to receipt of the Warrant Issuance Shareholder Approval.

Under the Fourth Amendment, the Term Loan Lenders agreed to temporarily suspend the Term Loan Lenders’ rights under Section 4(b) of the Penny Warrants to receive additional warrant shares in connection with the issuances by us of shares of common stock pursuant to the ChEF Equity Facility during the Waiver Period. In addition, the Fourth Amendment: (i) provided for the interest to be paid on the Payment Date (as defined in the Term Loan Agreement) occurring on January 1, 2025 to be payable partly in cash and the remainder payable-in-kind as set forth in the Amendment; and (ii) reduced the liquidity requirement under the Term Loan Agreement to be $3.5 million as of the last day of the fiscal month ended December 31, 2024.

February 2025 Registered Direct Offering and Concurrent Private Placement and Fifth Amendment to Term Loan Agreement

On February 26, 2025, we entered into the Purchase Agreement with a single institutional investor, pursuant to which we sold in the Registered Direct Offering 180 shares of Series A Preferred Stock, at a price of $10,000 per share, initially convertible into shares of our common stock, at a conversion price of $2.332 per share of common stock. The Series A Preferred Stock is also convertible by the investor at an adjusted conversion price, subject to the applicable floor price, which is based on a discount to the market price of our common stock as set forth in the Certificate of Designation. The floor price for the Series A Preferred Stock sold in the Registered Direct Offering is $1.00.

Concurrently with the sale of the Series A Preferred Stock in the Registered Direct Offering, in the Private Placement, we sold, at the Initial Closing, (i) an additional 170 shares of Series A Preferred Stock at the same offering price as the Series A Preferred Stock offered in the Registered Direct Offering, initially convertible into shares of common stock at a conversion price of $2.332 per share, and (ii) the Private Placement Warrants to purchase up to an aggregate of 4,000 Private Placement Warrant Shares, with an exercise price of $10,000 per share of Series A Preferred Stock, and a term as described below. The floor price for the Series A Preferred Stock sold in the Private Placement is $0.424.

II-4

The exercise price under each Private Placement Warrant will be $10,000 per share of Series A Preferred Stock. Each Private Placement Warrant will be exercisable for 200 shares of Series A Preferred Stock in minimum increments of $500,000. The Private Placement Warrants will have a term beginning on the issuance date and ending on or prior to the earlier of (i) the Registration Effectiveness Date and (ii) (A) the consummation of a Change of Control and (B) the consummation of a redemption of the then outstanding Series A Preferred Stock in full. The exercise price and number of shares of Series A Preferred Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting shares of our common stock.

Pursuant to the Private Placement Warrants, we have a call right upon the occurrence of certain events. No earlier than two (2) months following the Registration Effectiveness Date and (2) the most recent conversion or exercise in full of a Private Placement Warrant, (i) the VWAP for the Measurement Period exceeds $3.00, (ii) the average daily volume for such Measurement Period exceeds $300,000 per trading day, (iii) the aggregate stated value of the then outstanding Series A Preferred Stock is less than or equal to $1,500,000, (iv) the Private Placement Warrant Shares are registered for resale pursuant to an effective registration statement and (v) there has not been an Equity Conditions Failure (as defined in the Certificate of Designation), then we may, within one (1) trading day of the end of such Measurement Period, call for cancellation of all or any portion of the Private Placement Warrant for which a notice to exercise has not yet been delivered and require the holder to exercise in part or in full the number of shares of Series A Preferred Stock set forth in a Call Notice for consideration equal to the applicable number of Series A Preferred Stock issuable upon exercise or cancellation of the Private Placement Warrants.

In addition, upon receipt of stockholder approval pursuant to the rules of Nasdaq for certain shares of common stock issuable upon conversion of the Series A Preferred Stock and the Registration Effectiveness, the investor will be automatically required to purchase for $4.5 million in the Second Closing the Second Closing Preferred Shares. The Second Closing Preferred Shares will be identical to the Series A Preferred Stock offered in the Registered Direct Offering and sold in the initial closing of the Private Placement, other than the conversion price and the floor price which will be determined at the time of the Second Closing based on the Nasdaq minimum price.

The net proceeds to us from the closing of the Registered Direct Offering and the Initial Closing, after deducting the placement agent’s fees and expenses and estimated offering expenses, were approximately $3.2 million, excluding the net proceeds, if any, from the exercise of the Private Placement Warrants.

As a condition precedent to the closing of the Offerings, on February 26, 2025, we entered into the Fifth Amendment to the Term Loan Agreement with the Term Loan Lenders. Under the Fifth Amendment, the Term Loan Lenders agreed to, among other matters (i) receive no principal or interest payments under the Term Loan Agreement through March 31, 2026, and (ii) remove certain financial covenant tests under the Term Loan, provided that we maintain cash and cash equivalents equal to at least $2.5 million through such date.

Pursuant to the Fifth Amendment, we agreed to make certain mandatory prepayments on the Term Loan upon the occurrence of certain events. We are obligated to make a mandatory prepayment of the term loan equal to (i) 100% of the net cash proceeds of certain equity issuances by us made on or after the announcement of a Change of Control (as defined in the Term Loan Agreement), and (ii) 20% of the net cash proceeds of certain equity issuances by us made prior to the announcement of a Change of Control.

In connection with the entry into the Fifth Amendment, we issued to the Term Loan Lenders 330,000 February 2025 Penny Warrants to purchase shares of our common stock at an exercise price of $0.01 per share on the date of the Initial Closing in connection with the waiver of the antidilution provisions in the existing penny warrants held by the Term Loan Lenders with respect to the shares of Series A Preferred Stock issued at the closing of the Registered Direct Offering and the initial closing of the Private Placement. We also agreed to increase the number of shares subject to the Warrant Issuance Shareholder Approval (as defined in the Term Loan Agreement) from 1,400,000 to 3,130,000. Further, we and the Term Loan Lenders agreed to waive the antidilution provisions in the existing penny warrants held by the Lenders with respect to the Private Placement Warrants issued at the initial closing of the Private Placement and the shares of Series A Preferred Stock issued at the Second Closing on the condition that we will issue to the Term Loan Lenders a number of penny warrants which will be determined by the parties within five (5) trading days after the end of each fiscal quarter after the Second Closing.

II-5

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

		Incorporated By Reference
Exhibit No .	Description	Form	Exhibit	Filing Date
2.1#	Agreement and Plan of Merger, dated as of May 15, 2022, by and among Dragonfly Energy Holdings Corp. (f/k/a Chardan NexTech Acquisition 2 Corp.), Bronco Merger Sub, Inc. and Dragonfly Energy Corp. (included as Annex A to the proxy statement/prospectus).	S-4	2.1	07/22/2022
2.2	Amendment to Agreement and Plan of Merger, dated as of July 12, 2022, by and among Dragonfly Energy Holdings Corp. (f/k/a Chardan NexTech Acquisition 2 Corp.), Bronco Merger Sub, Inc. and Dragonfly Energy Corp.	S-4	2.1(a)	07/22/2022
2.3	Plan of Conversion.	8-K	2.1	03/31/2023
3.1	Articles of Incorporation of Dragonfly Energy Holdings Corp.	8-K	3.1	03/31/2023
3.2	Certificate of Amendment to the Articles of Incorporation of Dragonfly Energy Holdings Corp., dated November 29, 2023.	8-K	3.1	11/29/2023
3.3	Certificate of Amendment to the Articles of Incorporation of Dragonfly Energy Holdings Corp., as filed with the Secretary of State of the State of Nevada, dated November 19, 2024.	8-K	3.1	11/22/2024
3.4	Bylaws of Dragonfly Energy Holdings Corp.	8-K	3.2	03/31/2023
3.5	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series A Convertible Preferred Stock of Dragonfly Energy Holdings Corp.	8-K	3.1	02/27/2025
4.1	Specimen Common Stock Certificate of Dragonfly Energy Holdings Corp.	8-K	4.1	10/11/2022
4.2	Form of $10 Warrant of Dragonfly Energy Holdings Corp.	8-K	4.2	10/11/2022
4.3	Form of Penny Warrant of Dragonfly Energy Holdings Corp.	8-K	4.3	10/11/2022
4.4	Warrant Agreement, dated as of October 19, 2022, between Dragonfly Energy Holdings Corp. and American Stock Transfer & Trust Company, LLC.	S-1	4.4	10/21/2022
4.5	Specimen Warrant Certificate of Dragonfly Energy Holdings Corp.	10-K	4.5	04/17/2023
4.6	Promissory Note of the Company, dated March 5, 2023.	8-K	4.1	03/09/2023
4.7	Form of June 2023 Warrant.	8-K	4.1	06/21/2023
4.8	Form of Underwriters’ Warrant.	S-1/A	4.8	06/14/2023
4.9	Form of December 2023 Lender Penny Warrant.	8-K	4.1	12/29/2023
4.10	Form of January Note.	8-K	4.1	03/04/2024
4.11	Form of February Note.	8-K	4.1	03/04/2024
4.12	Form of May 2024 Penny Warrant.	10-Q	4.3	05/14/2024
4.13	Form of June 2024 Penny Warrant.	8-K	4.1	06/28/2024
4.14	Form of September 2024 Penny Warrant.	8-K	4.1	10/07/2024
4.15	Form of December 2024 Penny Warrant.	8-K	4.1	01/03/2025
4.16	Form of Private Placement Warrant.	8-K	4.1	02/27/2025
4.17	Form of February 2025 Penny Warrant.	8-K	4.2	02/27/2025
5.1*	Opinion of Parsons Behle & Latimer
10.1	Sponsor Support Agreement, dated as of May 15, 2022, by and among Chardan NexTech Investments 2 LLC, Dragonfly Energy Corp. and Chardan NexTech Investments 2 LLC (included as Annex E to the proxy statement/prospectus).	S-4	10.4	07/22/2022
10.2	Commitment Letter, dated as of May 15, 2022, by and among Dragonfly Energy Holdings Corp. (f/k/a Chardan NexTech Acquisition 2 Corp.), Dragonfly Energy Corp., CCM Investments 5 LLC and EICF Agent LLC (included as Annex J to the proxy statement/prospectus).	S-4	10.5	07/22/2022

II-6

10.3	Equity Facility Letter Agreement, dated as of May 15, 2022, by and among Dragonfly Energy Corp., Dragonfly Energy Holdings Corp. (f/k/a Chardan NexTech Acquisition 2 Corp.) and CCM Investments 5 LLC (included as Annex K to the proxy statement/prospectus).	S-4	10.6	07/22/2022
10.4	Subscription Agreement, dated as of May 15, 2022, between Dragonfly Energy Holdings Corp. (f/k/a Chardan NexTech Acquisition 2 Corp.) and Chardan NexTech Investments 2 LLC (included as Annex F to the proxy statement/prospectus).	S-4	10.7	07/22/2022
10.5++	Dragonfly Energy Holdings Corp. 2022 Equity Incentive Plan.	8-K	10.5	10/11/2022
10.6++	Dragonfly Energy Holdings Corp. Employee Stock Purchase Plan.	8-K	10.6	10/11/2022
10.7	Multi-tenant Industrial Triple Net Lease, dated as of March 1, 2021, between Dragonfly Energy Corp. and Icon Reno Property Owner Pool 3 Nevada, LLC.	S-4	10.11	07/22/2022
10.8	Lease, dated as of February 8, 2022, between Dragonfly Energy Corp. and Prologis, L.P.	S-4	10.12	07/22/2022
10.9#	Purchase Agreement, dated as of October 7, 2022, between Dragonfly Energy Holdings Corp. and Chardan Capital Markets LLC.	8-K	10.10	10/11/2022
10.10	Registration Rights Agreement, dated as of October 7, 2022, between Dragonfly Energy Holdings Corp. and Chardan Capital Markets LLC.	8-K	10.11	10/11/2022
10.11	Term Loan Agreement, dated as of October 7, 2022, by and among the Dragonfly Energy Holdings Corp., Dragonfly Energy Corp., the lenders from time to time party thereto and Alter Domus (US) LLC.	8-K	10.12	10/11/2022
10.12	Pledge Agreement, dated as of October 7, 2022, by and among Dragonfly Energy Holdings Corp. and Alter Domus (US) LLC.	8-K	10.13	10/11/2022
10.13++	Employment Agreement, dated as of January 1, 2022, by and between Dragonfly Energy Corp. and Denis Phares.	8-K	10.14	10/11/2022
10.14++	Amendment to Employment Agreement, dated as of May 15, 2022, by and between Dragonfly Energy Corp. and Denis Phares.	8-K	10.15	10/11/2022
10.15++	Employment Agreement, dated as of August 17, 2021, by and between Dragonfly Energy Corp. and John Marchetti.	8-K	10.18	10/11/2022
10.16++	Dragonfly Energy Corp. 2019 Stock Incentive Plan.	8-K	10.19	10/11/2022
10.17++	Dragonfly Energy Corp. 2021 Stock Incentive Plan.	8-K	10.20	10/11/2022
10.18	Amended and Restated Registration Rights Agreement, dated as of October 7, 2022, by and among Dragonfly Energy Holdings Corp. and each of the stockholders thereto.	8-K	10.21	10/11/2022
10.19++	Revised Director Compensation Policy.	10-K	10.19	03/31/2025
10.20++	Employment Agreement, dated as of October 11, 2022, by and between Dragonfly Energy Holdings Corp. and Denis Phares.	S-1	10.23	11/4/2022
10.21++	Employment Agreement, dated as of October 11, 2022, by and between Dragonfly Energy Holdings Corp. and John Marchetti.	S-1	10.24	11/4/2022
10.22++	First Amended and Restated Employment Agreement, dated February 24, 2023, by and between Dragonfly Energy Holdings Corp. and John Marchetti.	8-K	10.1	03/02/2023

II-7

10.23	Asset Purchase Agreement, dated April 22, 2022, by and among Dragonfly Energy Corp., Thomason Jones Company, LLC, William Thomason and Richard Jones.	10-K	10.28	04/17/2023
10.24	Manufacturing Supply Agreement, dated November 19, 2021, by and between Dragonfly Energy Holdings Corp. and Keystone RV Company.	10-K	10.29	04/17/2023
10.25	Asset Purchase Agreement, dated January 1, 2022, by and between Dragonfly Energy Holdings Corp. and Bourns Productions, Inc.	10-K	10.30	04/17/2023
10.26	Assignment and Assumption Agreement, dated January 1, 2022, by and between Dragonfly Energy Corp. and Bourns Productions, Inc.	10-K	10.31	04/17/2023
10.27	Assignment and Assumption of Lease Agreement, dated January 1, 2022, by and among Dragonfly Energy Corp., Bourns Productions, Inc. and Los Angeles & Steel Co.	10-K	10.32	04/17/2023
10.28	Research and Development Lab Lease, dated April 25, 2019, by and between Dragonfly Energy Corp. and BRE RS Greg Park Owner LLC.	10-K	10.33	04/17/2023
10.29	Amendment No. 1 to Research and Lab Lease, dated March 12, 2020, by and between Dragonfly Energy Corp. and DRE RS Greg Park Owner LLC.	10-K	10.34	04/17/2023
10.30	Amendment No. 2 to Research and Lab Lease, dated July 27, 2020, by and between Dragonfly Energy Corp. and DRE RS Greg Park Owner LLC.	10-K	10.35	04/17/2023
10.31	Amendment No. 3 to Research and Lab Lease, dated August 26, 2020, by and between Dragonfly Energy Corp. and DRE RS Greg Park Owner LLC.	10-K	10.36	04/17/2023
10.32	Amendment No. 4 to Research and Lab Lease, dated December 16, 2020, by and between Dragonfly Energy Corp. and BRS RS Greg Park Owner LLC.	10-K	10.37	04/17/2023
10.33	Amendment No. 5 to Research and Lab Lease, dated January 28, 2022, by and between Dragonfly Energy Corp. and BRS RS Greg Park Owner LLC.	10-K	10.38	04/17/2023
10.34	Limited Waiver, dated as of March 29, 2023, to the Term Loan, Guarantee and Security Agreement, dated as of October 7, 2022, by and among Dragonfly Energy Holdings Corp., Dragonfly Energy Corp., the lenders from time to time party thereto and Alter Domus (US) LLC.	8-K	10.1	03/29/2023
10.35	Limited Waiver, dated as of December 29, 2023, to the Term Loan, Guarantee and Security Agreement, dated as of October 7, 2022, by and among Dragonfly Energy Holdings Corp., Dragonfly Energy Corp., the lenders from time to time party thereto and Alter Domus (US) LLC.	8-K	10.1	12/29/2023
10.36++	Employment Agreement, dated as of November 7, 2022, by and between Dragonfly Energy Holdings Corp. and Wade Seaburg.	10-K	10.42	04/16/2024
10.37++	Employment Agreement, dated as of November 7, 2022, by and between Dragonfly Energy Holdings Corp. and Tyler Bourns.	10-K	10.43	04/16/2024
10.38	Fernley Lease, dated April 12, 2024, by and between Dragonfly Energy Corp., Cottonmill Properties, LLC, and Marlene Thier.	10-K	10.44	04/16/2024
10.39++	Amendment No. 1 to Employment Agreement, effective as of April 12, 2024, by and between Dragonfly Energy Holdings Corp. and Denis Phares.	10-K	10.45	04/16/2024

II-8

10.40++	Amendment No. 1 to Employment Agreement, effective as of April 12, 2024, by and between Dragonfly Energy Holdings Corp. and Wade Seaburg.	10-K	10.46	04/16/2024
10.41++	Amendment No. 1 to Employment Agreement, effective as of April 12, 2024, by and between Dragonfly Energy Holdings Corp. and Tyler Bourns.	10-K	10.47	04/16/2024
10.42	Limited Waiver, dated as of May 13, 2024, to the Term Loan, Guarantee and Security Agreement, dated as of October 7, 2022, by and among Dragonfly Energy Holdings Corp., Dragonfly Energy Corp., the lenders from time to time party thereto and Alter Domus (US) LLC.	10-Q	10.1	05/14/2024
10.43	Amended and Restated ChEF Purchase Agreement, by and between Chardan Capital Markets LLC and Dragonfly Energy Holdings Corp., dated May 20, 2024.	8-K	10.1	05/20/2024
10.44	Limited Waiver and First Amendment to Term Loan, Guarantee and Security Agreement, dated as of June 28, 2024, by and among Dragonfly Energy Holdings Corp., Dragonfly Energy Corp., the lenders from time to time party thereto and Alter Domus (US) LLC.	8-K	10.1	07/01/2024
10.45#	Trademark License Agreement, by and among Dragonfly Energy Corp., Battle Born Battery Products, LLC, and Stryten Energy LLC, dated as of July 29, 2024.	8-K/A	10.1	08/01/2024
10.46#	Trademark Transfer and License-Back Agreement, by and between Dragonfly Energy Corp. and Battle Born Battery Products, LLC, dated as of July 29, 2024.	8-K/A	10.2	08/01/2024
10.47#	Limited Waiver, Consent and Second Amendment to Term Loan, Guarantee and Security Agreement, dated as of July 29, 2024, by and among Dragonfly Energy Corp., Dragonfly Energy Holdings Corp., Battle Born Battery Products, LLC, the lenders from time-to-time party thereto and Alter Domus (US) LLC.	8-K/A	10.3	08/01/2024
10.48	Joinder Agreement, by Battle Born Battery Products, LLC and acknowledged by Dragonfly Energy Corp., and Dragonfly Energy Holdings Corp., dated as of July 29, 2024.	8-K/A	10.4	08/01/2024
10.49	Limited Waiver and Third Amendment to Term Loan, Guarantee and Security Agreement, dated as of September 30, 2024, by and among Dragonfly Energy Holdings Corp., Dragonfly Energy Corp., the lenders from time to time party thereto and Alter Domus (US) LLC.	8-K	10.1	10/07/2024
10.50	Limited Waiver and Fourth Amendment to Term Loan, Guarantee and Security Agreement, dated as of December 31, 2024, by and among Dragonfly Energy Holdings Corp., Dragonfly Energy Corp., Battle Born Battery Products, LLC, the lenders from time to time party thereto and Alter Domus (US) LLC.	8-K	10.1	01/03/2025
10.51	Support Agreement, dated as of December 31, 2024, by and among Dragonfly Energy Holdings Corp. and the shareholder identified on the signature pages thereto.	8-K	10.2	01/03/2025
10.52++	Employment Agreement by and between Vickram Singh and Dragonfly Energy Holdings Corp, dated February 1, 2025.	8-K	10.1	02/05/2025

II-9

10.53#	Form of Securities Purchase Agreement, dated February 26, 2025, by and between Dragonfly Energy Holdings Corp. and the investor listed on the Schedule of Buyers thereto.	8-K	10.1	02/27/2025
10.54	Form of Registration Rights Agreement, dated February 26, 2025, by and between Dragonfly Energy Holdings Corp. and the investor listed on the Schedule of Buyers thereto.	8-K	10.2	02/27/2025
10.55	Support Agreement, dated February 26, 2025, by and between Dragonfly Energy Holdings Corp. and the stockholder signatory thereto.	8-K	10.3	02/27/2025
10.56#	Fifth Amendment to Term Loan, Guarantee and Security Agreement, dated as of February 26, 2025, by and among Dragonfly Energy Holdings Corp., Dragonfly Energy Corp., Battle Born Battery Products, LLC, the lenders from time to time party thereto and Alter Domus (US) LLC.	8-K	10.4	02/27/2025
16.1	Letter dated March 24, 2025 from Marcum LLP to the Securities and Exchange Commission.	8-K	16.1	03/24/2025
21.1	List of Subsidiaries.	10-K	21.1	03/31/2025
23.1*	Consent of Marcum LLP.
23.2*	Consent of Parsons Behle & Latimer (included in Exhibit 5.1 hereto)
24.1*	Power of Attorney (included on signature page)
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).
107*	Filing Fee Table

* Filed herewith.

# Portions of schedules and exhibits to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

++ Indicates a management contract or compensatory plan.

Item 17. Undertakings

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

II-10

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on April 4, 2025.

DRAGONFLY ENERGY HOLDINGS CORP.

By:	/s/ Denis Phares
Name:	Denis Phares
Title:	Chairman, President, Chief Executive Officer and Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Denis Phares, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Denis Phares	Chairman, President, Chief Executive Officer and Interim Chief Financial Officer	April 4, 2025
Denis Phares	(Principal Executive Officer) (Principal Financial and Accounting Officer)

/s/ Luisa Ingargiola	Director	April 4, 2025
Luisa Ingargiola

/s/ Brian Nelson	Director	April 4, 2025
Brian Nelson

/s/ Perry Boyle	Director	April 4, 2025
Perry Boyle

/s/ Jonathon Bellows	Director	April 4, 2025
Jonathan Bellows

/s/ Rick Parod	Director	April 4, 2025
Rick Parod
/s/ Karina Montilla Edmonds	Director	April 4, 2025
Karina Montilla Edmonds

II-12